Exhibit 99.6

Legal Opinion

from King & Wood Mallesons

on Initial Public Offering and Listing on the STAR Market of Beijing Tongmei Xtal Technology Co., Ltd.

To Beijing Tongmei Xtal Technology Co., Ltd.,

King & Wood Mallesons (hereinafter referred to as “KWM” or “we”) has been appointed by Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Issuer”) to act as the special legal counsel to the Issuer in connection with its Initial Public Offering and Listing on the STAR Market (hereinafter referred to as this “Offering”).

This Legal Opinion was issued in respect of this Offering based on the generally accepted business standards, code of ethics and the care and diligence principle in accordance with the prevailing laws, administrative regulations, rules and normative documents of the People’s Republic of China (hereinafter referred to as “China”, for the purpose of this Legal Opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan), including the Securities Law of the People’s Republic of China (hereinafter referred to as the “Securities Law”), the Company Law of the People’s Republic of China (hereinafter referred to as the “Company Law”), the Measures for the Administration of the Registration of Initial Public Offering of Shares on the STAR Market (for Trial Implementation) (hereinafter referred to as the “IPO Registration Measures”), the Measures for the Administration of the Provision of Securities Legal Services by Law Firms (hereinafter referred to as the “Measures for the Administration of the Provision of Securities Legal Services”), the Rules for the Securities Legal Practices of Law Firms (for Trial Implementation) (hereinafter referred to as the “Rules for the Securities Legal Practices”) and the Compilation

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Rules No. 12 for Information Disclosure by Companies Offering Securities to the Public - Legal Opinion and Lawyer’s Report on Public Offering of Securities (hereinafter referred to as “Compilation Rules No. 12”), and the relevant provisions of the China Securities Regulatory Commission (hereinafter referred to as “CSRC”).

Based on the above-mentioned laws, administrative regulations, rules and normative documents and relevant provisions of CSRC and the facts that have occurred or existed before the date of this Legal Opinion, having strictly performed their statutory duties, followed the principles of diligence and good faith and fully investigated and verified the matters related to this Offering of the Issuer, we and the responsible lawyers guarantee that the facts identified in this Legal Opinion are true, accurate and complete, and the concluding opinions on this Offering are legal and accurate and do not contain false records, misleading statements or material omissions, and assume relevant legal liabilities.

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Introduction

In order to issue this Legal Opinion, we have prepared and implemented an audit plan in accordance with the relevant provisions of the Measures for the Administration of the Provision of Securities Legal Services and the Rules for the Securities Legal Practices, collected evidential materials in person, and reviewed the documents required to be reviewed in accordance with the regulations and other documents that we consider necessary to be reviewed. On the basis of the Issuer’s assurance that it has provided the original written materials, copies, photocopies, confirmation letters or certificates required by us for the issuance of this Legal Opinion, that the documents and materials provided to us are true, accurate, complete and valid, and there are no concealed records, misrepresentations or material omissions, and that where the documents and materials are copies or photocopies, they are consistent and in conformity with the originals, we have independently, objectively and impartially followed the principles of prudence and materiality, and reasonably and adequately checked and confirmed the relevant facts through various methods such as interviews, written examinations, field investigations, inquiries, external confirmations or reviews.

In this Legal Opinion and the Lawyer's Report on Initial Public Offering and Listing on the STAR Market of Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Lawyer's Report”), we only express the opinion on the legal issues related to this Offering of the Issuer, and do not express any opinion on non-legal issues such as those related to accounting, auditing and asset valuation. We express our opinion only in accordance with the prevailing laws and regulations in China and do not express any opinion in accordance with any laws outside China. We do not express any opinion on non-legal issues such as accounting, auditing and asset valuation and on legal issues outside China, and has fulfilled the necessary duty of care when quoting certain data and conclusions from relevant accounting reports, audit reports, asset valuation reports and legal opinions outside China in this Legal Opinion and the Lawyer's Report. However, such quotations are not deemed to be any express or implied guarantee of the truth and accuracy of such data and conclusions. We are not appropriately qualified to verify and evaluate such data.

This Legal Opinion and the Lawyer's Report are only for the purpose of this Offering of the Issuer and shall not be used for any other purposes. We agree to submit this Legal Opinion and the Lawyer's Report with other materials as legal documents necessary for the Issuer to

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apply for this Offering and to assume relevant legal liabilities. We agree that the Issuer may quote the relevant contents of this Legal Opinion or the Lawyer's Report at its own discretion or in accordance with the review requirements of the CSRC in the Prospectus (for filing purpose) prepared by the Issuer for this Offering, provided that the Issuer shall not cause any legal ambiguity or misinterpretation as a result of such quotation. We have the right to re-examine and confirm the contents of the above-mentioned relevant documents.

For the purpose of this Legal Opinion, unless the context otherwise indicates, the following terms or abbreviations in the left column shall correspond to the meanings or full names in the right column:

Beijing Tongmei/ the Company/Issuer	means	Beijing Tongmei Xtal Technology Co., Ltd.
Tongmei Limited	means	Beijing Tongmei Xtal Technology Limited, the predecessor of the Issuer
Beijing Tongmei Technology R&D Center	means	Technology R&D Center of Beijing Tongmei Xtal Technology Co., Ltd., a branch of Beijing Tongmei
Baoding Tongmei	means	Baoding Tongmei Xtal Manufacture Co., Ltd., a wholly owned subsidiary of the Issuer
Chaoyang Tongmei	means	Chaoyang Tongmei Xtal Technology Co., Ltd., a wholly owned subsidiary of the Issuer
Nanjing Jinmei	means	Nanjing Jinmei Gallium Co., Ltd., a wholly owned subsidiary of the Issuer
Chaoyang Jinmei	means	Chaoyang Jinmei Gallium Co., Ltd., a wholly owned subsidiary of the Issuer
Beijing Boyu	means	Beijing Boyu Semiconductor Vessel Technology Co., Ltd., a wholly owned subsidiary of the Issuer

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Beijing Boyu Tongzhou Branch	means	Beijing Boyu Semiconductor Vessel Technology Co., Ltd. Tongzhou Branch, a branch of Beijing Boyu
Tianjin Boyu	means	Boyu (Tianjin) Semiconductor Materials Co., Ltd., a wholly owned subsidiary of Beijing Boyu
Chaoyang Boyu	means	Boyu (Chaoyang) Semiconductor Materials Co., Ltd., a wholly owned subsidiary of Beijing Boyu
Chaoyang Xinmei	means	Chaoyang Xinmei High-purity Semiconductor Materials Co., Ltd., a subsidiary controlled by the Issuer
Chaoyang Limei	means	Chaoyang Limei Semiconductor Technology Co., Ltd., in which AXT holds 100% equity interests
Maanshan Gallium	means	Jinmei Gallium (Maanshan) Co., Ltd., in which AXT holds 90% equity interests and Beijing Boyu holds 10% equity interests
Dongfang Hi-purity	means	Donghai Dongfang Hi-purity Electronic Materials Co., Ltd.
AXT-Tongmei	means	AXT-Tongmei Inc., a wholly owned subsidiary of the Issuer, a company incorporated in the U.S.A.
AXT	means	AXT, Inc., the controlling shareholder of the Issuer, a company listed on the NASDAQ under the symbol “AXTI”
Jinchao Business Management	means	Nanjing Jinchao Business Management Partnership (LP)
Beijing Bomeilian	means	Beijing Bomeilian Special Ceramics Co., Ltd.
Zhongke Hengye	means	Zhongke Hengye (Tianjin) Technology Development Partnership (LP)

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Beijing Dingmei	means	Beijing Dingmei Technology Development Center (LP)
Beijing Liaoyan	means	Beijing Liaoyan Technology Development Center (LP)
Boyu Yingchuang	means	Boyu Yingchuang (Tianjing) Technology Development Partnership (LP)
Boyu Hengye	means	Boyu Hengye (Tianjing) Technology Development Partnership (LP)
Haitong New Driving Force	means	Liaoning Haitong New Driving Force Equity Investment Fund Partnership (LP)
Haitong New Energy	means	Liaoning Haitong New Energy Low-carbon Industry Equity Investment Fund Co., Ltd.
Haitong Innovation	means	Haitong Innovation Securities Investment Co., Ltd.
Anxin Industrial Investment	means	Fujian Anxin Industrial Investment Fund Partnership (LP)
Jinggangshan Meicheng	means	Jinggangshan Meicheng Equity Investment Partnership (LP)
Huadeng II	means	Hefei Huadeng II Integrated Circuit Industrial Investment Fund Partnership (LP)
Qingdao Xinxing	means	Qingdao Xinxing I Equity Investment Fund Partnership (LP)
Qiji Hangzhou	means	Qiji (Hangzhou) Investment Counseling Co., Ltd.
Gongqingcheng Yihua	means	Gongqingcheng Yihua Tongze Investment Partnership (LP)
Shangrong Baoying	means	Shangrong Baoying (Ningbo) Investment Center (LP)

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Xiamen Heyong	means	Xiamen Heyong Zhicheng Equity Investment Partnership (LP)
Hangzhou Jingyue	means	Hangzhou Jingyue Technology Development Partnership (LP)
Lumentime Semiconductor	means	Lumentime Semiconductor Equipment (Shanghai) Co., Ltd.
Liaoning Zhuomei	means	Liaoning Zhuomei Hi-tech Equity Investment Fund Partnership (LP)
Sponsor/Lead Underwriter/Haitong Securities	means	Haitong Securities Co., Ltd.
Ernst & Young	means	Ernst & Young Huaming Certified Public Accountants (Special General Partnership)
KWM/We	means	King & Wood Mallesons
American Legal Opinion on AXT	means	Legal opinion on AXT issued by Burks Johansson LLP, an American law firm
Legal Opinion on AXT-Tongmei	means	Legal opinion on AXT-Tongmei issued by Burks Johansson LLP, an American law firm
A-shares	means	Domestically listed RMB-denominated ordinary shares
CSRC	means	China Securities Regulatory Commission
SSE	means	Shanghai Stock Exchange
SEC	means	United States Securities and Exchange Commission
NASDAQ	means	The NASDAQ Stock Market

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This Offering	means	Initial public offering and STAR market listing of RMB-denominated ordinary shares of the Issuer
This Legal Opinion	means	Legal Opinion from King & Wood Mallesons on Initial Public Offering and Listing on the STAR Market of Beijing Tongmei Xtal Technology Co., Ltd.
Lawyer's Report	means	Lawyer's Report of King & Wood Mallesons on Initial Public Offering and Listing on the STAR Market of Beijing Tongmei Xtal Technology Co., Ltd.
Prospectus (for filing purpose)	means	Prospectus of Beijing Tongmei Xtal Technology Co., Ltd. in respect of Initial Public Offering and Listing on the STAR Market (for filing purpose)
Audit Report	means	the Audit Report (report No.: Ernst & Young Hua Ming (2021) Shen No. 61641535_B02) issued by Ernst & Young on December 9, 2021
Internal Control Report	means	the Internal Control Audit Report (report No.: Ernst & Young Hua Ming (2021) Zhuan No. 61641535_B04) issued by Ernst & Young on December 9, 2021
Company Law	means

the Company Law of the People’s Republic of China (as amended for the 4th time according to the Decision on Revising the Company Law of the People’s Republic of China at the 6th session of the Standing Committee of the 13th National People’s Congress on October 26, 2018)

Securities Law	means	the Securities Law of the People’s Republic of China (as amended for the 2nd time at the 15th session of the Standing Committee of the 13th National People’s Congress on December 28, 2019)

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IPO Registration Measures	means	the Measures for the Administration of the Registration of Initial Public Offering of Shares on the STAR Market (for Trial Implementation) (CSRC Order No. 174)
STAR Market Listing Rules	means	Rules Governing the Listing of Stocks on the Science and Technology Innovation Board of Shanghai Stock Exchange (SSE [2020] No. 101)
Compilation Rules No. 12	means	the Compilation Rules No. 12 for Information Disclosure by Companies Offering Securities to the Public - Legal Opinion and Lawyer’s Report on Public Offering of Securities (CSRC [2001] No. 37)
Measures for the Administration of the Provision of Securities Legal Services	means	the Measures for the Administration of the Provision of Securities Legal Services by Law Firms (CSRC Order No. 41)
Rules for the Securities Legal Practices	means	the Rules for the Securities Legal Practices of Law Firms (for Trial Implementation) (CSRC and Ministry of Justice Announcement [2010] No. 33)
Measures for Private Funds	means	Interim Measures for the Supervision and Administration of Private Investment Funds (CSRC Order No. 105)
Measures for the Registration and Recordation of Private Funds (for Trial Implementation)	means	the Measures for the Registration of Private Investment Fund Managers and the Recordation of Funds (for Trial Implementation) (Asset Management Association of China [2014] No. 1)
AOA	means	the Articles of Association of the Issuer then in force, as required by the context
Draft AOA	means	the Articles of Association of Beijing Tongmei Xtal Technology Co., Ltd. (draft) prepared by the Issuer for the

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purpose of this Offering (as approved by the Issuer at the 2nd Extraordinary General Meeting of 2021 held on December 15, 2021 and will take effect from the date of completion of Initial Public Offering and Listing on the STAR Market of the Issuer)

Reporting period	means	the years ended December 31, 2018, December 31, 2019, December 31, 2020 and the six months ended June 30, 2021
China	means	The People’s Republic of China (for the purpose of this Legal Opinion, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan)
RMB	means	RMB Yuan, unless otherwise stated

Note: In case of any difference between the total and the sum of each subdivision or between the number of decimal places and the original data for the data quoted in this Legal Opinion, it may be due to different exact digits or rounding.

The following Legal Opinion was issued based on the generally accepted business standards, code of ethics and the care and diligence principle:

I.	Approval and authorization of this Offering

(I) Approval of this Offering

According to the notice, proposal and resolution of the board of directors and the general meeting of shareholders provided by the Issuer and verified by our lawyers, the Issuer convened the 7th session of the first board of directors on November 29, 2021, and deliberated and approved the Proposal on Initial Public Offering and Listing on the STAR Market of the Company, the Proposal on Use of Proceeds from the Initial Public Offering of Shares of the Company, the Proposal on Distribution Policy for Rolled-over Profits Before the Initial Public Offering of Shares of the Company, the Proposal on Requesting the General Meeting of Shareholders to Authorize the Board of Directors to Deal with Matters in Relation to Initial Public Offering and Listing on the STAR Market of the Company and other proposals related

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to this Offering of the Issuer, and proposed to convene the 2nd extraordinary general meeting of shareholders in 2021 to request the general meeting of shareholders to deliberate such proposals.

On December 15, 2021, the Issuer convened the 2nd extraordinary general meeting of shareholders in 2021, and deliberated and approved the Proposal on the Company’s Application for Initial Public Offering and Listing on the STAR Market, the Proposal on Use of Proceeds from the Initial Public Offering of Shares of the Company, the Proposal on Distribution Policy for Rolled-over Profits Before the Initial Public Offering of Shares of the Company, the Proposal on Requesting the General Meeting of Shareholders to Authorize the Board of Directors to Deal with Matters in Relation to Initial Public Offering and Listing on the STAR Market of the Company and other proposals related to this Offering of the Issuer.

After verification, we are of the opinion that the above-mentioned board of directors and general meeting of shareholders of the Issuer have made resolutions to approve this Offering in accordance with the relevant laws and regulations including the Company Law and the procedures as stipulated in the AOA; the resolutions made by the above-mentioned board of directors and general meeting of shareholders of the Issuer to approve this Offering are legal and valid.

(II) Authorization of this Offering

Pursuant to the Proposal on Requesting the General Meeting of Shareholders to Authorize the Board of Directors to Deal with Matters in Relation to Initial Public Offering and Listing on the STAR Market of the Company, which was deliberated and approved at the 2nd extraordinary general meeting of shareholders of the Issuer in 2021, the general meeting of shareholders agreed to authorize the board of directors to deal with matters in relation to this Offering.

After verification by our lawyers, in accordance with the Company Law and other laws and regulations and the relevant provisions of the AOA, we are of the opinion that the board of directors has been authorized by the 2nd extraordinary general meeting of shareholders of the Issuer in 2021 to deal with matters in relation to this Offering, and the scope and procedures of such authorization are legal and valid.

(III) Overseas regulatory requirements involved in this Offering

AXT, the controlling shareholder of the Issuer, is a company incorporated in the State of California, United States in December 1986 and listed on NASDAQ in the United States in May 1998. The listing of the Issuer, a spin-off from AXT, on the STAR Market is in compliance with the relevant overseas regulatory requirements, details of which are as follows:

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The board of directors of AXT made a resolution on December 1, 2021 (US Local Time), agreeing to the Issuer’s submission of the application to the SSE for this Offering and authorizing MORRIS SHEN-SHIH YOUNG1, the Chief Executive Officer, among others, to act on behalf of AXT in connection with this Offering.

According to the Legal Opinion issued by Burks Johansson LLP, an American law firm, “The shareholders of AXT have no right to vote on or consent to the approval and authorization of this Offering”; “this Offering is not subject to any applicable authorization, consent, approval or any other action by any government authority or regulatory agency in the State of Delaware, NASDAQ or SEC that has jurisdiction over AXT, nor is it subject to the notification, filing or any other procedures”; the information disclosure made by AXT concerning this Offering is “in compliance with the information disclosure requirements of Delaware General Corporation Law, NASDAQ, and SEC concerning the application of listing submitted by Beijing Tongmei and the listing on the STAR Market”.

In summary, we are of the view that the Issuer has obtained internal approval and authorization for this Offering and is subject to the listing review by the SSE and the registration procedures by the CSRC in accordance with the law; upon completion of this Offering, the Issuer’s shares will be listed and traded on the SSE subject to the review and approval of the SSE.

II.	Qualifications of the entity in this Offering

(I) The Issuer is a joint stock limited company established in accordance with the Company Law and other laws and regulations as well as departmental rules. It now holds the Business License (unified social credit code: 91110000700004889C) issued by Beijing Tongzhou District Administration for Market Regulation. The registered capital is RMB 885,426,756; the domicile is located at 4 East 2nd Street, Industrial Development Zone, Tongzhou District, Beijing; the legal representative is MORRIS SHEN-SHIH YOUNG; the type is joint stock limited company (foreign-invested, unlisted); the date of establishment is September 25, 1998; the business term is from September 25, 1998 to permanent; the business scope includes production of single crystal polished wafers and related semiconductor materials and ultra-pure elements; R&D of single crystal polished wafers and related semiconductor materials and ultra-pure elements; sales of self-produced products; engaging in

1 He is the Chairman of the Issuer and a U.S. citizen with passport number of 54616 ****, and his Chinese and English names (莫里斯·杨 and杨盛世 in Chinese and MORRIS SHEN-SHIH YOUNG, MORRIS YOUNG, MORRIS S. YOUNG in English) are collectively referred to in this Legal Opinion as MORRIS SHEN-SHIH YOUNG.

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wholesale of semiconductor materials and products, commission agency (except auction), import and export (commodities that are not subject to state trade management; for commodities that are subject to quota and license management, an application shall be made in accordance with relevant regulations of the State), and providing consulting, technology and after-sales service. (The market entity independently chooses its businesses and carries out business activities in accordance with the law; for businesses that are subject to approval in accordance with the law, it will carry out business activities in accordance with the approved content after being approved by relevant authorities; it is not allowed to engage in business activities that are prohibited and restricted by the State and industrial policies of this city.)

(II) The Issuer is a joint stock limited company based on the overall change of book net asset value of Tongmei Limited which was incorporated on September 25, 1998. As of the date hereof, it has been operating as a going concern for more than three years.

(III) The Issuer has established the general meeting of shareholders, the board of directors and the board of supervisors in accordance with the Company Law and other laws and regulations. The board of directors has Strategy Committee, Audit Committee, Nomination Committee, and Remuneration and Appraisal Committee. The Issuer has also established the working regulations for independent directors, board secretary and special committees under the board of directors, engaged executives such as general manager, deputy general manager, financial director and board secretary, and set up several functional departments. The Issuer has a sound and well-functioning organizational structure, with relevant bodies and personnel performing their duties in accordance with the law.

(IV) According to the Issuer's statements and our lawyers’ searches in the National Enterprise Credit Information Publicity System (website: http://www.gsxt.gov.cn/index.html, the same below) and reference of the Issuer's industrial and commercial registration data, as of the date hereof, the Issuer's business activities are validly existing, and there are no circumstances where the Issuer shall be terminated as stipulated under the Company Law and other laws, regulations, normative documents and the AOA. As stated in "VIII. Business of the Issuer" herein, the business scope and mode of operation of the Issuer comply with the provisions of relevant laws, regulations and normative documents, and the Issuer exists in accordance with the law, and there are no legal obstacles affecting its ability to continue as a going concern.

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To sum up, we believe that, the Issuer is a joint-stock company that is duly established and has been operating as a going concern for more than three years. It has a sound and good organizational structure with relevant bodies and personnel performing their duties in accordance with the law. It is duly and validly existing and there are no circumstances where the Issuer shall be terminated as stipulated under laws, regulations, normative documents and the AOA. The Issuer has the qualifications of the entity in this Offering.

III.	Substantive conditions for this Offering
(I)This Offering meets the relevant conditions stipulated in the Securities Law
1.According to the organization chart, corporate governance regulations and meeting documents provided by the Issuer, the statements and undertakings of the Issuer, and through the interviews with the relevant responsible persons of the Company by our lawyers, the Issuer has, in accordance with the Company Law and other relevant laws, regulations, normative documents and the AOA of the Company, established the general meeting of shareholders, the board of directors and the board of supervisors, and set up special committees such as Strategy Committee, Audit Committee, Nomination Committee, and Remuneration and Appraisal Committee under the board of directors; elected directors (including independent directors) and supervisors (including employee supervisors); engaged the general manager, deputy general manager, financial director, board secretary and other executives, and set up relevant functional departments; formulated corporate governance regulations such as Rules of Procedure for General Meeting of Shareholders, Rules of Procedure for the Board of Directors, Rules of Procedure for the Board of Supervisors, Working Rules for General Manager, Working Regulations for Independent Directors, Working Regulations for Board Secretary, Measures for the Administration of Related Party Transactions, Management Regulations on External Guarantees, Management Regulations on External Investment and Internal Audit Regulations. The Issuer has standardized corporate governance structure, perfect internal management regulations, and sound and well-functioning organizational structure, with relevant bodies and personnel performing their duties in accordance with the law, which is in line with the provisions of Item (1) of Paragraph 1 of Article 12 of the Securities Law.
2.According to the Audit Report, the Issuer's statements and undertakings, and through the interviews with the Issuer’s financial director by our lawyers, the Issuer's net profits attributable to shareholders of the parent company for the years ended December 31, 2018, December 31, 2019, December 31, 2020 and for the six months ended June 30, 2021 (based on the lower before and after deducting non-recurring gains and losses) are RMB24.7575 million, RMB-33.389 million, RMB8.9818 million and RMB38.984 million respectively. The Issuer

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has the ability to continue as a going concern, which is in line with the provisions of Item (2) of Paragraph 1 of Article 12 of the Securities Law.

3.Ernst & Young has issued a standard unqualified Audit Report for this Offering, which is in line with the provisions of Item (3) of Paragraph 1 of Article 12 of the Securities Law.
4.According to the Issuer's Enterprise Credit Information Publicity Report and American Legal Opinion on AXT, the statements and undertakings of the Issuer and its controlling shareholder, and through our lawyers’ searches in the National Enterprise Credit Information Publicity System, China Judgments Online (website: http://wenshu.court.gov.cn/, the same below), China Enforcement Information Disclosure (website: http://zxgk.court.gov.cn/, the same below), People's Court Announcement (website: http://rmfygg.court.gov.cn/, the same below) and 12309 (website: https://www.12309.gov.cn/, the same below), as well as our questionnaire survey and interview with the general manager of the Issuer, the Issuer and its controlling shareholder committed no criminal offences including corruption, bribery, embezzlement of property, misappropriation of property or destruction of the order of the socialist market economy in the last three years, which is in line with the provisions of Item (4) of Paragraph 1 of Article 12 of the Securities Law.
(II)This Offering meets the relevant conditions stipulated in the Company Law
1.According to the Prospectus (for filing purpose) and the resolution of the second extraordinary general meeting of shareholders of the Issuer in 2021, the shares issued by the Issuer this time are RMB-denominated ordinary shares (A shares) listed in China with the par value of RMB 1.00 per share. The offering conditions and prices of each share are the same, and each share has the same rights, which is in line with the provisions of Article 126 of the Company Law.
2.According to the Proposal on Requesting the General Meeting of Shareholders to Authorize the Board of Directors to Deal with Matters in Relation to Initial Public Offering and Listing on the STAR Market of the Company, which was reviewed and approved by the Issuer at the second extraordinary general meeting of shareholders in 2021, the general meeting of shareholders of the Issuer has made resolutions on the type, quantity, pricing, date, object and other matters of this Offering, which is in line with the provisions of Article 133 of the Company Law.
(III)This Offering meets the relevant conditions stipulated in the IPO Registration Measures

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1.	The Issuer is a joint stock limited company that is duly established and has been operating as a going concern for more than three years

As stated in "II. Qualifications of the entity in this Offering” herein, the Issuer is a joint stock limited company that is duly established and has been operating as a going concern for more than three years; The Issuer has a sound and well-functioning organizational structure, with relevant bodies and personnel performing their duties in accordance with the law, which is in line with the provisions of Article 10 of the IPO Registration Measures.

2.According to the Audit Report and the Issuer's statements, the Issuer's basic accounting work standards, the preparation and disclosure of financial statements comply with the provisions of the Accounting Standards for Business Enterprises and relevant information disclosure rules, and fairly reflect the Issuer's financial condition, operating results and cash flow in all material respects. Ernst & Young has issued a standard unqualified Audit Report. According to the Internal Control Report and the Issuer's statements, the Issuer's internal control system is sound and has been effectively implemented, which can reasonably guarantee the Company's operational efficiency, legal compliance and reliability of financial reports. Ernst & Young has issued the Internal Control Report with unqualified conclusions, which is in line with the provisions of Article 11 of the IPO Registration Measures.
3.	The Issuer has complete business and has the ability to continue as a going concern independently and directly face the market
(1)As stated in "V. Independence of the Issuer" herein, the Issuer's assets are complete and its business, personnel, finance and bodies are independent; as stated in "IX. Related Party Transactions and Horizontal Competition" herein, there is no horizontal competition that has a material adverse impact on the Issuer or related party transaction that seriously affects independence or is obviously unfair between the Issuer and the controlling shareholder and other enterprises controlled by the Issuer, which is in line with the provisions of Item (1) of Article 12 of the IPO Registration Measures.
(2)As stated in "VI. Promoters and shareholders", "VIII. Business of the Issuer" and "XV. Directors, supervisors and senior executives of the Issuer and changes thereof” herein, the Issuer's main business, control, management team and core technicians are stable, and there have been no material adverse changes in the main business, directors, executives and core technicians in the last two years; as of the date hereof, the ownership of the Issuer's shares held by the controlling shareholder and the shareholders controlled by the controlling shareholder is clear, and there is no material ownership dispute that may lead to the possible change of control, which is in line with the provisions of Item (2) of Article 12 of the IPO Registration Measures.

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(3)As stated in "X. Main Property of the Issuer", "XI. Material creditor's rights and debts of the Issuer" and "XXI. Litigation, arbitration or administrative punishment" herein, the Issuer has no material ownership dispute over main assets, core technologies, trademarks, etc., material risk of debt, material guarantee, litigation, arbitration and other contingencies, or material change in the business environment that has or will occur and has a material adverse impact on its ability to continue as a going concern, which is in line with the provisions of Item (3) of Article 12 of the IPO Registration Measures.
4.	The Issuer's production and operation comply with the provisions of laws and administrative regulations and the national industrial policies
(1)As stated in "VIII. Business of the Issuer" herein, the business scope of the Issuer is "Production of single crystal polished wafers and related semiconductor materials and ultra-pure elements; R&D of single crystal polished wafers and related semiconductor materials and ultra-pure elements; sales of self-produced products; engaging in wholesale of semiconductor materials and products, commission agency (except auction), import and export (commodities that are not subject to state trade management; for commodities that are subject to quota and license management, an application shall be made in accordance with relevant regulations of the State), and providing consulting, technology and after-sales service. (The market entity independently chooses its businesses and carries out business activities in accordance with the law; for businesses that are subject to approval in accordance with the law, it will carry out business activities in accordance with the approved content after being approved by relevant authorities; it is not allowed to engage in business activities that are prohibited and restricted by the State and industrial policies of this city.)”. According to the Prospectus (for filing purpose) and the Issuer's statements, the Issuer's main business is the research, development, production, and sales of InP substrates, GaAs substrates, germanium substrates, PBN materials, and other high-purity materials, which belongs to the scope of encouraged industries stipulated in the Catalogue for the Guidance of Industrial Structure Adjustment (2019 Edition), and does not belong to the industries given special management measures for foreign investment access by the Special Management Measures for Foreign Investment Access (Negative List) (2020 Edition). Therefore, the Issuer's main business is in line with the relevant national industrial policies for foreign-invested enterprises. Through our lawyers’ reference of the Catalogue for the Guidance of Industrial Structure Adjustment (2019 Edition) promulgated by the National Development and Reform Commission, the Issuer's existing operations do not involve the restricted and eliminated industries listed in the aforesaid catalogue. According to the certification documents issued by relevant government departments such as industry and commerce, taxation and environmental protection and the Issuer's statements, and as verified by our lawyers, the Issuer's production and operation comply with the provisions of laws and

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administrative regulations, the national industrial policies, which is in line with the provisions of Paragraph 1 of Article 13 of the IPO Registration Measures.

(2)According to the Issuer's Enterprise Credit Information Publicity Report and U.S. Legal Opinion, the statements and undertakings of the Issuer and its controlling shareholder, and through our lawyers’ searches in the websites of the National Enterprise Credit Information Publicity System, China Judgments Online, China Enforcement Information Disclosure, People's Court Announcement, 12309, China Securities Regulatory Commission (website: http://www.csrc.gov.cn/, the same below), China Securities Regulatory Commission Securities and Futures Market Dishonesty Record Inquiry Platform (website: http://neris.csrc.gov.cn/shixinchaxun/, the same below), Credit China (website: https://www.creditchina.gov.cn/, the same below), the Issuer and its controlling shareholder committed no criminal offences including corruption, bribery, embezzlement of property, misappropriation of property or destruction of the order of the socialist market economy, and have no fraudulent issuance, material information disclosure violations or other material illegal acts involving national security, public safety, ecological safety, production safety, public health and safety, etc. in the last three years, which is in line with the provisions of the Paragraph 2 of Article 13 of the IPO Registration Measures.
(3)According to the certificate of no criminal record issued by the relevant public security organ, the questionnaire signed by the directors, supervisors and executives of the Issuer, and the notice on the results of handling the external service business of credit archives issued by Beijing Securities Regulatory Bureau of China Securities Regulatory Commission, and our lawyers’ searches in the websites of China Securities Regulatory Commission, China Judgments Online, China Enforcement Information Disclosure, China Securities Regulatory Commission Securities and Futures Market Dishonesty Record Inquiry Platform and Credit China, the directors, supervisors and executives of the Issuer have not been subject to administrative punishment by the China Securities Regulatory Commission in the last three years, or been placed on file for investigation by judicial organs for suspected crimes or been placed on file for investigation by China Securities Regulatory Commission for suspected violations of laws and regulations and there is no clear conclusion, etc., which is in line with the provisions of Paragraph 3 of Article 13 of the IPO Registration Measures.
(IV)This Offering meets the relevant conditions stipulated in the STAR Market Listing Rules
1.As stated in "III. Substantive conditions for this Offering" herein, this Offering complies with the relevant provisions of the Securities Law, the Company Law and the IPO Registration Measures, which is in line with the provisions of Item (1) of Paragraph 1 of Article 2.1.1 of the STAR Market Listing Rules.

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2.According to the Business License, the AOA and the Prospectus (for filing purpose) of the Issuer that are currently in force, the total share capital of the Issuer before this Offering is RMB 885,426,756, and the Issuer intends to issue no more than 98.39 million shares to the public, the total share capital after this Offering is not less than RMB30 million, which is in line with the provisions of Item (2) of Paragraph 1 of Article 2.1.1 of the STAR Market Listing Rules.
3.According to the Prospectus (for filing purpose) and the resolution of the second extraordinary general meeting of shareholders of the Issuer in 2021, after the completion of this Offering, the number of shares publicly issued by the Issuer will reach more than 10% of the total number of shares issued by the Issuer after this Offering, which is in line with the provisions of Item (3) of Paragraph 1 of Article 2.1.1 of the STAR Market Listing Rules.
4.According to the Analysis Report of Haitong Securities Co., Ltd. on the Estimated Market Value of Beijing Tongmei Xtal Technology Co., Ltd. issued by Haitong Securities and combined with the Issuer's external equity financing during the reporting period, the Issuer's estimated market value of this Offering is not less than RMB3 billion; according to the Audit Report, the Issuer's operating income in the latest year is not less than RMB300 million, which meets the market value and financial index standards stipulated in Item (4) of Paragraph 1 of Article 2.1.2 of and the provisions of Item (4) of Paragraph 1 of Article 2.1.1 of the STAR Market Listing Rules.

To sum up, we believe that this Offering of the Issuer complies with the relevant provisions of the Securities Law, the Company Law, the IPO Registration Measures and the STAR Market Listing Rules for Initial Public Offering and Listing on the STAR Market, and the Issuer has the substantive conditions for this Offering.

IV.	Incorporation of the Issuer

The Issuer is a joint stock limited company established through overall change of Tongmei Limited in accordance with the law, with a total of 22 promoters who are all shareholders before the overall change of Tongmei Limited. As verified by our lawyers, the procedures, qualifications, conditions and methods established by the Issuer comply with the provisions of relevant laws, regulations and normative documents.

During the incorporation of the Issuer, all shareholders of Tongmei Limited signed the Promoter Agreement on the overall change of Tongmei Limited into the Issuer. As reviewed by our lawyers, the contents of the Promoter Agreement comply with the Company Law and other

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relevant laws, regulations and normative documents, which will not lead to potential disputes over the incorporation of the Issuer.

As verified by our lawyers, the Issuer has fulfilled the necessary procedures such as asset appraisal and capital verification during the incorporation process, which is in line with the provisions of the Company Law and other relevant laws, regulations and normative documents.

On April 16, 2021, the Issuer held the founding meeting and the first general meeting of shareholders, and reviewed and passed the proposal related to the overall change and incorporation of the Issuer. As verified by our lawyers, the procedures for convening the founding meeting of the Issuer and the matters discussed comply with the provisions of the Company Law and other relevant laws, regulations and normative documents.

V.	Independence of the Issuer

(I) According to the Audit Report, the list of assets provided by the Issuer and the Issuer's statements, and as verified by our lawyers, as of the date hereof, the assets of the Issuer are independent and complete.

(II) According to the Audit Report, the list of assets provided by the Issuer and the Issuer's statements, and as verified by our lawyers, as of the date hereof, the business of the Issuer is independent.

(III) According to the statements of the Issuer and the list of financial personnel provided by it, and the confirmation letter issued by the financial personnel and executives of the Issuer, and as verified by our lawyers by consulting the Labor Contract signed by the Issuer, its executives and financial personnel, and interviewing the heads of relevant human resources and financial departments, as of the date hereof, the personnel of the Issuer are independent.

(IV) According to the Audit Report, Internal Control Report and the Issuer's statements, and as verified by our lawyers through interviews with the Issuer's financial director, as of the date hereof, the Issuer is financially independent.

(V) According to the Internal Control Report, AOA and other internal governance regulations of the Company and the Issuer's statements, and as verified by our lawyers, as of the date hereof, the Issuer is organizationally independent.

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(VI) According to the Internal Control Report, the Issuer's statements, the on-the-spot investigation results of the Issuer's main business premises and the interviews with the relevant business responsible personnel of the Issuer by our lawyers, and as verified by our lawyers, as of the date hereof, the Issuer has a complete business system and the ability to operate independently and directly face the market.

VI.	Promoters and shareholders

(I) Eligibility of promoters

Upon verification by our lawyers, the Issuer has an aggregate of 22 promoters, being AXT, Jinchao Business Management, Beijing Bomeilian, Zhongke Hengye, Beijing Dingmei, Beijing Liaoyan, Boyu Yingchuang, Boyu Hengye, Haitong New Driving Force, Haitong New Energy, Haitong Innovation, Anxin Industrial Investment, Jinggangshan Meicheng, Huadeng II, Qingdao Xinxing, Qiji Hangzhou, Gongqingcheng Yihua, Shangrong Baoying, Xiamen Heyong, Hangzhou Jingyue, Lumentime Semiconductor and Liaoning Zhuomei, all of whom are legally existing companies or partnerships having the eligibility for acting as promoters and making capital contributions as stipulated in the Company Law and other relevant laws, regulations and normative documents.

(II) Number, domiciles and contribution ratios of promoters

Upon verification by the our lawyers, the number, domiciles and contribution ratios of the Issuer’s promoters comply with the provisions of the Company Law and other relevant laws, regulations and normative documents.

(III) Existing shareholders of the Issuer

As of the date hereof, the Issuer has 22 shareholders in total, with the equity structure as follows:

S/N	Name of shareholder	Number of shares	Shareholding ratio (%)
1	AXT	757,153,721	85.5129
2	Jinchao Business Management	3,119,500	0.3523

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S/N	Name of shareholder	Number of shares	Shareholding ratio (%)
3	Beijing Bomeilian	46,074,057	5.2036
4	Zhongke Hengye	865,289	0.0977
5	Beijing Dingmei	1,729,136	0.1953
6	Beijing Liaoyan	697,721	0.0788
7	Boyu Yingchuang	219,934	0.0248
8	Boyu Hengye	637,050	0.0719
9	Haitong New Driving Force	11,840,774	1.3373
10	Haitong New Energy	4,604,745	0.5201
11	Haitong Innovation	13,156,415	1.4859
12	Anxin Industrial Investment	8,942,416	1.0100
13	Jinggangshan Meicheng	5,961,172	0.6733
14	Huadeng II	6,955,797	0.7856
15	Qingdao Xinxing	3,974,553	0.4489
16	Qiji Hangzhou	3,974,553	0.4489
17	Gongqingcheng Yihua	1,766,907	0.1996
18	Shangrong Baoying	1,315,642	0.1486
19	Xiamen Heyong	860,468	0.0972
20	Hangzhou Jingyue	993,611	0.1122
21	Lumentime Semiconductor	119,384	0.0135

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S/N	Name of shareholder	Number of shares	Shareholding ratio (%)
22	Liaoning Zhuomei	10,463,911	1.1818
Total		885,426,756	100

Upon verification by our lawyers, the number, domiciles and contribution ratios of the Issuer’s existing shareholders comply with the provisions of the Company Law and other relevant laws, regulations and normative documents. Meanwhile, the Issuer’s shareholders have, to the extent they are privately offered investment funds or privately offered investment fund managers, fulfilled the registration or filing procedures in accordance with the Interim Measures for the Supervision and Administration of Private Investment Funds as well as the Measures for the Registration of Private Investment Fund Managers and the Recordation of Funds (for Trial Implementation), among other relevant laws and regulations, being eligible for acting as shareholders and making capital contributions as provided for in the Company Law and other relevant laws, regulations and normative documents.

(IV) Number, domiciles and contribution ratios of existing shareholders

Upon verification by our lawyers, the number, domiciles and contribution ratios of the Issuer’s existing shareholders comply with the provisions of the Company Law and other relevant laws, regulations and normative documents.

(V) Performance by the existing institutional shareholders of the filing procedures for privately offered investment funds

Pursuant to the business licenses as well as the industrial and commercial information of the existing institutional shareholders provided by the Issuer, and upon our lawyers’ inquiry through the website of the Asset Management Association of China (at http://gs.amac.org.cn), we believe that the Issuer’s shareholders who are identified as privately offered fund institutions by the Measures for Private Funds and the Measures for the Registration and Recordation of Private Funds (for Trial Implementation) have fulfilled the filing procedures for privately offered investment funds in accordance with the provisions thereof.

(VI) New shareholders before the application

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According to the Issuer’s industrial and commercial registration information, register of shareholders and statement, in the year prior to the Issuer’s application there are 21 shareholders investing in the Issuer, who are Jinchao Business Management, Beijing Bomeilian, Zhongke Hengye, Beijing Dingmei, Beijing Liaoyan, Boyu Yingchuang, Boyu Hengye, Haitong New Driving Force, Haitong New Energy, Haitong Innovation, Anxin Industrial Investment, Jinggangshan Meicheng, Huadeng II, Qingdao Xinxing, Qiji Hangzhou, Gongqingcheng Yihua, Shangrong Baoying, Xiamen Heyong, Hangzhou Jingyue, Lumentime Semiconductor and Liaoning Zhuomei. For the basic information of the new shareholders, reasons for their investment, share prices and pricing basis, refer to “(VI) New shareholders before the application” in “VI. Promoters and shareholders” of Lawyer's Report.

Based on the relevant capital increase agreements, additional capital payment documents of, as well as the statements and undertakings issued by, the new shareholders, and upon our lawyers’ inquiry through the websites of China Judgments Online and China Enforcement Information Disclosure, among others, we believe that the new shareholders have true intentions to invest in the Issuer without dispute, whether existing or potential, with the Issuer. For details of the association relationship among the new shareholders, refer to “(VI) New shareholders before the Application” of “VI. Promoters and shareholders” of Lawyer's Report. Additionally, there is no kinship, association, entrusted shareholding, trust shareholding or other tunneling arrangement between the new shareholders of the Issuer, on the one part, and other shareholders, directors, supervisors and executives of the Issuer, and the heads, executives and handling persons of the intermediaries for this offering, on the other part.

According to the business licenses, articles of association, partnership agreements of, as well as the statements and undertakings issued by, the new shareholders, we, upon verification, opine that the Issuer’s new shareholders are eligible for acting as shareholders under laws and regulations, and the lock-up periods they are subject to comply with the relevant provisions of the Guidelines for the Application of Regulatory Rules - Disclosure of Information on Shareholders by Enterprises Applying for Initial Public Offerings.

(VII) Employee stock ownership plans

Based on the currently effective partnership agreements, industrial and commercial registration information of, and the statements and undertakings issued by, the employee stock ownership

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platforms, as well as the Issuer’s statements, we, upon verification, opine that the employee stock ownership plans have made commitments on share lock-up periods as required by laws and regulations and run in a normative manner, without need for fulfillment of any registration and filing procedures.

(VIII) Removal of shareholders’ special rights

Upon verification, we opine that the removal of the Issuer’s special rights complies with the provisions of Article 10 of the Questions and Answers by the Shanghai Stock Exchange on Examination of the Listing of Stock on the Science and Technology Innovation Board (II).

(IX) Controlling shareholder and de facto controller of the Issuer

As of the date hereof, AXT, by holding 757,153,721 shares of stock, accounting for 85.5129% of the total share capital, in the Issuer, acts as the controlling shareholder of the Issuer.

Based on the U.S. Legal Opinion, as well as the documents and confirmation provided by the controlling shareholder, there is no de facto controller of the Issuer who can exercise actual control over the Company’s conduct through investment relationship, agreements or other arrangements during the reporting period.

(X) Upon verification by our lawyers, the assets invested by the promoters in the Issuer have clearly-established ownership, without legal obstacles for each promoter to invest the same in the Issuer.

(XI) Upon verification by our lawyers, the Issuer was established by way of overall restructuring from a limited liability company to a joint stock limited company. The Issuer is free from any stock discount investment by having its wholly-owned subsidiaries or other enterprises first canceled or by using its equities in other enterprises.

(XII) The Issuer, in its establishment, was overall restructured from a limited liability company to a joint stock limited company. Each promoter owns shares in the Issuer by converting the net assets corresponding to the equity formed by its contribution to Tongmei Limited. All the assets, business, creditor’s rights and debts of Tongmei Limited are inherited by the Issuer. There is no need for changing the certificates of ownership of the assets or rights invested by the promoters into the Issuer.

VII.	Share capital of the Issuer and its evolution

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(I) Share capital structure of the Issuer at the time of its establishment

The Issuer is a joint stock limited company established through the overall restructuring of Tongmei Limited under law, with a total of 22 promoters composing of AXT, Jinchao Business Management, Beijing Bomeilian, Zhongke Hengye, Beijing Dingmei, Beijing Liaoyan, Boyu Yingchuang, Boyu Hengye, Haitong New Driving Force, Haitong New Energy, Haitong Innovation, Anxin Industrial Investment , Jinggangshan Meicheng, Huadeng II, Qingdao Xinxing, Qiji Hangzhou, Gongqingcheng Yihua , Shangrong Baoying, Xiamen Heyong, Hangzhou Jingyue, Lumentime Semiconductor and Liaoning Zhuomei, who represent all shareholders of Tongmei Limited before the restructuring. The share capital structure of the Issuer at the time of its establishment is as follows:

S/N	Name of shareholder	Number of shares	Mode of contribution	Shareholding ratio (%)
1	AXT	757,153,721	Overall conversion of net assets into shares	85.5129
2	Jinchao Business Management	3,119,500	Overall conversion of net assets into shares	0.3523
3	Beijing Bomeilian	46,074,057	Overall conversion of net assets into shares	5.2036
4	Zhongke Hengye	865,289	Overall conversion of net assets into shares	0.0977

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S/N	Name of shareholder	Number of shares	Mode of contribution	Shareholding ratio (%)
5	Beijing Dingmei	1,729,136	Overall conversion of net assets into shares	0.1953
6	Beijing Liaoyan	697,721	Overall conversion of net assets into shares	0.0788
7	Boyu Yingchuang	219,934	Overall conversion of net assets into shares	0.0248
8	Boyu Hengye	637,050	Overall conversion of net assets into shares	0.0719
9	Haitong New Driving Force	11,840,774	Overall conversion of net assets into shares	1.3373
10	Haitong New Energy	4,604,745	Overall conversion of net assets into shares	0.5201
11	Haitong Innovation	13,156,415	Overall conversion of net assets into shares	1.4859
12	Anxin Industrial Investment	8,942,416	Overall conversion of net assets into shares	1.0100

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S/N	Name of shareholder	Number of shares	Mode of contribution	Shareholding ratio (%)
13	Jinggangshan Meicheng	5,961,172	Overall conversion of net assets into shares	0.6733
14	Huadeng II	6,955,797	Overall conversion of net assets into shares	0.7856
15	Qingdao Xinxing	3,974,553	Overall conversion of net assets into shares	0.4489
16	Qiji Hangzhou	3,974,553	Overall conversion of net assets into shares	0.4489
17	Gongqingcheng Yihua	1,766,907	Overall conversion of net assets into shares	0.1996
18	Shangrong Baoying	1,315,642	Overall conversion of net assets into shares	0.1486
19	Xiamen Heyong	860,468	Overall conversion of net assets into shares	0.0972
20	Hangzhou Jingyue	993,611	Overall conversion of net assets into shares	0.1122

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S/N	Name of shareholder	Number of shares	Mode of contribution	Shareholding ratio (%)
21	Lumentime Semiconductor	119,384	Overall conversion of net assets into shares	0.0135
22	Liaoning Zhuomei	10,463,911	Overall conversion of net assets into shares	1.1818
Total		885,426,756	-	100

Upon verification, we believe that the equity setting and capital structure of the Issuer at the time of its establishment are legal and effective, without any disputes over and risks in the definition and confirmation of ownership.

(II) Previous equity changes of the Issuer and its predecessor

Based on the industrial and commercial archives, capital verification reports, capital increase agreements, equity transfer agreements and other documents provided by the Issuer, in addition to the overall restructuring of Tongmei Limited into a joint stock limited company according to law, during the period from the establishment of Tongmei Limited on September 25, 1998 to the date hereof, there are 8 capital increases, 12 paid-in capital changes and 2 equity transfers on the part of the Issuer and Tongmei Limited. For details, refer to “(II) Previous equity changes of the Issuer and its predecessor” in Section VII of Lawyer's Report.

Our lawyers note that, with respect to the initial equity transfer of Tongmei Limited in August 2000, both the transferor and the transferee thereto failed to locate the relevant archives regarding the audit evaluation of the state-owned equity transfer and the collection of the equity transfer price since a long time has elapsed. Nevertheless, given an equity transfer agreement has been entered into by both parties to the equity transfer, the approval and industrial and commercial change procedures with Beijing Tongzhou District Foreign Economic Relations and Trade Commission have been completed for the equity transfer, no relevant ownership

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dispute has arisen between both parties over the past 20 years or more, and Beijing Tongzhou Industry Development Zone General Company as the transferor has issued a statement confirming the above equity transfer, we opine that such equity transfer has been completed, there is no dispute over ownership of the Issuer’s equity, and the matters mentioned above constitute no substantive obstacles to this Offering.

Upon verification by our lawyers, except for the above circumstances, the previous equity changes of the Issuer and Tongmei Limited are legal, compliant, true and effective.

(III) Pledge over shares of the Issuer

Based on the industrial and commercial registration information, statements and undertakings provided by the Issuer, as well as the statements and undertakings issued by the Issuer’s shareholders, and upon our lawyers’ inquiry through the National Enterprise Credit Information Publicity System, there is no pledge over shares held by the Issuer’s shareholders in the Issuer as of the date hereof.

VIII.	Business of the Issuer

(I)Business scope and mode of operation

According to the current effective Business License held by the Issuer, and subject to public verification by our lawyers through the National Enterprise Credit Information Publicity System, the business scope of the Issuer is as follows: “Production of single crystal polished wafers and related semiconductor materials and ultra-pure elements; R&D of single crystal polished wafers and related semiconductor materials and ultra-pure elements; sales of self-produced products; engaging in wholesale of semiconductor materials and products, commission agency (except auction), import and export (commodities that are not subject to state trade management; for commodities that are subject to quota and license management, an application shall be made in accordance with relevant regulations of the State), and providing consulting, technology and after-sales service. (The market entity independently chooses its businesses and carries out business activities in accordance with the law; for businesses that are subject to approval in accordance with the law, it will carry out business activities in accordance with the approved content after being approved by relevant authorities; it is not allowed to engage in business activities that are prohibited and restricted by the State and industrial policies of this city.)”

According to the Prospectus (for filing purpose), the Audit Report, the current effective Business License of the Issuer and its domestic controlled subsidiaries and the statements and

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undertakings of the Issuer, and subject to verification by our lawyers of the Issuer’s business qualification and license, certificate of asset ownership and major business contracts, the main business of the Issuer during the reporting period is R&D, production and sales of InP substrates, GaAs substrates, germanium substrates, PBN and other high-purity materials.

Subject to verification by our lawyers, the business scope and mode of operation of the Issuer and its domestic controlled subsidiaries conform to the provisions of relevant laws, regulations and normative documents.

(II)Overseas business

According to the statement of the Issuer and the Legal Opinion on AXT-Tongmei, as of the date of this Legal Opinion, AXT-Tongmei, an overseas subsidiary of the Issuer, is a company legally established and validly existing under the laws of its registration place, and its business operation complies with the laws of its registration place.

(III)Business change

According to the Prospectus (for filing purpose), the Audit Report, the business licenses of the Issuer and its predecessor Tongmei Limited since their establishment, the business archives, the major business contracts and the statements and undertakings of the Issuer, the business scope of the Issuer remains unchanged during the reporting period, with the main business of R&D, production and sales of InP substrates, GaAs substrates, germanium substrates, PBN and other high-purity materials, and there has been no material adverse change in the main business in the last two years.

(IV)Main business qualifications and licenses

Subject to verification by our lawyers, as of the date of this Legal Opinion, the Issuer and its domestic controlled subsidiaries have obtained the business qualifications and licenses required to carry out their main business.

(V)Prominent main business of the Issuer

According to the Prospectus (for filing purpose), the Audit Report and the statements and undertakings of the Issuer, the main business income of the Issuer for the years ended December 31, 2018, December 31, 2019, December 31, 2020 and for the six months ended June 30, 2021 is RMB 487,234,000, RMB 462,207,900, RMB 583,087,200 and RMB 390,895,600 respectively, accounting for 99.38%, 99.99%, 99.99% and 99.32% of the Issuer’s operating income in the same period respectively. The operating income of the Issuer in the

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reporting period is mainly its main business income, and the main business of the Issuer is prominent.

(VI)Ability of the Issuer to operate as a going concern

According to the Prospectus (for filing purpose), the Audit Report, the current effective Business License of the Issuer and its domestic controlled subsidiaries and the statements and undertakings of the Issuer, and subject to verification by our lawyers, the Issuer exists in accordance with the law, the main financial indicators of the Issuer are good, there is no failure to pay the maturing debt, and there is no legal obstacles affecting its ability to operate as a going concern.

IX.	Related party transactions and horizontal competition

(I)Related parties

According to the Company Law, the Accounting Standard for Business Enterprises No. 36 -- Disclosure of Related Parties, the STAR Market Listing Rules and other laws and regulations, the Audit Report and the representations of the Issuer, and subject to consulting by our lawyers of the questionnaires signed by the directors, supervisors, senior executives and other relevant subjects of the Issuer and its controlling shareholders and the Legal Opinions issued by foreign lawyers, and search and inquiry through National Enterprise Credit Information Publicity System and other websites, as well as interviews with the relevant personnel of the Issuer, the main related parties of the Issuer during the reporting period are detailed in Part IX of the Lawyer's Report.

(II)Related party transactions

According to the Audit Report, the agreements related to related party transactions provided by the Issuer, the financial vouchers, the internal decision-making procedure documents of the Issuer in respect of the related party transactions and other relevant materials as well as the representations of the Issuer, the main related party transactions between the Issuer and its related parties during the reporting period are detailed in Part IX of the Lawyer's Report.

Subject to verification by our lawyers, the Issuer held the second extraordinary general meeting in 2021 on December 15, 2021, at which the Motion on the Confirmation of Related Party Transactions between January 1, 2018 and June 30, 2021 was deliberated and approved to confirm the related party transactions of the Issuer between January 1, 2018 and June 30, 2021.

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(III)Decision-making procedures of related party transactions

The Issuer’s Draft AOA, Rules of Procedure for General Meeting of Shareholders of Beijing Tongmei Xtal Technology Co., Ltd., Rules of Procedure for the Board of Directors of Beijing Tongmei Xtal Technology Co., Ltd., Measures for the Administration of Related Party Transactions of Beijing Tongmei Xtal Technology Co., Ltd. and other internal governance regulations have clearly defined the decision-making authority and procedures of related party transactions and the fair decision-making procedures of related party transactions.

(IV)Opinions of independent directors on related party transactions

All the independent directors of the Issuer have issued the opinions of independent directors that: during the reporting period, the business transaction mode and transaction price of the Company and AXT are determined by AXT’s organizational structure and long-term business development mode, and are reasonable to a certain extent; since March 2021, the Company has been selling products to overseas customers through AXT-Tongmei, and after AXT completes the sales contract signed before March 2021, it no longer carries out sales business, which has no adverse impact on the Company. In addition, related party transactions between the Company and related parties during the reporting period have followed the principles of fairness, voluntariness and rationality, have been priced fairly, and have not damaged the interests of the Company and non-related shareholders.

(V)Measures to reduce and regulate related party transactions

In order to reduce and regulate the future possible related party transactions between the Company and related parties, and to ensure that the interests of minority shareholders of the Company will not be damaged, AXT, the controlling shareholder of the Issuer, has issued the Letter of Commitment on Regulating and Reducing Related Party Transactions to regulate and reduce related party transactions.

(VI)Horizontal competition

According to the commitment issued by the controlling shareholder and subject to verification by our lawyers, as of the date of this Legal Opinion, there is no horizontal competition between the Issuer and the controlling shareholder and other enterprises under its control.

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In order to avoid the future potential horizontal competition, AXT, the controlling shareholder of the Issuer, has issued the Letter of Commitment on Avoiding Horizontal Competition.

(VII)Disclosure by the Issuer of related party transactions and horizontal competition

The Prospectus (for filing purpose) has fully disclosed the related party transactions of the Issuer and the measures to avoid horizontal competition, without any material omission or concealment.

X.	Main property of the Issuer

(I)Private property and land use right

According to the list of buildings provided by the Issuer, the title certificate, the results of inquiry on real estate registration, the Audit Report and the Legal Opinion on AXT-Tongmei, and subject to verification by our lawyers, as of the date of this Legal Opinion, the Issuer and its controlled subsidiaries have obtained the ownership certificate of 44 main properties, with a total floor area of 118,530.11 square meters; the Issuer and its controlled subsidiaries have obtained ownership certificates for a total of 26 land use rights with a total area of 376,143.00 square meters. Upon verification, we believe that the Issuer and its controlled subsidiaries legally own the house ownership and land use rights of which the ownership certificate has been obtained, and there is no property right dispute or potential property right dispute.

According to the list of buildings, drawings, construction procedures and other documents provided by the Issuer, and subject to confirmation by our lawyers through interview with the relevant person in charge of the Issuer, as of the date of this Legal Opinion, the Issuer and Baoding Tongmei, its controlled subsidiaries, have some buildings with no title certificate obtained, as detailed below:

1.Issuer

The total area of the main buildings for which the Issuer has not obtained a title certificate is about 19,244.15 square meters, accounting for a small proportion of about 13.60% in the total area of the main properties owned by the Issuer and its controlled subsidiaries, as detailed

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in “(I) Private Property and Land Use Right” in Part X of the Lawyer's Report. Such buildings are located in the factory of the Issuer in Tongzhou District, Beijing, mainly involving partial plants of InP substrates, the power distribution room, the warehouse, and the canteen, etc. According to the representations of the Issuer, due to historical objective reasons, including the remote past of constructing the buildings, positioning of Tongzhou District as the Beijing Municipal Administrative Center, and industry adjustment in Tongzhou District, the Issuer has not obtained the title certificates for the buildings above, and is subject to risks that the competent authority may order to stop using such buildings.

In view of the above situation, according to the representations of the Issuer and subject to confirmation by our lawyers through interview with the relevant person in charge of the Issuer, the InP project in Kazuo Factory has been approved by the local government and is expected to enter the production and commissioning stage in 2022. In the future, if a government authority in Beijing requires the InP plant without the ownership certificate to stop production, the Company has reserved enough space and related facilities in Kazuo Factory to relocate the InP furnace in the plant to ensure effective production. According to the representations of the Issuer, except for the InP production plant and its affiliated houses, no other building without a title certificate is main production and operation property of the Issuer at present, and the absence of a title certificate for the above buildings will not cause material adverse effect on the production and operation of the Issuer.

On July 29, 2021, Beijing Municipal Commission of Planning and Natural Resources issued a Notice on Query of Compliance Information about the Company to be Listed (Gui Zi Fa Shen Cha [2021] No. 0151), confirming that “no punishment information at this Commission has been found during January 1, 2018 to June 30, 2021” with respect to the Issuer; on July 30, 2021, Beijing Municipal Commission of Housing and Urban-rural Development issued the Result of Query of Compliance Information about the Company to be Listed (No. 2021-264), confirming that “from January 1, 2018 to June 30, 2021, this Commission has not imposed administrative punishments on Beijing Tongmei Xtal Technology Co., Ltd.”

In summary, given that the proportion of the area of the Issuer’s buildings with no title certificate in the total area of the main properties owned by the Issuer and its controlled subsidiaries is low, the Issuer has formulated corresponding response plans for the InP production plant and its affiliated houses, no other building without a title certificate is main

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production and operation property of the Issuer at present, the absence of a title certificate for the above buildings will not cause material adverse effect on the production and operation of the Issuer, and the Issuer has not received any administrative punishment from the competent authorities due to such absence during the reporting period, we believe that the absence of a title certificate for some buildings of the Issuer will not cause substantive obstacles in this offering.

2.Baoding Tongmei

Partial auxiliary buildings for the single wafer and related semiconductor material production project (section I, phase I) at Baoding Tongmei are going through inspection and acceptance formalities at present, and will obtain the title certificate of real estate in accordance with law after such inspection and acceptance. Specifically, such buildings include a chemical warehouse, a waste solvent warehouse, a solid waste warehouse/hazardous waste warehouse, a water treatment and heating station, with a total floor area of 3,766.03 square meters. According to the construction work planning permit, construction work construction permit, and other relevant construction procedure documents provided by Baoding Tongmei, and subject to confirmation by our lawyers through interviews with the relevant person in charge, there are no substantive obstacles in obtaining the title certificate of real estate for such buildings.

(II)Leased property

According to the house lease contract, the ownership certificate of the leased property provided by the Issuer and the Issuer's statements, and subject to consulting by our lawyers of the Legal Opinion on AXT-Tongmei, as of the date of this Legal Opinion, the Issuer and its controlled subsidiaries have rented 4 houses with a total area of about 2,377.04 square meters from third partied for official business of the Issuer and its controlled subsidiaries.

According to the information provided by the Issuer, the representations of the Issuer, and subject to verification by our lawyers, the domestic properties leased by the Issuer and its domestic controlled subsidiaries (with a total leased area of about 568.50 square meters) has not been registered and filed for property lease. However, this situation will not cause substantive legal obstacles for the Issuer and its controlled subsidiaries to use such leased properties in accordance with law.

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(III)Construction-in-progress

According to the Audit Report, materials and notes provided by the Issuer, as of June 30, 2021, the Issuer’s construction-in-progress includes InP crystal growth and wafer processing and production expansion project, germanium crystal growth and wafer processing and production expansion project, GaAs crystal synthesis and growth and wafer processing expansion project, single wafer and related semiconductor material production project (section I, phase I), PBN product project, GaAs crystal semiconductor material production project, InP single wafer production project, high-purity semiconductor preliminary material production project, high-purity arsenic project, etc., with a total book balance of RMB 165,200,573.37.

As of June 30, 2021, the book balance of Chaoyang Xinmei’s high-purity arsenic project under construction is RMB 19,793,074.02. As of the date of this Legal Opinion, the project is in the process of applying for construction land, planning and construction permits, etc. On November 22, 2021, the Natural Resources Bureau of Kharachin Left-wing Mongol Autonomous County issued the Certificate, confirming that the “land used for the project constructed by Chaoyang Xinmei conforms to the land use policy, relevant procedures are being handled, it is expected that there is no substantive obstacle in the handling of relevant procedures, and the Bureau will not thereby punish the company and its related personnel. From the date of establishment of the company to the date of this certificate, the company has no violation of laws and regulations”. On November 22, 2021, the Management Committee of Chaoyang Kazuo Economic Development Zone issued the Certificate, confirming that Chaoyang Xinmei “can normally apply for construction land use permit, planning permit of construction engineering, and construction permit of construction engineering for the project constructed by it, it is expected that there is no substantive obstacle in the handling of such procedures, and the Bureau will not thereby punish the company and its related personnel. From the date of establishment of the company to the date of this certificate, the company has no violation of laws and regulations”.

(IV)Intellectual Property

1.Registered trademark

(1)Private trademark

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According to the trademark registration certificate provided by the Issuer and the trademark archives issued by China National Intellectual Property Administration, and subject to search and inquiry by our lawyers at http://sbj.cnipa.gov.cn/sbcx/, as of September 30, 2021, the Issuer and its controlled subsidiaries have obtained 6 registered trademarks in China, as detailed in “(IV) Intellectual Property” in Part X of the Lawyer's Report.

Upon verification, we believe that the Issuer and its controlled subsidiaries legally own the above registered trademarks in China, which are not subject to pledge, judicial seizure and other restrictions of rights.

(2)Licensed trademark

On November 4, 2021, AXT signed a Trademark License Agreement with the Issuer. AXT granted to the Issuer and its subsidiaries a non-transferable, exclusive, irrevocable, royalty-free trademark license to use the trademark as an integral part of the Issuer’s corporate name for the manufacture, marketing and sale of products. The license term begins on March 1, 2021 and is valid forever. According to the Trademark License Agreement, the licensed trademarks include AXT’s trademarks in multiple countries and regions, as detailed in “(IV) Intellectual Property” in Part X of the Lawyer's Report.

2.Patent

(1)Private patent

According to the certificate of patent provided by the Issuer and the certificate issued by China National Intellectual Property Administration, and subject to search and inquiry by our lawyers at http://cpquery.sipo.gov.cn/, as of September 30, 2021, the Issuer and its controlled subsidiaries have been granted 82 patents in China, as detailed in “(IV) Intellectual Property” in Part X of the Lawyer's Report.

According to the Legal Opinion on AXT-Tongmei and the patent verification opinions issued by Clements Bernard Walker PLLC, Studio Torta S.p.A, RYUKA IP LAW FIRM and Lianbang International Patent and Trademark Office, as of September 30, 2021, the Issuer and its controlled subsidiaries have been granted 9 patents in China, as detailed in “(IV) Intellectual Property” in Part X of the Lawyer's Report.

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Upon verification, we believe that the Issuer and its controlled subsidiaries legally own the above granted patents in China, which are not subject to pledge, judicial seizure and other restrictions of rights.

(2)Licensed patent

According to the license agreement provided by the Issuer and the Legal Opinion issued by the American lawyer, and subject to confirmation by our lawyers through interview with the relevant person in charge of the Issuer, the Issuer has been licensed to use patent, as detailed in “(IV) Intellectual Property” in Part X of the Lawyer's Report.

3.Computer software copyright

According to the certificate of computer software copyright provided by the Issuer and subject to inquiry by our lawyers at https://register.ccopyright.com.cn/query.html, as of September 30, 2021, the Issuer and its domestic controlled subsidiaries have obtained computer software copyright registration certificate for a total of 7 computer software copyrights, as detailed in “(IV) Intellectual Property” in Part X of the Lawyer's Report.

Upon verification, we believe that the Issuer and its controlled subsidiaries legally own the above computer software copyrights for which registration certificate has been obtained, which are not subject to pledge, judicial seizure and other restrictions of rights.

4.Domain name

According to the certificate of domain name provided by the Issuer and subject to inquiry by our lawyers at https://beian.miit.gov.cn, the Issuer and its controlled subsidiaries have 5 domain names, as detailed in “(IV) Intellectual Property” in Part X of the Lawyer's Report.

Upon verification, we believe that the Issuer and its controlled subsidiaries legally own the above domain names.

(V)Main production and operation equipment

According to the Audit Report and the schedule of fixed assets provided by the Issuer, as of June 30, 2021, the main production and operation equipment of the Issuer includes machinery and equipment, tools and instruments, transportation tools and office equipment, and the book value of machinery and equipment is RMB106,986,400, the book value of tools

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and instruments is RMB15,620,400, the book value of transportation tools is RMB1,847,200, and the book value of office equipment is RMB1,218,500.

According to the representations and confirmation of the Issuer, and subject to spot check by our lawyers of the purchase vouchers for the main production and operation equipment of the Issuer and its domestic controlled subsidiaries and field inspection of some operating equipment, we believe that the Issuer and its domestic controlled subsidiaries legally own the main equipment required for production and operation.

(VI)External investment by the Issuer

According to the Audit Report and the representations of the Issuer, etc., as of the date of this Legal Opinion, the Issuer has 9 controlled subsidiaries in total (Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Beijing Boyu, Tianjin Boyu, Chaoyang Boyu, Chaoyang Xinmei and AXT-Tongmei), 2 branches (Beijing Tongmei Technology R&D Center and Beijing Boyu Tongzhou Branch), and 2 joint stock companies (Xing’an Gallium and Maanshan Gallium), as detailed in Part X of the Lawyer's Report. We believe that, as of the date of this Legal Opinion, the above controlled subsidiaries and joint stock companies of the Issuer are established and exist legally.

(VII)Restrictions on ownership or use of main property

According to the certificate of registration of real estate right, the real estate register, the mortgage agreement provided by the Issuer and the statements and undertakings of the Issuer, 3 real estate rights owned by Baoding Tongmei, 5 real estate rights owned by Chaoyang Tongmei and 1 real estate right owned by Tianjin Boyu have been mortgaged and subject to mortgage registration.

Subject to verification by our lawyers, as of the date of this Legal Opinion, except for the above circumstances, there is no ownership dispute or potential dispute over the main property owned by the Issuer and its controlled subsidiaries, and there is no guarantee or other restrictions of rights.

XI.	Material creditor’s rights and debts of the Issuer
(I)Material contracts

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According to the contracts or purchase orders provided by the Issuer, the material contracts the Issuer and its controlled subsidiaries have performed or are performing, as set forth in Annex XI to the Lawyer's Report.

The contents and forms of the above material contracts do not violate the prohibitive provisions of laws and administrative regulations according to the Issuer’s statements and undertakings, the legal opinions issued by overseas lawyers and the relevant contracts reviewed by our lawyers, and interviews with or external confirmations from the Issuer’s major customers, suppliers, etc. with respect to their association with the Issuer and performance of their agreements with the Issuer, and personal interviews with the Issuer’s senior executives; Some of the material contracts being performed by the Issuer are signed by Tongmei Limited. The Issuer is changed from Tongmei Limited as a whole and has succeeded to all the rights and obligations of Tongmei Limited. Therefore, considering the Issuer acts as a party to the above material contracts, no substantive legal obstacles prevent it from the performance of such contracts.

(II)Debt of material infringements

The Issuer and its domestic controlled subsidiaries have no material infringement debt arising from intellectual property rights, product quality, work safety, personal rights and other reasons during the reporting period, according to the certificates issued by administrations for industry and commerce, taxation, social insurance and housing provident fund and other relevant authorities governing the Issuer and its domestic controlled subsidiaries, the Issuer’s statements and undertakings, and our searches in the official websites of the relevant authorities governing the Issuer and its domestic controlled subsidiaries, China Judgements Online, China Enforcement Information Disclosure website and Credit China website and other websites and the interviews with the relevant department heads of the Issuer.

(III)Material creditor’s rights and debts and guarantee between the Issuer and its affiliates

According to the Audit Report and the Issuer’s statements and undertakings, and our interviews with the financial director of the Issuer, as of the end of the reporting period, there is no other material creditor’s right and debt between the Issuer and its affiliates, nor any other mutual guarantee, except for the information disclosed in the Lawyer's Report.

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(IV)Legality of the Issuer’s other receivables and other payables with large amount

According to the details of other receivables and other payables provided by the Issuer and the Issuer’s statements and undertakings, and our verification, except for the intercompany funds between the Issuer and its affiliates disclosed in the Lawyer's Report, the Issuer’s other receivables and other payables with large amount were incurred due to normal business activities, which are legal and effective.

XII.	Significant asset changes and mergers and acquisitions of the Issuer
(I)Capital increases, mergers, spin-offs and reductions in registered capital of the Issuer

As verified by our lawyers, from the establishment of Tongmei Limited to the date of this Legal Opinion, there have been eight capital increases and no mergers, spin-offs or reductions in registered capital, as detailed in “(2) Previous changes in shareholdings of the Issuer and its predecessors” of Part VII of the Lawyer's Report.

(II)Acquisition or sale of the Issuer’s material assets

In order to solve horizontal competitions and integrate its domestic business resources in China, the Issuer conducted an asset restructuring in December 2020.

In order to adjust and optimize the corporate structure and satisfy its business development, the Issuer acquired 100% equity of AXT-Tongmei during the reporting period.

To satisfy the needs of the Issuer’s business development, upon consideration of the actual situation of Dongfang Hi-Purity at the same time, the Issuer sold its 45.9677% equity in Dongfang Hi-Purity to Chaoyang Limei.

Upon verification by our lawyers, the necessary procedures required by the law for the above asset restructuring and the equity acquisition and sale have been fulfilled, comply with the provisions of laws and regulations, and are legal and effective.

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(III)Material asset changes and mergers and acquisitions to be carried out by the Issuer

According to the Issuer’s statements and undertakings and our interviews with the relevant department heads of the Issuer, as of the date of this Legal Opinion, the Issuer has no plans or arrangements for material assets replacement, asset divestiture, sale or acquisition of material assets.

XIII.	Formulation and amendment of the Issuer’s AOA
(I)Formulation of the AOA of the Issuer

The current effective AOA of the Issuer was deliberated and adopted by the establishment meeting and first general meeting held by the Issuer on April 16, 2021, and has gone through the formalities of industrial and commercial filing and registration in Beijing Tongzhou District Administration for Market Regulation.

After verification, we believe that the Issuer has fulfilled the necessary legal procedures for the formulation of the current effective AOA, and its contents comply with the provisions of the current laws, regulations and normative documents.

(II)Amendments to AOA of the Issuer in the last three years

Upon verification by our lawyers, the formulation of AOA of the Issuer and the previous amendments in the last three years have fulfilled the necessary legal procedures, and its contents comply with the provisions of the laws, regulations and normative documents at that time.

(III)AOA then applicable after this Offering

On December 15, 2021, the second extraordinary general meeting of the Issuer in 2021 deliberated and adopted the Draft AOA after the Listing, which shall come into force from the date of the Issuer’s IPO and listing on the STAR Market of the Shanghai Stock Exchange.

After reviewing the Draft AOA after the Listing, our lawyers believe that contents of the Draft AOA after the Listing applicable after this Offering formulated by the Issuer comply with the provisions of the Company Law, the STAR Market Listing Rules, the Guidelines for the

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Articles of Association of Listed Companies, the Code of Corporate Governance of Listed Companies and other laws, regulations and normative documents.

XIV.Rules of procedure and standardized operation of the Issuer’s general meeting, board of directors and board of supervisors
（1）Issuer’s organization

According to the AOA, the relevant corporate governance regulations of the Issuer, the relevant documents of the general meeting, the board of directors and the board of supervisors of the Issuer and the Issuer’s statements and undertakings, and our verification, the Issuer has established the general meeting, the board of directors and the board of supervisors in accordance with the provisions of the Company Law and the AOA, and the board of directors has four special committees, including Audit Committee, Remuneration and Appraisal Committee committee, Nomination Committee and Strategy Committee, and the Issuer has elected the company’s directors, independent directors, supervisors and employee supervisors, and employed senior executives such as the general manager, deputy general manager, board secretary and financial director. Therefore, the Issuer has a sound organizational structure.

（2）Rules of procedure of the general meeting, the board of directors and the board of supervisors of the Issuer

According to the Issuer’s relevant corporate governance regulations and its statements and undertakings, the Issuer has formulated the Rules of Procedure for General Meeting of Shareholders, the Rules of Procedure for the Board of Directors and the Rules of Procedure for the Board of Supervisors in accordance with the Company Law, the AOA and with reference to the Rules for the General Assemblies of Shareholders of Listed Companies. In order to standardize the work of the four special committees under the board of directors, the Issuer has formulated the Working Rules for Audit Committee, the Working Rules for Remuneration and Appraisal Committee, the Working Rules for Nomination Committee, and the Working Rules for Strategy Committee. Therefore, the Issuer has sound rules of procedure for the general

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meeting, the board of directors and the board of supervisors, which comply with relevant laws, regulations and normative documents.

（3）Convening of previous general meetings of shareholders, meetings of board of directors and meetings of board of supervisors of the Issuer

According to the documents and materials provided by the Issuer, such as the notice, meeting proposal, meeting resolution and meeting minutes of the previous general meetings of shareholders, and meetings of the board of directors and the board of supervisors since the establishment of the Joint Stock Company, we believe that the convening, resolution content and signing of the previous general meetings of shareholders, and meetings of the board of directors and the board of supervisors after the overall change of Tongmei Limited into and establishment of the Issuer are legal, compliant, true and effective.

（4）Previous authorization or major decisions of the Issuer’s general meeting or meetings of the board of directors

According to the resolutions, minutes and other documents of the previous general meetings of shareholders and meetings of the board of directors after the overall change of Tongmei Limited into and establishment of the Issuer, the previous authorization or major decision-making activities of the previous general meetings of shareholders or meetings of the board of directors after the overall change of Tongmei Limited into and establishment of the Issuer fall within the terms of reference of the general meeting or the board of directors provided by the Company Law, the AOA and relevant internal governance regulations, which are legal, compliant, true and effective.

XV.	Directors, supervisors and senior executives of the Issuer and changes thereof
(I)The incumbent directors, supervisors and senior executives of the Issuer and their concurrent posts

As of the date of this Legal Opinion, the board of directors of the Issuer consists of 9 directors, including 3 independent directors; The board of supervisors of the Issuer is composed of 3 supervisors, including one employee representative supervisor; There are 5 senior

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executives in the Issuer, including Vincent Wensen LIU2 as the general manager, WANG Yuxin and GUO Tao as the deputy general managers, HAO Ze as the deputy general manager and financial director, and SONG Jing as the deputy general manager and board secretary. See Part XV of the Lawyer's Report for details.

Upon verification by our lawyers, the appointment of directors, supervisors and senior executives of the Issuer complies with the provisions of relevant laws, regulations, normative documents and the AOA.

(II)Core technicians of the Issuer

As of the date of this Legal Opinion, the Issuer has four core technicians, namely MORRIS SHEN-SHIH YOUNG, Vincent Wensen LIU, WANG Yuanli and REN Diansheng.

(III)Changes to directors, supervisors, senior executives and core technicians of the Issuer in the past two years

After verification, we believe that the changes to directors, supervisors and senior executives of the Issuer in the past two years have fulfilled the necessary legal procedures, and there are no significant adverse changes in the directors, senior executives and core technicians of the Issuer in the past two years, which is in compliance with the provisions of Article 12.2 of IPO Registration Measures.

(IV)Independent directors of the Issuer

The board of directors of the Issuer has three independent directors, namely ZHAO Lun, PANG Fengzheng and LIU Yanfeng. According to the resumes and questionnaires provided by the independent directors, the provisions on the relevant terms of reference of the independent directors provided by the AOA and the Working Regulations for Independent Directors, and the Issuer’s statements and undertakings, the qualifications and terms of reference of the Issuer’s independent directors are in compliance with with the laws, regulations and relevant provisions of the CSRC.

XVI.	Issuer’s tax
(I)Main taxes and tax rates of the Issuer and its domestic controlled subsidiaries in China offering and

2 He is the general manager of the Issuer, an American citizen, and holder of passport number: 54576****, and his Chinese and English names (Chinese name is 刘文森, English name is Vincent Wensen LIU) are collectively referred to as Vincent Wensen LIU in this Legal Opinion.

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According to the Audit Report, the supporting documents issued by relevant competent tax authorities and the Issuer’s statements and undertakings, and our verification, the applicable taxes and tax rates of the Issuer and its domestic controlled subsidiaries in China during the reporting period comply with the requirements of current laws, regulations and normative documents.

(II)Main tax preferences enjoyed by the Issuer and its domestic controlled subsidiaries in China

According to the Audit Report and the Issuer’s statements, after verification, we believe that the tax preferences enjoyed by the Issuer and its domestic controlled subsidiaries in China during the reporting period is legal, compliant, true and effective.

(III)Main financial government grants enjoyed by the Issuer and its domestic controlled subsidiaries in China

According to the Audit Report, the Issuer’s statements and the materials provided thereby, we believe that the main financial government grants enjoyed by the Issuer and its domestic controlled subsidiaries in China during the reporting period do not violate Chinese laws and regulations.

(IV)Tax payment of the Issuer and its domestic controlled subsidiaries in China over the past three years

Because Beijing Boyu failed to fulfil tax filing requirements and submit tax returns within the prescribed time limit, on July 3, 2018, the No.1 Tax Office of Beijing Tongzhou District Tax Service of the State Taxation Administration issued a Decision on Tax Administrative Penalties (Tong Yi Di Shui Jian Fa [2018] No. 37) to Beijing Boyu, and imposed an administrative penalty of RMB100 according to law.

On August 3, 2021, the No.1 Tax Office of Beijing Tongzhou District Tax Service issued a Certificate of No Tax Arrears, confirming that “after searches in the tax collection and management information system, as of July 28, 2021, no tax arrears are found to be payable” by Beijing Boyu.

Since Tianjin Boyu failed to declare its value-added tax and submit tax returns within the prescribed time limit (April 15, 2018) during the tax period from March 1, 2018 to March 31, 2018, Baoping Tax Office of Tianjin Baodi District Tax Service of the State Taxation Administration issued a Decision on Tax Administrative Penalties (Jin Bao Guo Shui San Jian Fa [2018] No. 66) to Tianjin Boyu on May 15, 2018, and imposed an administrative penalty of RMB200 according to law.

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On August 5, 2021, Baoping Tax Office of Tianjin Baodi District Tax Service issued a certificate confirming that there were no other punishment for violation of relevant laws and regulations by Tianjin Boyu since January 1, 2018, except for the Decision on Tax Administrative Penalties (Jin Bao Guo Shui San Jian Fa [2018] No. 66) issued by the Office.

According to the Issuer’s statements and the payment information search results, bank vouchers and other materials provided thereby, and our verification, Beijing Boyu and Tianjin Boyu were fined RMB100 and RMB200 respectively by the tax authorities for failing to fulfil tax filing requirements on time. Both Beijing Boyu and Tianjin Boyu have paid the fines in full. According to Article 62 of the Law of the People’s Republic of China on the Administration of Taxation Collection: “If a taxpayer fails to fulfil tax filing requirements and submit tax returns within a prescribed time limit, or a withholding agent fails to submit a tax withholding or collection and payment report and relevant materials to tax authorities within a prescribed time limit, tax authorities shall order it to make corrections within a time limit and may impose a fine of no more than RMB2,000; if the violation is serious, it may impose a fine of no less than RMB2,000 but no more than RMB10,000.”, and considering the fines imposed by the above tax authorities are RMB 100 and RMB200, which are small and not serious and both Beijing Boyu and Tianjin Boyu have rectified and paid the fines accordingly, we believe that the above tax violations by Beijing Boyu and Tianjin Boyu do not constitute material violations of tax laws, and the above tax penalties do not constitute material tax penalties.

According to the Issuer’s statements and undertakings and the supporting documents issued by the competent tax authorities governing the Issuer and its domestic controlled subsidiaries in China, after verification, we believe that the Issuer and its domestic controlled subsidiaries in China have not committed any material violations of tax laws or not been subject to material tax penalties by the tax authorities during the reporting period.

XVII.	Protection environment, product quality, technology and other standards of the Issuer

(I) Environmental protection of the Issuer

According to the Prospectus (for filing purpose) and the Issuer's statements, the Issuer is mainly engaged in the research and development, production and sale of InP substrates, GaAs substrates, germanium substrates, PBN materials, and other high-purity materials. The main environmental pollutants involved in the production and operation process during the reporting period include exhaust gas, wastewater, solid waste and noise.

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According to the information, explanations and commitments provided by the Issuer, through interviewing with relevant heads of the Issuer by our lawyers, and searches and inquiries on the website of the Ministry of Ecology and Environment (URL: http://www.mee.gov.cn/), websites of the ecological environment departments in the places where the Issuer and its domestic controlled subsidiaries are located, the Credit China website, and the National Enterprise Credit Information Publicity System, during the reporting period, the Issuer and its domestic controlled subsidiaries received a total of 5 environmental protection administrative penalties; details of which are as follows:

(1) Issuer

Due to the Issuer’s behavior of not setting up hazardous waste identification marks in the hazardous waste (cutting mud) storage site, on July 17, 2018, the Beijing Tongzhou District Ecological Environment Bureau issued a Decision on Administrative Penalty (THJFZ [2018] No. 082), imposing an administrative penalty of RMB20,000 in accordance with laws;

Because a small amount of waste acetic acid was scattered on the ground of the hazardous waste (cutting mud) storage site of the Issuer, on July 17, 2018, the Beijing Tongzhou District Ecological Environment Bureau issued a Decision on Administrative Penalty (THJFZ [2018] No. 104), imposing an administrative penalty of RMB20,000 in accordance with laws;

Because the Issuer stored the germanium-containing kerosene (belonging to the hazardous waste specified in the National Hazardous Waste List) produced in the production process in green tin drums, without posting hazardous waste identification signs, on January 21, 2019, Beijing Ecological Environment Bureau issued a Decision on Administrative Penalty (JHJJCFZ [2018] No. 5), imposing a fine of RMB12,000 on the Issuer in accordance with laws;

Due to the Issuer’s failure to report abnormal pH data within the prescribed time limit and failure to ensure the normal operation of the automatic monitoring facilities for water pollutant discharge, on June 1, 2020, the Beijing Tongzhou District Ecological Environment Bureau issued a Decision on Administrative Penalty (THJFZ [2020] No. 080), imposing a fine of RMB20,000 on the Issuer in accordance with laws.

According to our lawyers’ interviews with the staff of the Beijing Tongzhou District Ecological Environment Bureau and the Beijing Ecological Environment Bureau, the Issuer has paid the fine as scheduled and completed the rectification of the problems involved in aforesaid administrative penalties in accordance with the requirements of laws and relevant departments. In addition, since the problems involved in aforesaid administrative penalties did not cause major environmental pollution, they were not considered to be material administrative penalties, and did not constitute major environmental violations.

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(2) Baoding Tongmei

Because Baoding Tongmei did not obtain a pollutant discharge permit to discharge pollutants, on May 14, 2019, Dingxing County Ecological Environment Bureau issued a Decision on Administrative Penalty (DHF [2019] No. 80) to it, imposing an administrative penalty of RMB200,000.

In response to the aforesaid administrative penalty, Dingxing County Branch of Baoding Ecological Environment Bureau issued a Certificate on July 22, 2021, confirming that “the company has paid the fine as scheduled and completed rectification in accordance with laws and the requirements of this Bureau; the violation did not cause major environmental pollution and does not constitute a serious situation.”

In summary, we believe that the overall production and operation of the Issuer and its domestic controlled subsidiaries comply with national and local environmental protection regulations and requirements. During the reporting period, the Issuer and its domestic controlled subsidiaries did not encounter any major environmental accidents, nor received any material administrative penalties in relation to environmental protection.

(II) The Issuer's product quality and technical standards

According to the Audit Report, the information and explanation provided by the Issuer, the certification of the market quality supervision department and the verification made by our lawyers, the Issuer and its domestic controlled subsidiaries did not receive any material administrative penalties imposed by quality supervision department due to product quality and other issues.

XVIII.	Labor and social security of the Issuer

(I) Labor Contracts

According to the labor contracts, other materials and instructions provided by the Issuer and the verification made by our lawyers, the Issuer and its domestic subsidiaries have signed labor contracts with employees in accordance with the Labor Law of the People's Republic of China and other relevant laws and regulations, and the employees enjoy corresponding rights and assume corresponding obligations thereunder.

(II) Social insurance and housing provident fund

According to the certificates issued by the social insurance management department and housing provident fund management department where the Issuer and its controlling

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subsidiaries are located, the Issuer’s statement and verification made by our lawyers, the Issuer did not receive any penalties from the administrative department and the housing provident fund administrative department due to major violations of laws and regulations during the reporting period.

(III) The situation of labor dispatch

During the reporting period, the Issuer's labor dispatch ratio exceeded the upper limit (10%) stipulated in The Interim Provisions on Labor Dispatch. The Issuer has made rectifications in response to the above situation. As of September 30, 2021, the proportion of the dispatched workers of the Issuer to its total workers (including dispatched workers) complies with The Interim Provisions on Labor Dispatch and other relevant regulations.

XIX.	Application of funds raised by the Issuer

(I) After verification by our lawyers, the project in which the Issuer’s offering proceeds invest has been reviewed and approved by the Issuer’s general meeting, and obtained necessary internal approvals and authorizations as well as the investment filing documents issued by the Management Committee of Chaoyang Kazuo Economic Development Zone, the competent government authority. As of the date of this Legal Opinion, the gallium arsenide semiconductor material project has not yet obtained the environment evaluation approval document. The Management Committee of Chaoyang Kazuo Economic Development Zone has issued an explanatory document confirming that the project meets the relevant requirements of the national environmental protection policy, and it is expected that there are no substantial obstacles to the handling of environmental protection formalities required for construction of this project. The land used for the project in which the offering proceeds invest has obtained the title deed issued by the competent government department, which complies with the land policy and urban planning, and there is no risk that the land for investment can not be obtained.

(II) After verification by our lawyers, the Issuer’s use of the funds raised this time does not involve mergers or acquisitions of other companies.

(III) After verification by our lawyers, the project in which the Issuer’s offering proceeds invest complies with the national industrial policy, environmental protection, land management and other laws, regulations and rules.

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XX.	Business development goal of the Issuer

According to the Prospectus (for filing purpose) and the Issuer's statements, the Issuer's development goal is to become a global leader in III-V compound semiconductor substrate materials. In order to achieve its development goal, the company has formulated a clear development strategy: firstly, to expand the production capacity of existing products: in the context of the continuous growth of the existing market, the company's production capacity is lower than that of its main competitors and is in a disadvantageous competitive position, so the company urgently needs to expand its supply capacity; secondly, to accelerate the capacity building and market development of large-size substrate products: as downstream applications such as 5G communications and new-generation displays enter into a new round of investment cycle, new production lines for downstream customers are likely to switch to larger sizes, so the company needs to form a large-scale supply capacity for large-size substrate products as soon as possible, seizing market opportunities in the new round of industry cycle; thirdly, to pay close attention to the frontiers of global technology and continue to broaden the application scenarios of III-V compound semiconductors. The Company pays close attention to new technologies, new devices and new application scenarios in the academic and industrial circles, actively cooperates with the R&D process of downstream customers, and introduces its substrate products into new application scenarios in advance.

We believe that the Issuer’s business development goal is consistent with its primary business, complying with laws, regulations and regulatory documents, and there are no potential legal risks.

XXI.	Litigation, arbitration or administrative punishment

(I) The Issuer and its controlled subsidiaries

1. Major litigation and arbitration

According to the information, descriptions and promises provided by the Issuer, and through interviewing with relevant heads of the Issuer by our lawyers and searches and inquiries in websites such as Credit China, the National Enterprise Credit Information Publicity System, China Enforcement Information Disclosure, China Judicial Documents Network, People's Court Announcement Network and 12309 China Procuratorial Network, as of the date of this Legal Opinion, the Issuer does not have any outstanding litigation or arbitration case with a single disputed amount (principal) of more than RMB 500,000.

2. Administrative punishments

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According to the decisions on administrative penalties, payment vouchers and other information and commitments provided by the Issuer, the Audit Report, and through interviewing with relevant heads of the Issuer by our lawyers and searches and inquiries in public channels such as Credit China, the national enterprise credit information publicity system and websites of government competent authorities, during the reporting period, the Issuer and its domestic controlled subsidiaries received a total of 22 administrative penalties. Based on the written certificates issued by the relevant competent authority certifying no major violation of laws or no material administrative punishment, the interviews with the staff of the competent authority by our lawyers, and the analysis of factors such as the basis and decision of the penalty, the circumstances of the violation and the amount of fines, we believe that aforesaid administrative penalties received by the Issuer and its domestic controlled subsidiaries during the reporting period are not major violations of laws.

(II) Major shareholders who hold more than 5% of the Issuer’s shares

The major shareholders holding more than 5% of the Issuer's shares are AXT and Beijing Bomeilian. According to the American Legal Opinion on AXT, statements and undertakings issued by AXT and Beijing Bomeilian, and through interviewing with relevant heads by our lawyers and searches on Credit China, National Enterprise Credit Information Publicity System, China Enforcement Information Disclosure, China Judicial Documents Internet, People’s Court Announcement Network, and 12309 China Procuratorial Network, as of the date of this Legal Opinion, the major shareholders AXT and Beijing Bomeilian who hold more than 5% of the Issuer’s shares are not involved in any outstanding or threatened major litigation, arbitration or administrative punishment.

(III) Chairman and general manager of the Issuer

According to the questionnaire filled out by the Issuer’s chairman MORRIS SHEN-SHIH YOUNG and general manager Vincent Wensen LIU, and through interviewing with them by ours lawyers and searches on the securities and futures market discredit record inquiry platform, China Enforcement Information Disclosure website, China Judicial Documents Network, the People’s Court Announcement network and 12309 China Procuratorial Network, as of the date of this Legal Opinion, the Issuer’s chairman MORRIS SHEN-SHIH YOUNG or general manager Vincent Wensen LIU is not involved in any outstanding or threatened material litigation, arbitration or administrative punishment.

XXII.	Relevant commitments and restrictive measures involved in this Offering

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Upon verification by our lawyers, the Issuer’s shareholders, directors, supervisors, senior executives, core technicians and other relevant responsible entities have signed the relevant commitments involved in this Offering; the Issuer and its controlling shareholders and other relevant responsible entities have signed the restrictive measures on failure to perform relevant commitments, which complies with laws and relevant requirements of Opinions of CSRC on Promotion of Reform of The Initial Public Offering System with respect to relevant responsible entities, that is, relevant responsible entities shall raise restrictive measures on failure to perform relevant commitments when they make public commitments.

At the same time, the Issuer has analyzed the impact of this Offering on the dilution of immediate returns, and formulated compensation measures for the dilution of immediate returns. The Issuer’s directors, senior executives and controlling shareholders have made commitments to ensure the effective implementation of the Issuer’s measures to fill up returns in accordance with the requirements of the Guiding Opinions on Matters Related to Dilution of Immediate Returns by IPO, Refinancing and Major Asset Restructuring. The seventh session of the Issuer's first board of directors has formulated a proposal on the analysis of diluted immediate returns and specific measures to fill up immediate returns, which has been reviewed and approved by the Issuer's second extraordinary general meeting in 2021.

XXIII.	Evaluation of legal risks in the Issuer's Prospectus (for filing purpose)

Our lawyers have participated in the preparation and discussion of the Prospectus (for filing purpose), and have reviewed the Prospectus (for filing purpose), especially its contents quoting this Legal Opinion and Lawyer's Report. We believe that there is no contradiction between the relevant content of this Legal Opinion quoted in the Issuer's Prospectus (for filing purpose) and this Legal Opinion. We have no objection to quotation of relevant content of this Legal Opinion by Issuer’s Prospectus (for filing purpose), and confirms that the Prospectus (for filing purpose) will not have false records, misleading statement or material omission due to quotation of the content of this Legal Opinion.

XXIV.	Other matters to be explained in Lawyers’ Opinion

(I) The Issuer's option incentive plan for employees

According to the information provided and the explanation issued by the Issuer, the Issuer has a 2021 stock option incentive plan formulated before the IPO application and implemented after the listing. For details, please refer to Part 24 of the Lawyer's Report.

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(II) The controlling shareholder’s stock options and restricted stocks obtained by the Issuer’s employees

According to the AXT equity incentive plan, grant documents, statistics and American Legal Opinion on AXT provided by the Issuer, some employees of the Issuer hold stock options and restricted stocks granted by AXT. As of June 30, 2021, the Issuer’s employees held a total of 316,187 stock options of AXT, and held a total of 533,986 restricted shares of AXT.

XXV.	Overall conclusive opinions on this Offering

In summary, we believe that the Issuer meets the conditions stipulated by the Securities Law, the Company Law, the IPO Registration Measures, the STAR Market Listing Rules and other relevant laws, regulations and regulatory documents with respect to Initial Public Offering and Listing on the STAR Market, and there is no record of material violations of laws and regulations in the past three years. We have no objection to quotation of relevant contents of this Legal Opinion and the Lawyer's Report by Issuer’s Prospectus (for filing purpose), and confirms that the Prospectus (for filing purpose) will not have false records, misleading statement or material omission due to quotation of the contents of this Legal Opinion and the Lawyer's Report. This Offering of the Issuer remains subject to approval of the Shanghai Stock Exchange and registration with the China Securities Regulatory Commission; after the completion of this Offering, approval of the Shanghai Stock Exchange is required before the Issuer's shares can be listed and traded on the Shanghai Stock Exchange.

This Legal Opinion is made in four originals.

(No text below, followed by the signature page)

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(No text on this page; it is the signature page of Legal Opinion of King & Wood Mallesons on Initial Public Offering and Listing on the STAR Market of Beijing Tongmei Xtal Technology Co., Ltd.)

King & Wood Mallesons (seal)	Handling lawyers: XU Hui YANG Zhenhua WANG Anrong Head: WANG Ling

December 25, 2021

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The Supplementary Legal Opinion (I) of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board

To: Beijing Tongmei Xtal Technology Co., Ltd.

King & Wood Mallesons (hereinafter referred to as We/Us) is entrusted by Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Issuer”) to be the Specialized Legal Adviser for the Initial Public Offering and Listing on the Science and Innovation Board of the Issuer (hereinafter referred to as the “Offering and Listing”).

The Legal Opinion of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Legal Opinion”) and the Lawyer’s Work Report of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board have been issued on December 25, 2021 regarding the offering and listing matters, according to the Securities Law of the People’s Republic of China (hereinafter referred to as the “Securities Law”), the Company Law of the People’s Republic of China (hereinafter referred to as the “Company Law”), the Administrative Measures for the

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Registration of Initial Public Offering of Shares on the Science and Innovation Board (Trial) (hereinafter referred to as the “Administrative Measures for the Registration of Initial Public Offering”), the Administrative Measures for Securities Legal Business of Law Firms (hereinafter referred to as the “Administrative Measures for Securities Legal Business”), the Practical Rules for Securities Legal Business of Law Firms (Trial) (hereinafter referred to as the “Practical Rules of Securities Legal Business”), No. 12 Rules for the Preparation and Reporting of Information Disclosure by Public Securities Companies- Legal Opinions and Lawyers' Work Report on Public Securities Issuance (hereinafter referred to as “No. 12 Rules for the Preparation and Reporting”), Guidelines for the Application of Regulatory Rules- Law No. 2: Detailed Practical Rules of Law Firms Engaged in the Legal Business of Initial Public Offering and Listing (hereinafter referred to as the “Detailed Practical Rules of Initial Legal Business”) and other existing effective laws, administrative rules, regulations and normative documents in the People’s Republic of China (hereinafter referred to as “China”), (for the purpose of the Supplementary Legal Opinion, excluding Hongkong Special Administrative Region, Macao Special Administrative Region and Taiwan Region), and the relevant provisions of China Securities Regulatory Commission (hereinafter referred to as the “CSRC”), and based on the business standards, moral rules and diligent diligence spirit recognized by the practice of law.

The handling lawyers of us have reviewed the relevant legal matters according to the requirements of SZKS (Review) [2022] No. 66 - the Inquiry Letter on the First Round Examination of the Application Documents of Beijing Tongmei Xtal Technology Co., Ltd. for Initial Public Offering and Listing on the Science and Innovation Board (hereinafter referred to as the “Inquiry Letter”) issued by Shanghai Stock Exchange on February 9, 2022; meanwhile, whereas, Ernst & Young was entrusted by the Issuer to review the financial and accounting statements of the Issuer until December 31, 2021, and issued Ernst & Young Hua Ming (2022) Shen Zi No. 61641535_B01 Audit Report on Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Updated Audit Report”) as well as Ernst & Young Hua Ming (2022) Zhuan Zi No. 61641535_B03 Internal Control Audit Report on Beijing Tongmei Xtal

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Technology Co., Ltd. (hereinafter referred to as the “Updated Internal Control Report”) respectively on March 15, 2022, the handling lawyers of the King & Wood Mallesons supplemented the audit of legal matters involved in the relevant changes of the Offering and Listing of the Issuer for the period from the relevant deadline of the Period from July 1, 2021 to December 31, 2021 (hereinafter referred to as the “Period” ) or the Legal Opinion to the relevant deadline of the Supplementary Legal Opinion, and issued the Supplementary Legal Opinion, and updated the Lawyer’s Work Report of us on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Lawyer’s Work Report”). The “Reporting Period” mentioned in the Supplementary Legal Opinion refers to 2019, 2020 and 2021.

The Supplementary Legal Opinion forms an integral part of the Legal Opinion and Lawyer’s Work Report issued by us. The premises, assumptions and definitions of relevant terms in the Legal Opinion and Lawyer’s Work Report of us are also applicable to the Supplementary Legal Opinion. The relevant interpretations or abbreviations of the Legal Opinion and the Lawyer’s Work Report shall also apply to the Supplementary Legal Opinion unless otherwise specified. For matters specially described in the Supplementary Legal Opinion, the description herein shall prevail.

We only expresses opinions on legal issues related to the Offering and Listing of the Issuer, and does not express opinions on non-legal professional matters, such as accounting, audit and asset evaluation in the Supplementary Legal Opinion. We only expresses opinions according to the current effective laws and regulations in China, and does not express opinions according to any laws outside China. We do not express opinions on non-legal professional matters, such as accounting, audit and asset evaluation and overseas legal matters. When quoting some data and conclusions of relevant Accounting Reports, Audit Report, Asset Evaluation Report and Overseas Legal Opinions in the Supplementary Legal Opinion, we have fulfilled the necessary duty of care, but such quoting is not regarded as any express or implied guarantee of us for the

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authenticity and accuracy of the conclusion on these data, since we are not qualified for verifying and evaluating such data.

The Supplementary Legal Opinion is only used by the Issuer for the purpose of the Offering and Listing, and shall not be used for any other purpose. We agree to take the Supplementary Legal Opinion as the necessary legal document for the Application for the Offering and Listing of Issuer, submit it to Shanghai Stock Exchange and the CSRC together with other Application materials for review, and bear corresponding legal liabilities for the Supplementary Legal Opinion issued according to the law. We agree that the Issuer shall quote the relevant contents of the Supplementary Legal Opinion in the relevant documents prepared for the Offering and Listing by itself or according to the review requirements of the CSRC and Shanghai Stock Exchange, but the Issuer shall not cause legal ambiguity or misinterpretation due to the quotation. We have the right to review and confirm the contents of the above relevant documents again.

According to the business standards, ethics and the spirit of diligence recognized by the practice of law, we have verified the issues related to the lawyer of the Issuer in the Inquiry Letter and the updated related to the Offering and Listing of the Issuer, and now issue the Supplementary Legal Opinion as follows:

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Part I Reply to the Inquiry Letter	62
I. Question 1 of the Inquiry Letter: About Asset Restructuring	63
II. Question 2 of the Inquiry Letter: About Independence	67
III. Question 6 of Inquiry Letter: About Historical Evolution	79
IV. Question 19 of the Inquiry Letter: About Spin Off Listing	94
V. Question 20 of the Inquiry Letter: Other Questions	100
Part II Update of the Issuer’s Information Related to the Offering and Listing	106
I. Approval and Authorization of the Offering and Listing	106
II. Subject Qualification of the Offering and Listing	106
III. Substantive Conditions for the Offering and Listing	107
IV. Independence of the Issuer and Its Changes	112
V. Changes in Sponsors and Shareholders	112
VI. Share Capital of the Issuer and its Evolution	119
VII. Business of the Issuer	119
VIII. Related Party Transactions and Horizontal Competition and Their Changes	123
IX. Main Properties of the Issuer and Their Changes	129
X. Significant Changes in the Debt of the Issuer	136
XI. Significant Asset Changes and Mergers and Acquisitions of the Issuer	138
XII. Amendment to the Articles of Association of the Issuer	138
XIII. Rules of Procedure and Regulated Operation of the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors of the Issuer	138
XIV. Directors, Supervisors, Senior Managers and Core Technicians of the Issuer and Their Changes	140
XV. Tax of the Issuer and its Changes	145
XVI. Environmental Protection, Product Quality, Technology and Other Standards of the Issuer	151
XVII. Labor and Social Security of the Issuer	152
XVIII. Application of Offering Proceeds by the Issuer	153
XIX. Litigation, Arbitration or Administrative Punishment	154
XX. Evaluation of the Legal Risk of the Issuer’s Prospectus	156
XXI. Other Issues to be Explained by the Attorney	156

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XXII. General Concluding Comments on the Offering and Listing	157
Annex I: New Land Use Right of the Issuer and Its Holding Subsidiaries Obtained the Ownership Certificate	159
Annex II: New Trademarks of the Issuer and Its Holding Subsidiaries	160
Annex III: New Patents of the Issuer and Its Holding Subsidiaries	162

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Part I Reply to the Inquiry Letter

I. Question 1 of the Inquiry Letter: About Asset Restructuring

According to the submissions, 1) in December 2020, with a view to combine business resources and settle the issue of horizontal competition, AXT and relevant shareholders added investment in the Issuer with 100% equities of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei, which become the subsidiaries wholly owned by the Issuer after the capital increase; 2) the price of capital increase by AXT and relevant shareholders this time through restructuring is RMB1.36 per unit of registered capital, and the price of equity transfer and capital increase by the Issuer in January 2021 was RMB5.03/registered capital; 3) the Issuer was reissued Business License on December 29, 2020. Ernst & Young Hua Ming issued Capital Verification Report on January 28, 2021, confirming that the newly added registered capitals paid by investors have been received; 4) AXT is a NASDAQ listed company subject to accounting standard of US-GAAP, and the accounting standard implemented by the Issuer in this declaration is Chinese accounting standard; 5) in this asset restructuring, the Issuer believes that the ratios of total assets and business incomes of acquired entity and the Issuer were 91.94% and 33.41% respectively in 2019.

The Issuer is required to explain: (1) the transaction pricing method of the Company and acquired entities in this asset restructuring, evaluation of main parameters and fairness, the reason and reasonableness of large difference between the value estimated at this asset restructuring of the Company and the value estimated in January 2021 when the third party adds investment; (2) the time when the equities of five subsidiaries such as Beijing Boyu were transferred and included in consolidated statement, and the time when this asset restructuring was completed; (3) the main operating business, operation status, main financial data and applicable accounting standards of parent company and acquired entity during reporting period, calculation procedure of comparison of relevant financial indexes, and whether standard application is consistent; (4) business positioning and work division, specific products and mutual relation between the Company and its subsidiaries after asset restructuring; (5) the integration measures adopted by the Company in assets, business and personnel, and their effect, the measures and effect of controlling each subsidiary, and whether there is any risk of influencing stability of main operating business of the Company and effective control of subsidiaries.

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The Sponsor and Reporting Accountant are requested to explain the verification procedure performed for the valuation report of the Issuer and acquired entity in this asset restructuring, and give express opinions on fairness of transaction price.

The Sponsor and Issuer’s Attorney are requested to give express opinions on whether or not the Issuer meets relevant rules based on the time of completion of this asset restructuring and comparison of relevant financial indexes.

Reply:

(I) Whether the Issuer meets the requirements of relevant rules

1.Completion time of the asset restructuring

According to its industrial and commercial registration materials, the restructured party (acquired entity) involves following dates during procedure of this asset restructuring:

Items	Chaoyang Tongmei	Baoding Tongmei	Nanjing Jinmei	Chaoyang Jinmei	Beijing Boyu
Date of Equity Transfer Agreement	December 25, 2020	December 25, 2020	December 25, 2020	December 25, 2020	December 29, 2020
Date of resolutions of general meeting/board meeting	December 25, 2020	December 25, 2020	December 25, 2020	December 25, 2020	December 29, 2020
Date of modification of articles of association	December 25, 2020	December 25, 2020	December 25, 2020	December 25, 2020	December 29, 2020
Date of industrial and commercial modification	31 Dec. 2020	January 12, 2021	December 30, 2020	31 Dec. 2020	December 30, 2020

According to Capital Increase Agreement signed by restructuring party (Tongmei Limited) and original shareholders of restructured party (acquired entity), acquiring new equities of restructuring party by original shareholders of restructured party is subject to registration of industrial and commercial change and issuance of business license. Tongmei Limited completed industrial and commercial change for this asset restructuring and was reissued the new business license on December 29, 2020, therefore, original shareholders of restructured party acquired the new equities of restructuring party on December 29, 2020.

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In light of the provisions of Accounting Standards for Enterprises No.20 - Business Combination, the standards for judging the control of which restructuring party (Tongmei Limited) has over restructured party (acquired entity) and the actual circumstance is as follows:

No.	Conditions of realizing control transfer	Actual circumstance of control transfer
1	The contract or agreement of business combination has been adopted in the general meeting	The equity transfer agreement has been adopted in the meetings of board of directors or general meetings of the parties on December 25 or December 29, 2020.
2	The business combination has been approved by competent authority of the state (if necessary)	It is unnecessary for this asset restructuring to be approved by the competent authority of the state.
3	The parties participating in the combination have completed necessary formalities of transfer of property rights

The equity transfer agreement has been executed on December 25 or December 29, 2020, and the parties confirm that closing of relevant equities has been completed on the execution date of the agreement.

4	The combining or acquiring party has paid most of the combination price (usually more than 50%), and has capacity and plan to pay the remaining price

On December 29, 2020, original shareholders of restructured party acquired new equities of Tongmei Limited (consideration of restructuring), indicating that the restructuring party has paid all consideration of restructuring.

5	The combining or acquiring party has controlled the finance and business policies of the combined or acquired party, having corresponding benefits and assuming corresponding risks.

As at December 29, 2020, the restructuring party has controlled the finance and business policies of the restructured party, having shareholders’ rights and benefits, and assuming shareholders’ obligations and relevant risks.

As mentioned in aforesaid form, as at December 29, 2020, the control over restructured party (acquired entity) has been transferred to the Issuer, so it is deemed that this asset restructuring has been completed on December 29, 2020.

2.Comparison of relevant financial indicators

According to the Financial Statements of the Reorganizer (Tongmei Xtal) and the Reorganized Party (Acquired Subject) provided by the Issuer during the Reporting Period, and through the interview of our lawyers with the CFO of the Issuer, the calculation process of the comparison of relevant financial indicators of all parties in this asset reorganization is as follows:

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In RMB0’000

Entity/Item	Total assets at end of 2019	Operation revenue in 2019	Total profits of 2019
Beijing Tongmei A	80,072.95	35,728.47	-1,507.98
Baoding Tongmei B	28,635.15	1,953.43	-2,902.24
Chaoyang Tongmei C	24,219.28	2,470.16	-1,457.28
Chaoyang Jinmei D	7,005.23	1,095.62	360.31
Nanjing Jinmei E	9,340.66	5,781.28	942.58
Beijing Boyu F	12,659.92	9,492.30	1,541.82
Offsetting Transactions with Reorganizer G	-8,238.45	-8,856.82	-881.63
Total amount of acquired entity H(=B+C+D+E+F+G)	73,621.79	11,935.97	-2,396.44
Proportion (=H/A)	91.94%	33.41%	N/A

In accordance with the provisions of “Opinions on Application of Article 12 (No material change happens on main operating business of the Issuer in recent 3 years) of The Measures for the Administration of Initial Public Offering and Listing of Stocks - Opinions No. 3 on Application of Securities and Futures Laws” (hereinafter “Opinions No. 3”), If the Issuer restructures the same, similar or relevant businesses under the same corporate controlling person during the reporting period, and the total assets of the restructured party at the end of the accounting year immediately preceding the restructuring or its operating income or total profits of preceding accounting year are not less than 100% of corresponding item of the Issuer prior to restructuring, the Issuer cannot apply for public offering until it has operated for an accounting year after restructuring so that investors can know the overall operation after restructuring. If there is any related transaction between the restructured party and the Issuer in the accounting year prior to the restructuring, the total assets, operating income or total profits shall be calculated based on the standard after deducting such transaction.

As showed in aforesaid form, the total assets at end of 2019, the operating income and total profits of the restructured party in 2019 were less than corresponding items of the Issuer, so it does not fall in the circumstance stipulated by Opinions No. 3 where the application can only be made after operating for a full accounting year after restructuring; the time of completing this asset restructuring and comparison of relevant financial indexes comply with relevant laws and statutes.

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(II) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Checking resolutions of general meetings and the board meetings, articles of association, equity transfer agreement, capital increase agreement, industrial & commercial registration materials and the new business license after change, consulting relevant provisions of Guide on Application of Accounting Standards for Business Enterprises No. 20 - Business Combinations, and checking the time of completion of this asset restructuring;

2. Checking financial statements of the restructuring party (Tongmei Limited) and the restructured party (acquired entities) within the reporting period offered by the Issuer, calculating the proportions of the total assets of the restructured party at the end of accounting year immediately preceding restructuring or the business income or total profits in the preceding accounting year to corresponding items of the Issuer prior to restructuring, and checking if complying with relevant laws and statutes such as Opinions No. 3.

Upon verification, we believe that the time of completing this asset restructuring is December 29, 2020; the total assets of the restructured party at end of 2019, and its business income and total profits for the year of 2019, are less than corresponding items of the Issuer, not falling in the circumstance stipulated by Opinions No. 3 where the application for public offering can only be made after operating for a full accounting year after restructuring; the time of completing this asset restructuring and comparison of relevant financial indexes comply with relevant laws and statutes.

II. Question 2 of the Inquiry Letter: About Independence

2.3

According to the submissions, 1) In November 2021, the Issuer signed a technology license agreement and a trademark license agreement with AXT, in which AXT granted its own intellectual property rights, authorized patents and pending patents to the Issuer and its holding subsidiaries, and granted a trademark license to the Issuer and its subsidiaries; 2) The Issuer owns 42 domestic invention patents, four (4) of which are jointly owned by the Issuer and AXT. The jointly owned patents are of great importance to the production and operation of the Issuer. No agreement or other arrangements

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between the Issuer and AXT have been signed in respect of the four (4) jointly owned patents, which the Issuer may use independently under the Patent Act.

The Issuer is required to explain: (1) whether the intellectual property rights such as patents, technologies and trademarks necessary for the Company’s production and operation have been transferred or authorized to the Company; (2) AXT has already no actual business, the reason for taking the licensing mode rather than transfer and the fairness of the license fee; (3) For the jointly owned patents, whether there are currently arrangements for licensing to third parties in the use and planning of AXT.

The Issuer’s Attorney shall check Q (1) and give a clear opinion.

Reply:

(I) Whether patents, technologies, trademarks and other intellectual property rights necessary for the Company’s production and operation have been transferred or authorized to the Company

1.Transfer or authorization of patent and technology

According to the List of Patent and Description Confirmation provided by AXT, as well as the Patent Verification Opinions issued by Clements Bernard Walker PLLC, Studio Torta S.p.A, RYUKA IP LAW FIRM, YOU ME PATENT & LAW FIRM, Norton Rose Fuibright Canada LLP, and Tsai, Lee & Chen’s International Trademark and Patent Office, and through the retrieval query on the China and Global Patent Examination Information Inquiry (Website: ), as of February 28, 2022, the authorized patents held by AXT and its subsidiaries except the Issuer are as follows:

No.	Patent Name	Patentee	Country/ Regions	Application/Patent No.	Application Field
1	반도체결정들을 강성 지지물로 탄소도핑과 저항률제어 및 열경사도제어에 의해 성장시키기 위한 방법 및 장치	AXT	Korea	10-0966182	Single crystal growth

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No.	Patent Name	Patentee	Country/ Regions	Application/Patent No.	Application Field
2	炭素ドーピング、抵抗率制御、温度勾配制御を伴う、剛性サポートを備える半導体結晶を成長させるための方法および装置	AXT	Japan	4324467	Single crystal growth
3	METHOD AND APPARATUS FOR GROWING SEMICONDUCTOR CRYSTALS WITH A RIGID SUPPORT WITH CARBON DOPING AND RESISTIVITY CONTROL AND THERMAL GRADIENT CONTROL	AXT	Canada	CA 2452542	Single crystal growth
4	炭素ドーピング、抵抗率制御、温度勾配制御を伴う、剛性サポートを備える半導体結晶を成長させるための方法および装置	AXT	Japan	5005651	Single crystal growth
5	METHOD AND APPARATUS FOR GROWING SEMICONDUCTOR CRYSTALS WITH A RIGID SUPPORT WITH CARBON DOPING AND RESISTIVITY CONTROL AND THERMAL GRADIENT CONTROL	AXT	The United States	US 6,896,729 B2	Single crystal growth
6	LOW ETCH PIT DENSITY (EPD) SEMI-INSULATING III-V WAFERS	AXT	The United States	US 8,361,225 B2	Single crystal growth
7	LOW ETCH PIT DENSITY (EPD) SEMI-INSULATING GAAS WAFERS	AXT	The United States	US 7,566,641 B2	Single crystal growth
8	ガリウムベース材料及び第ＩＩＩ族ベース材料の製造方法	AXT	Japan	6008144	Polycrystal synthesis
9	単結晶ゲルマニウムの結晶成長システム、方法および基板	AXT	Japan	5497053	Single crystal growth
10	SYSTEMS, METHODS AND SOLUTIONS FOR CHEMICAL POLISHING OF GAAS WAFERS	AXT	The United States	US 8,318,042 B2	Polishing
11	METHODS FOR MANUFACTURING MONOCRYSTALLINE GERMANIUM INGOTS/WAFERS	AXT	Europe	EP2510138B1	Single crystal growth

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No.	Patent Name	Patentee	Country/ Regions	Application/Patent No.	Application Field
	HAVING LOW MICRO-PIT DENSITY (MPD)
12	マイクロピット密度（ＭＰＤ）が低いゲルマニウムのインゴットを製造する方法、およびゲルマニウム結晶を成長させる装置	AXT	Japan	5671057	Single crystal growth furnace manufacturing
13	CRYSTAL GROWTH APPARATUS AND METHOD	AXT	The United States	US 8,231,727 B2	Single crystal growth furnace manufacturing
14	微坑密度（ＭＰＤ）低之鍺鑄錠/晶圓及用於其製造之系統和方法	AXT	Taiwan, the PRC	I 513865	Single crystal growth
15	SYSTEMS, METHODS AND SUBSTRATES OF MONOCRYSTALLINE GERMANIUM CRYSTAL GROWTH	AXT	The United States	US 8,506,706 B2	Single crystal growth
16	GERMANIUM INGOTS/WAFERS HAVING LOW MICRO-PIT DENSITY (MPD) AS WELL AS SYSTEMS AND METHODS FOR MANUFACTURING SAME	AXT	The United States	US 8,647,433 B2	Single crystal growth
17	激光可调节深度标记系统和方法	AXT, Issuer	P. R. China	2008100006750	Measurement
18	制造低腐蚀坑密度半绝缘砷化镓晶片的方法及其产品	AXT, Issuer	P. R. China	2008100009388	Single crystal growth
19	锗晶体生长的方法和装置	AXT, Issuer	P. R. China	2008101770060	Single crystal growth
20	具有低微坑密度（MPD）的锗锭/晶圆和其制造系统及方法	AXT, Issuer	P. R. China	2010800022161	Single crystal growth
21	非水系二次電池	Tandie Technologies, LLC	Japan	JP5156826	Battery related fields

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No.	Patent Name	Patentee	Country/ Regions	Application/Patent No	Application Field
22	非水二次电池	Tandie Technologies, LLC	P. R. China	2009801146313
23	NONAQUEOUS SECONDARY BATTERY	Tandie Technologies, LLC	The United States	US8669010
24	NONAQUEOUS SECONDARY BATTERY	Tandie Technologies, LLC	The United States	US8431267

On November 4, 2021, AXT signed a Technology License Agreement with the Company, stating that: AXT licenses all of its issued patents and pending patents and intellectual property rights (referring to trade secrets, contractual and licensing rights and other existing and/or future technology property rights, including updates and extensions thereof) to the Issuer and its controlling subsidiaries; The license covers the manufacture, use, sale, display, reproduction and distribution of gallium arsenide, indium phosphide and germanium crystals and substrate products worldwide; The license term is effective from January 1, 2021 and is valid forever.

In summary, all patents and technologies necessary for the Company’s production and operation have been transferred or authorized to the Company.

2.Transfer or authorization of trademark

According to the list of trademarks and the confirmation of description provided by AXT, and the trademark verification opinions issued by Clements Bernard Walker PLLC, Studio Torta S.P.A, RYUKA IP LAW FIRM and Tsai, Lee & Chen’s International Trademark and Patent Office, our lawyers have logged in to China Trademark Network (website: http://sbj.cnipa.gov.cn/sbcx/) for retrieval query, and checked the status of registered trademarks owned by AXT as of February 28, 2022 as follows.

No.	Trademark No.	Country/region	Trademark	Right Holder
1	G1097820	P. R. China		AXT
2	1728076	P. R. China		AXT

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No.	Trademark No.	Country/region	Trademark	Right Holder
3	5536582	P. R. China		AXT
4	01001812	Taiwan, the PRC		AXT
5	01543232	Taiwan, the PRC		AXT
6	00964723	Taiwan, the PRC		AXT
7	1097820	Japan		AXT
8	4490456	Japan		AXT
9	4488361	Japan		AXT
10	1097820	Norway		AXT
11	2981244	The United States		AXT
12	3725141	The United States		AXT
13	1097820	Korea		AXT
14	526305	Korea		AXT
15	519696	Korea		AXT
16	1097820	Iceland		AXT
17	010346179	European Union		AXT

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No.	Trademark No.	Country/region	Trademark	Right Holder
18	UK00910346179	Britain		AXT
19	1097820	International		AXT

According to the instructions of the Company, the instructions of AXT and the interview with Chairman of AXT and the General Manager of the Issuer by our lawyers, the Company is in the semiconductor material industry, whose business development does not rely heavily on trademarks, so the above trademarks are not necessary for the production and operation of the Company. As a holding subsidiary of AXT, the Company mainly uses relevant trademark patterns in daily management of enterprise, internal identification in plant and product packaging. In order to ensure the continuity of the Company’s business management and trademark use, the Company signed a Trademark License Agreement with AXT on November 4, 2021, which stipulates that: AXT will license the above trademarks to the Company and its subsidiaries for free as an integral part of the Company’s corporate name for the manufacture, marketing and sale of products; The license term begins on March 1, 2021 and is valid forever.

In summary, AXT has licensed the relevant registered trademarks owned by itself to the Company for free.

(II) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Refer to the patent list and description confirmation provided by AXT, as well as the patent verification opinions issued by Clements Bernard Walker PLLC, Studio Torta S.p.A, RYUKA IP LAW FIRM, YOU ME PATENT & LAW FIRM, Norton Rose Fuibright Canada LLP and Tsai, Lee & Chen’s International Trademark and Patent Office, log in China and international patent examination information query system (http://cpquery.sipo.gov.cn/) for retrieval query, and check AXT’s authorized patents and their application fields.

2. Refer to the Technology License Agreement signed by AXT and the Issuer and AXT’s description confirmation, interview the chairman of AXT and the general manager of the Issuer,

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and verify that AXT has licensed its owned patent to the Issuer.

3. Refer to the list of trademarks and the confirmation of description provided by AXT, and the trademark verification opinions issued by Clements Bernard Walker PLLC, Studio Torta S.P.A, RYUKA IP LAW FIRM and Tsai, Lee & Chen’s International Trademark and Patent Office, log in to China Trademark Network (website: http://sbj.cnipa.gov.cn/sbcx/) for retrieval query, and check the status of registered trademarks owned by AXT.

4. Refer to the Trademark License Agreement signed by AXT and the Issuer, and AXT’s description confirmation, interview the chairman of AXT and the general manager of the Issuer, and verify that AXT licenses its owned registered trademark to the Issuer.

After verification, we believe that:

1. All patents and technologies necessary for the Company’s production and operation have been transferred or authorized to the Company.

2. The Issuer belongs to the semiconductor material industry and does not have significant dependence on trademarks for business development; The relevant registered trademarks owned by AXT are not necessary trademarks for the Company’s production and operation, but in order to ensure the continuity of the Company’s business management and trademark use, AXT has licensed the relevant registered trademarks owned by itself free of charge to the Issuer for use.

2.5

The Sponsor and Issuer’s Attorney shall specify whether the Issuer business is complete, whether the relevant sales, procurement, assets, personnel and technology are confused with the controlling shareholders and the companies they control and share in and whether the Issuer has verification procedures, evidences and conclusions performed for the independent ability to continue operations directly to the market, and give a clear opinion on whether the Issuer meets the requirements of the relevant rules for business integrity and independence.

Reply:

(I) Basic information of the Issuer

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According to the relevant materials, clarifications and confirmation letters provided by the Issuer and AXT, and through the interview with the chairmen of the Issuer and AXT by our Attorney, the relationship between the Issuer and its controlling shareholder AXT in terms of sales, procurement, assets, labor force, technology and so on, is as follows:

As regards sales and procurement, before March 2021, based on the unified arrangement within the Group, the Issuer sold semiconductor substrate material products and also purchased some main raw materials overseas through AXT. After March 2021, the business handover between AXT and AXT-Tongmei, a subsidiary of the Issuer, was completed whereupon AXT-Tongmei was independently responsible for overseas procurement and sales, while AXT no longer engaged in specific business after accomplishing the ongoing orders.

As regards assets and technology, in addition to independent plants, equipment and sound production processes, the Issuer has formed patented and non-patented technologies during production and R&D. In November 2021, the Company entered into a Technology License Agreement and a Trademark License Agreement with AXT, whereby it is agreed that AXT shall grant the Company and its controlled subsidiaries licenses to use AXT’s intellectual property rights, patents (whether issued or pending) and trademarks on a perpetual basis. In 2021, AXT-Tongmei, a subsidiary of the Company, rented real estate from AXT as office space against paying the corresponding rent, the real estate of which is only used by AXT-Tongmei for daily office work, without a material impact on the Company’s business and asset independence.

As regards labor force, since March 2021, AXT has handed over its business to AXT-Tongmei, with its relevant sales, procurement and R&D teams having signed labor contracts with the latter, while only retaining some necessary personnel to be responsible for information disclosures, investor relations, finances and other related matters in the US capital market. The Issuer independently perform funtions such as procurement, sales, R&D and management.

To sum up, the Issuer maintains its business integrity, having no confusion with AXT and the companies controlled or invested by the latter in respects of relevant sales, procurement, assets, labor force and technology. The Issuer has the ability to directly conduct market-oriented operations as an independent going concern.

(II) The verification procedures performed and the verification evidences on whether the business of the Issuer is complete, whether the

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relevant sales, procurement, assets, personnel and technology are confused with the controlling shareholders and the companies they control and share in, and whether the Issuer has the independent ability to continue operations directly to the market

On whether the business of the Issuer is complete, whether the relevant sales, procurement, assets, personnel and technology are confused with the controlling shareholders and the companies they control and share in, and whether the Issuer has the independent ability to continue operations directly to the market, The verification procedures performed by our Attorney and the verification evidences obtained are as follows:

1. Obtain the Issuer’s Audit Report, sales & purchase details, R&D investment details, equipment procurement details, fixed assets list, important fixed assets purchase contract and invoice, property ownership certificates such as certificate of real estate title and list & certificates of intellectual property rights, register of employees, salary payment record, organization chart and job description, department post work standard and system and fund statements of the bank account, check the Issuer’s sales and procurement, setup of financial department and R&D department and personnel composition,, understand the ownership and use of the Issuer’s assets, and check whether there is any ownership dispute in the important assets for the Issuer’s production and operation, whether these assets are occupied by the related party and whether the assets of the related party are used; judge whether the Issuer’s business is complete;

2. Understand the industry policies, industry data and industry development of the industry to which the Issuer belongs, obtain the income of the main customers of the Issuer, obtain the main financial data of the major customers of the Issuer, and check whether there are significant adverse changes; Check whether there are major disputes or lawsuits over trademarks, patents, proprietary technologies and other important assets or technologies that have a significant impact on the business operation or revenue realization of the Issuer; whether there are other circumstances that significantly affect or impair the ability to continue operations;

3. Obtain legal opinions on the controlling shareholder AXT, AXT information disclosure announcement documents, audit reports or financial statements, procurement and sales details, procurement and sales contracts, list of fixed assets, list of intellectual property rights, register

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of employees and fund statements of bank accounts issued by the American Attorney;check the historical development, industry involved, main business, main products, main raw materials, production process, assets, personnel composition and other basic information of AXT and its controlled enterprises; determine whether AXT and the companies it controls horizontally compete with the Issuer with significant adverse effects, and determine whether the Issuer’s related sales, purchases, assets, personnel and technology are confused with the controlling shareholders and the companies they control and participate in;

4. Refer to the transaction details of related sales and related purchase, related transactions contracts and transaction vouchers and trademarks & technology license contracts of the Issuer in the Reporting Period, obtain the information note and interview record for related transaction issued by the related party of the Issuer, check the amount and proportion and change trend of related transactions between the Issuer and related parties, and background and authenticity of related transactions, and judge whether the Issuer has related transactions that seriously affect its independence and whether it has the ability to directly face the market and continue to operate independently;

5. Obtain trademark and technology usage license agreement, fund lending contracts and vouchers signed by AXT and the Issuer; Check whether the Issuer has obtained necessary authorization to use the trademarks and technologies of related parties, and judge whether the production and operation of the Issuer is significantly dependent on the authorized trademarks and technologies;

6. Check the files on the Issuer’s real estate, land, patents, trademarks, software copyrights and other assets through public channels, and verify the accuracy and integrity of the Issuer’s assets in light of the closing balances of inventories, fixed assets, constructions in progress and intangible assets;

7. Obtain the Commitment Letter on Avoiding Horizontal Competition issued by AXT;

8. Check the sites for production and R&D of the Issuer and its subsidiaries on the spot, the production process of the Issuer for its products, and the approval and R&D records of R&D projects; interview with relevant personnel responsible for management, procurement, sales, finance and R&D to assess whether the Company operates independently in terms of production, supply, marketing, finance and R&D;

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9. Interview with the main customers and suppliers of the Issuer during the reporting period, as well as the main customers and suppliers after looking through AXT, to see the transaction contents, transaction terms and actual implementation thereof with customers and suppliers, the history of cooperation between both parties, the recognition of customers on the quality of the Company’s products, and whether they are associated with the Issuer or involve in financial disintermediation;

10. Inquire basic information of the Issuer’s main customers using public data to learn the position of the Company in the industry and the position of the Company’s products in its downstream application industry through the composition of customers;

11. Seek confirmations from the Issuer’s main customers and suppliers during the reporting period, as well as the main customers and suppliers after looking through AXT;

12. Check the account statements of the Issuer, and its controlling shareholder AXT (including main officers thereof), directors, supervisors, officers, sales and procurement principals, key financial personnel, key sales staff and key procurement personnel during the reporting period to establish whether there is any financial disintermediation and disbursement.

(III) Verification Conclusions and Opinions

After verification, we believe that:

1. The Issuer has an independent procurement, research & development, production, sales, finance departments and related personnel, with independent procurement & sales channels, and independent and complete business system, the Issuer’s business does not depend on related parties, and the business of the Issuer is complete and has the ability of independent and continuous operation directly facing the market;

2. As of the issuance date of the Supplementary Legal Opinion, AXT and other enterprises under its control have no actual production and operation business who have granted licenses on their patents, trademarks and other intellectual property rights to the Company for permanent use; In order to ensure the stability of raw material procurement of the Company and avoid supply interruption and shortage, the Company or the controlling shareholder AXT also deepened the cooperative relationship between both sides through equity participation. Beijing Jiya, Jiamei Hi-purity, Tongli Germanium and Dongfang Hi-purity invested by AXT

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all operate independently, with their main businesses being the upstream extension of the main business of the Issuer. There is no confusion between the Issuer and its controlling shareholders or the companies controlled or invested by the latter as to relevant sales, procurement, assets, personnel and technology;

3. The Issuer’s business is complete and has the ability to continue operation directly and independently in the market. There is no horizontal competition that has a material adverse effect on the Issuer between the Issuer and the controlling shareholders and other enterprises controlled by the Issuer, and there is no related transaction that seriously affects the independence of the Issuer, which complies with the requirements of business integrity and independence in related rules such as Article 12 of the Administrative Measures for the Registration of Initial Public Offerings of the Science and Technology Innovation Board, and Articles 4.1.3 & 4.1.4 of Section I Controlling Shareholder and Actual Controller in Chapter IV Internal Governance of Listing Rules of the Science and Technology Innovation Board.

III. Question 6 of Inquiry Letter: About Historical Evolution

6.1

According to the submissions, Beijing Tongzhou District Industrial Development Zone Corporation (hereinafter referred to as “Industrial Development Zone Corporation”) and AXT jointly established Tongmei Limited, the Issuer’s predecessor, in 1998. In 2001, Industrial Development Zone Corporation transferred its equity interests to AXT, thereby exiting from the Issuer. Industrial Development Zone Corporation was an enterprise owned by the whole people. According to the then applicable provisions, Industrial Development Zone Corporation should conduct an asset appraisal when it exited from Tongmei Limited and obtain a confirmation notice from the competent state-owned assets administration authorities in charge of examination and approval matters, or file the appraisal result with the competent state-owned assets administration authorities. Upon the verification by the intermediary agency, as it occurred a long time ago, the archival materials in relation to the equity transfer auditing appraisal and the receipt of equity transfer price have not been found.

The Issuer is required to explain: the necessary procedures to be performed for the exit of Industrial Development Zone Corporation and the performance thereof, the confirmation made by or filing with the competent state-owned assets authorities during

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the above process, the impact of the failure to find the documents in relation to the auditing appraisal and transfer price on the validity of the equity change, whether the exit of Industrial Development Zone Corporation complies with the relevant laws and regulations on the transfer of state-owned assets, impairs the legitimate rights and interests of the state, the collective and other third parties, or exists any dispute or potential risk.

The Issuer’s Attorney is requested to verify the above issues, explain the impact of the failure to find the documents in relation to the auditing appraisal and transfer price on the verification conclusions, and issue a clear opinion on the above issues.

Reply:

(I) Necessary procedures to be performed for the exit of Industrial Development Zone Corporation and the performance thereof, the confirmation made by or filing with the competent state-owned assets authorities during the above process

1.Specifics on the exit of Industrial Development Zone Corporation from Tongmei Limited

Based on the Issuer’s industrial and commercial archival materials, the specifics on the exit of Industrial Development Zone Corporation from Tongmei Limited are set forth below:

On June 27, 2000, Industrial Development Zone Corporation and AXT entered into the Equity Transfer Agreement, agreeing that the 1% equity interest (totaling USD30,600) held by Industrial Development Zone Corporation in Tongmei Limited is transferred to AXT, and the equity interest shall be transferred on the day immediately following the approval of the Beijing Foreign Economic and Trade Commission, and AXT shall pay USD30,600 to Industrial Development Zone Corporation in a lump sum.

On June 28, 2000, Tongmei Limited held a board meeting, approving that Industrial Development Zone Corporation transfers its 1% equity interest in Tongmei Limited to AXT.

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On July 2, 2000, Tongmei Limited held a board meeting, approving that the registered capital of Tongmei Limited is increased from USD3.06 million to USD5.06 million. On the same day, AXT signed the new articles of association of Beijing Tongmei Xtal Technology Limited.

On July 24, 2000, Beijing Tongzhou District Foreign Economic and Trade Commission issued the Reply on the Change of Enterprise Nature and the Increase in Investment Amount and Registered Capital of Beijing Tongmei Xtal Technology Limited ([2000] TWJM No. 81), agreeing that Industrial Development Zone Corporation transfers its 1% equity interest, i.e., USD30,600, in Tongmei Limited to AXT; agreeing that Beijing Tongmei will be converted from a joint venture into a wholly-owned enterprise; agreeing that the total investment of Beijing Tongmei will be increased from USD3.06 million to USD5.06 million after it becomes a wholly-owned enterprise, and the registered capital will be increased from USD3.06 million to USD5.06 million.

With respect to the above equity transfer and capital increase, Tongmei Limited obtained the Approval Certificate for Foreign-Invested Enterprise of the People’s Republic of China (WJMJZ Zi [1998] No. 0455) re-issued by the People’s Government of Beijing Municipality.

On August 30, 2000, Tongmei Limited obtained the Business License of Enterprise Legal Person re-issued by the State Administration for Industry and Commerce.

Upon the completion of the above change, the shareholding structure of Tongmei Limited is shown as follows:

No.	Name of Shareholder	Subscribed capital contribution (USD 0’000)	Paid in capital contribution (USD0’000)	Shareholding Percentage (%)
1	AXT	506	306	100.00
Total		506	306	100.00
2.Necessary procedures to be performed for the exit of Industrial Development Zone

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Corporation and the performance thereof, the confirmation made by or filing with the competent state-owned assets authorities during the above process

The relevant procedures to be performed by Industrial Development Zone Corporation for exiting from Tongmei Limited and the actual performance thereof are as follows:

S/N	Relevant procedures to be performed	Actual performance
1	Decision-making by the board of directors of Tongmei Limited	On June 28, 2000, Tongmei Limited held a board meeting, approving that Industrial Development Zone Corporation transfers its 1% equity interest in Tongmei Limited to AXT
2	Approval by Beijing Tongzhou District Foreign Economic and Trade Commission

On July 24, 2000, the Beijing Tongzhou District Foreign Economic and Trade Commission issued the Reply on the Change of Enterprise Nature and the Increase in Investment Amount and Registered Capital of Beijing Tongmei Xtal Technology Limited ([2000] Tong Wai Jing Mao No. 81), agreeing that Industrial Development Zone Corporation transfers its 1% equity interest, i.e., USD30,600, in Tongmei Limited to AXT

3	Industrial and commercial change procedures	On August 30, 2000, Tongmei Limited obtained the Business License of Enterprise Legal Person re-issued by the State Administration for Industry and Commerce
4	Asset appraisal, and confirmation or filing procedures of appraisal results

Due to the long time span, the death or resignation of the original handlers and other reasons, no relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding this equity transfer or the payment for the equity transfer price can be located; in order to solve historical problems, prevent the loss of state-owned assets and support the listing of the Issuer, the underlying equity transfer has been audited and appraised retrospectively according to the procedures and confirmed by the competent authorities, with the transfer price having been settled, which is thus in line with the relevant laws and regulations on the transfer of state-owned assets.

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Pursuant to the Administrative Measures on the Appraisal of State-owned Assets (State Council Order No. 91, November 1991) and the Rules on the Implementation of the Administrative Measures on the Appraisal of State-owned Assets (GZBF [1992] No. 36) and other applicable provisions, the exit of Industrial Development Zone Corporation from Tongmei Limited shall be subject to an asset appraisal, and is required to obtain a confirmation notice issued by the competent state-owned assets administrative authorities in charge of examination and approval matters, or file the appraisal result with the competent state-owned assets administration authorities.

According to the documents and clarifications from AXT and Industrial Development Zone Corporation, as well as the confirmation by interviewing with relevant principals of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing, the above equity transfer occurred in June 2000. Irrespective of efforts to find informed personnel and search relevant historical files with supports from the competent government authorities, no relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding this equity transfer or the payment for the equity transfer price can be located due to the long time span, the death or resignation of the original handlers and other reasons, with defects thereon.

In view of the above, to solve historical problems, prevent the loss of state-owned assets and support the listing of the Issuer, relevant government departments of Tongzhou District have, under the organization of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing, jointly approved the implementation of retroactive audit and evaluation procedures on the above matters (taking May 31, 2000 as the base date), and determined that the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and the Tongzhou Management Committee of Zhongguancun Science Park (i.e. the Park Management Committee of the People’s Government of Tongzhou District, Beijing) shall jointly confirm the retrospective audit and appraisal results, and issue corresponding supporting materials according to the listing-related audit requirements.

Tihuasic (Beijing) Certified Public Accountants Co., Ltd. and Tianhua Xiangtong (Beijing) Assets Appraisal Co., Ltd. respectively issued the Audit Report of Beijing Tongmei Xtal Technology Co., Ltd. (Tianhua Zhengxin (2022) Shen Zi No. N006 ) and the Retrospective

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Assets Appraisal Report of All Interests of Shareholders in Beijing Tongmei Xtal Technology Co., Ltd. Involved by the Equity Value Intended to be Known by Beijing Tongzhou District Industrial Development Zone Corporation and Beijing Tongmei Xtal Technology Co., Ltd. (Tianhua Xiangtong (2022) No. 2-1). According to the retrospective audit and appraisal results, as of May 31, 2000, the value of equity interests of shareholders in Beijing Tongmei is RMB48.24 million; as calculated based on 1% equity interest, the value of equity interest held by Industrial Development Zone Corporation in Beijing Tongmei is RMB482,400. Upon the mutual agreement between Industrial Development Zone Corporation and AXT and the confirmation by entering into a written supplementary agreement, AXT shall pay Industrial Development Zone Corporation a sum of RMB1,101,686 in principal and interest for the equity transfer, and as of the date hereof, such amount has been fully paid

In March 2022, the superior competent authorities of Industrial Development Zone Corporation i.e. the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and the Tongzhou Management Committee of Zhongguancun Science Park jointly issued a Statement of Fact, confirming that “the appraisal method and result as used by the retrospective appraisal are reasonable, and accordingly, the equity transfer price is determined to be RMB482,400. Industrial Development Zone Corporation has received the equity transfer price and interest thereof, totaling RMB1,101,686 in full”; “The Industrial Development Zone Corporation has performed the retrospective appraisal procedure for its exit from Tongmei Limited, the transfer price has been paid in full, and the equity transfer is true and valid, in compliance with the relevant laws and regulations on the transfer of state-owned assets, without any damage to the legitimate rights and interests of the state, the collective and other third parties, and without any dispute or potential risk.” In addition, according to the interview with relevant leaders of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing by our lawyers, the quit procedures of the Development Zone Head Office from the Issuer are complete, and the equity transfer is true and effective.

In conclusion, the exit of Industrial Development Zone Corporation from Tongmei Limited has performed such procedures as the decision-making of the board of directors of Tongmei Limited, the approval of Beijing Tongzhou District Foreign Economic and Trade Commission and the industrial and commercial change procedure. The defects of failure to locate relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding such equity

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transfer and the payment for the equity transfer price have been rectified by the entities involved having performed the retrospective appraisal procedures and obtained the confirmation from the competent authorities, and the transfer price has been settled, which is in compliance with the applicable laws and regulations on the transfer of state-owned assets.

(II) Impact of the failure to find the documents in relation to the auditing appraisal and transfer price on the validity of the equity change

According to the requirements on this offering and listing, AXT and the Issuer have applied to Industrial Development Zone Corporation for confirming the fact of the equity transfer. Industrial Development Zone Corporation issued a Statement of Fact on December 19, 2021, confirming that “Industrial Development Zone Corporation invested in and became a shareholder of Tongmei Limited in August 1998, and entered into the Equity Transfer Agreement with AXT, Inc. in June 2000, thereby transferring all shares held in Tongmei Limited to AXT, Inc., and the approval and industrial and commercial change procedures have been completed with Beijing Tongzhou District Foreign Economic and Trade Commission, AXT, Inc. therefore became the sole shareholder of Tongmei Limited”.

In addition, with respect to the defects of failure to locate relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding this equity transfer or the payment for the equity transfer price, the superior competent authorities of Industrial Development Zone Corporation i.e. the People’s Government of Zhangjiawan Town of Tongzhou District, and Tongzhou Administrative Commission of Zhongguancun Science and Technology Park jointly issued a Statement of Fact on March 18, 2022, confirming that “the Industrial Development Zone Corporation has performed the retrospective appraisal procedure for its exit from Tongmei Limited, the transfer price has been paid in full, in compliance with the relevant laws and regulations on the transfer of state-owned assets, without any damage to the legitimate rights and interests of the state, the collective and other third parties, and without any dispute or potential risk”. According to the interview with the relevant leaders of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing by our lawyers, the procedures for the quit of the Development Zone Head Office from the Issuer are complete, and the equity transfer is true and effective.

In conclusion, we believe that, the failure to find the documents in relation to the auditing

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appraisal and transfer price.

(III) Whether the exit of Industrial Development Zone Corporation complies with the relevant laws and regulations on the transfer of state-owned assets, impairs the legitimate rights and interests of the state, the collective and other third parties, or exists any dispute or potential risk

As mentioned above, the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and the Tongzhou Management Committee of Zhongguancun Science Park as the superior competent authorities of Industrial Development Zone Corporation issued a Statement of Fact jointly on March 18, 2022 confirming that Industrial Development Zone Corporation has performed the retrospective appraisal procedure for its exit from Tongmei Limited, the transfer price has been paid in full, in compliance with the relevant laws and regulations on the transfer of state-owned assets, without any damage to the legitimate rights and interests of the state, the collective and other third parties, and without any dispute or potential risk.

(IV) Verification Procedures and Opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Inspect the industrial and commercial archival materials of the Issuer and Industrial Development Zone Corporation, the resolution made by the board of directors with respect to the exit of Industrial Development Zone Corporation from Tongmei Limited and the approval of the Beijing Tongzhou District Foreign Economic and Trade Commission and the statements issued by the parties to the equity transfer, search for applicable laws and regulations at the time of the exit, assist the Issuer in communicating with Industrial Development Zone Corporation and the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing to confirm the relevant circumstances of the exit, and verify the necessary procedures to be performed for the exit of Industrial Development Zone Corporation from Tongmei Limtied and the performance thereof.

2. Inspect the Audit Report of Beijing Tongmei Xtal Technology Co., Ltd. (Tianhua Zhengxin (2022) Shen Zi No. N006 ) and the Retrospective Assets Appraisal Report of All Interests of Shareholders in Beijing Tongmei Xtal Technology Co., Ltd. Involved by the Equity

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Value Intended to be Known by Beijing Tongzhou District Industrial Development Zone Corporation and Beijing Tongmei Xtal Technology Co., Ltd. (Tianhua Xiangtong (2022) No. 2-1) issued by Tihuasic (Beijing) Certified Public Accountants Co., Ltd. and Tianhua Xiangtong (Beijing) Assets Appraisal Co., Ltd. respectively, the equity transfer agreement and the supplements thereto, payment voucher of equity transfer price, the Statement of Fact issued by the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and the Tongzhou Management Committee of Zhongguancun Science Park as well as relevant documents provided thereby, and interview with the general manager of the Issuer, verify the retrospective appraisal procedures that have been performed for the exit and the confirmation obtained from the competent authorities.

3. Inspect the Statement of Fact issued by Industrial Development Zone Corporation and the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and Tongzhou Administrative Commission of Zhonguan Science and Technology Park for the exit, interviewed the relevant leaders of People’s Government of Zhangjiawan Town of Tongzhou District of Beijing City and verify the impact of the failure to find the documents in relation to the auditing appraisal and transfer price on the validity of the equity change, whether the exit of Industrial Development Zone Corporation complies with the relevant laws and regulations on the transfer of state-owned assets, impairs the legitimate rights and interests of the state, the collective and other third parties, or exists any dispute or potential risk.

After verification, we believe that:

1. The exit of Industrial Development Zone Corporation from Tongmei Limited has performed such procedures as the decision-making of the board of directors of Tongmei Limited, the approval of the Beijing Tongzhou District Foreign Economic and Trade Commission and the industrial and commercial change procedure. With respect to the defects of failure to locate relevant archives on the procedures for the transfer of state-owned assets such as appraisal request, asset appraisal and confirmation of amount appraised regarding this equity transfer and the payment for the equity transfer price, the relevant entities have performed the retrospective appraisal procedures and obtained the confirmation from the competent authorities to have such defects remedied, which is in compliance with relevant laws and regulations on the transfer of state-owned assets.

2. The failure to find the documents in relation to the auditing appraisal and transfer price

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will not affect the validity of the equity change or the verification conclusions made by our firm.

3. According to the Statement of Fact jointly issued by the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing and Tongzhou Administrative Commission of Zhongguancun Science and Technology Park, and in light of our interviews with relevant persons in charge of the People’s Government of Zhangjiawan Town, Tongzhou District, Beijing, it is confirmed that Industrial Development Zone Corporation has performed the retrospective appraisal procedure for its exit from Tongmei Limited, the transfer price has been paid in full, in compliance with the relevant laws and regulations on the transfer of state-owned assets, without any damage to the legitimate rights and interests of the state, the collective and other third parties, and without any dispute or potential risk.

6.3 According to the Prospectus, 1) Nanjing Jinmei is jointly established by AXT and Nanjing Germanium Factory (later renamed China Germanium Co., Ltd.), which is invested with the extracting and purifying gallium technology. In June 2017, China Germanium Co., Ltd. transferred all its obligations and rights (shares) in the Joint Venture Contract to AXT; 2) AXT holds 5% equity of Nanjing Jinmei on behalf of Fan Jiahua, Feng Yi, Zong Hongxia and Zhang Fengxiang. From February 2018 to May 2019, AXT signed share quit agreements with Fan Jiahua, Feng Yi and Zong Hongxia (Zhang Fengxiang and Zong Hongxia were husband and wife, who died at the time of share quit). According to the interview with Zong Hongxia and the handling personnel of the above quit matters, Fan Jiahua, Feng Yi, Zong Hongxia and Zhang Fengxiang's true intention of holding shares in and quitting from Nanjing Jinmei Department indicated that the relevant funds have been paid, and there are no disputes or potential disputes over the establishment, process and dissolution of the holding.

The Issuer is required to explain: (1) the background of Nanjing Germanium Factory, whether it has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, and whether such transfer is legal and in compliance with the law; (2) the background of and reasons for AXT’s holding of equity interest in Nanjing Jinmei on behalf of FAN Jiahua and other persons and the transfer of equity interest held by such persons; (3) the specific meaning of “persons handling the equity exit matter”, and whether there is any dispute or potential dispute in the establishment and termination of the nominee holding.

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The Issuer’s Attorney is required to verify the above and to render explicit opinions thereon.

Reply:

(I) Background of Nanjing Germanium Factory, whether it has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, and whether such transfer is legal and in compliance with the law

1.Background of Nanjing Germanium Factory

As indicated in the industrial and commercial registration materials of Nanjing Germanium Factory, Nanjing Germanium Factory was originally an enterprise owned by the whole people, its business scope was “main business: semiconductor materials (manufacturing); ancillary business: high-purity and ultra-high-purity non-ferrous metals; rare metals (smelting) precious metals (smelting) (excluding gold, silver, platinum)”. In July 2000, Nanjing Huajian Industry (Group) Co., Ltd. approved the conversion of Nanjing Germanium Factory into a joint-stock cooperative enterprise, its capital would be wholly funded by individuals; in May 2003, Nanjing Germanium Factory was changed into a limited liability company, and its name was changed into “Nanjing Germanium Factory Co., Ltd.”. Subsequently, the name of Nanjing Germanium Factory was successively changed into “China Germanium Limited” and “China Germanium Co., Ltd.” in August 2009 and December 2014.

According to the search result of our Attorney on the National Enterprise Credit Information Publicity System, the current basic information of Nanjing Germanium Factory is as follows:

Name:	China Germanium Co., Ltd.
Domicile:	No. 718 Jiangjun Avenue, Jiangning Development Zone, Nanjing
Unified Social Credit Code:	913201001348798234
Legal Representative:	WANG Qingwei
Registered Capital:	RMB39.6 million
Type of Company:	Limited Liability Company

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Business Scope:

R&D, production, sales and technical services of new energy materials and electronic materials; smelting of high-purity and ultra-high-purity non-ferrous metals, rare metals and precious metals; manufacturing, sales and information technology services of semiconductor materials and organic germanium; self-operated and commissioned import and export of commodities and technologies (except for commodities and technologies that are restricted or prohibited from being imported and exported by the state); leasing of devices and equipment; wholesale of hazardous chemicals (subject to the scope set forth in the license). (Businesses that are subject to approval in accordance with the law may be carried out only after being approved by relevant authorities.)

Term of Business	Indefinite period from October 16, 1990
Shareholders:	Nanjing Zhongge Investment Management Co., Ltd. holds 53.78% equity interest Xiamen Meihua Optoelectronics Technology Co., Ltd. holds 46.22% equity interest

2.Whether Nanjing Germanium Factory has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, and whether such transfer is legal and in compliance with the law

In June 2017, Nanjing Germanium Factory transferred its obligations and rights (shares) under the Nanjing Jinmei joint venture contract to AXT. As indicated in the industrial and commercial registration materials of Nanjing Germanium Factory, when the above transfer took place, there were two shareholders of Nanjing Germanium Factory in total, i.e., Nanjing Zhongge Investment Management Co., Ltd. (a wholly-owned subsidiary of Xiamen Meihua Optoelectronics Technology Co., Ltd.) and Xiamen Meihua Optoelectronics Technology Co., Ltd. As indicated in the industrial and commercial registration materials of these companies and the search result of our Attorney on the National Enterprise Credit Information Publicity System, when the above-mentioned transfer occurs, the ultimate investors of these shareholders were all natural persons, and there is no state-owned shareholder.

On June 24, 2017, Nanjing Jinmei held a board meeting, approving that Nanjing Germanium Factory transfers all its obligations and rights (shares) under the joint venture contract to AXT at a price of RMB8,973,405. On the same day, Nanjing Germanium Factory and AXT entered into the Equity Transfer Agreement with respect to the above equity transfer.

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On June 24, 2017, AXT made a shareholders’ resolution that the shareholding percentage (cooperation interest) of AXT in Nanjing Jinmei was changed from 88% to 100%, the type of company was changed from a Sino-foreign cooperative foreign-invested enterprise to a wholly foreign-owned enterprise; the original articles of association and the original cooperation agreement were terminated, and the new articles of association of Nanjing Jinmei were adopted.

On September 11, 2017, Nanjing Jinmei obtained the Business License renewed by the Market Supervision and Administration Bureau of Jiangning District, Nanjing City.

In conclusion, Nanjing Germanium Factory has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, which is in compliance with laws and regulations.

(II) Background of and reasons for AXT’s holding of equity interest in Nanjing Jinmei on behalf of FAN Jiahua and other persons and the transfer of equity interest held by such persons

AXT, as a nominee of FAN Jiahua, FENG Yi, ZONG Hongxia and ZHANG Fengxiang, held a total of 5% equity in Nanjing Jinmei. From February 2018 to May 2019, AXT signed a Equity Exit Agreement with FAN Jiahua, FENG Yi and ZONG Hongxia (ZHANG Fengxiang, the husband of ZONG Hongxia, was passed away at the time of equity exit) respectively, pursuant to which all nominee holding was canceled.

According to the statement of AXT and the confirmation by interviewing with the entrusting holders namely FAN Jiahua, FENG Yi and ZONG Hongxia, at the time of the establishment of Nanjing Jinmei, FAN Jiahua served as the general manager and ZONG Hongxia served as the deputy general manager, ZHANG Fengxiang served as the executive director and financial director, and FENG Yi served as a consultant in Nanjing Jinmei. To motivate the above persons, AXT transferred a total of 5% equity interest in Nanjing Jinmei to FAN Jiahua, FENG Yi, ZONG Hongxia and ZHANG Fengxiang in September 2000, as Nanjing Jinmei was incorporated as a Sino-foreign cooperative enterprise, no individual may

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be a Chinese partner to the enterprise, such part of equity interest was held by AXT on their behalf.

From February 2018 to May 2019, due to the advanced age of FAN Jiahua, FENG Yi and ZONG Hongxia, and the relocation of Nanjing Jinmei’s main production and operation site to another place, FAN Jiahua, FENG Yi and ZONG Hongxia requested to exit from Nanjing Jinmei and entered into the Equity Exit Agreement with AXT, agreeing to transfer all the equity interest held by them in Nanjing Jinmei to AXT. The above nominee holding has been completely released after consummation of such equity transfer. As of October 2020, FAN Jiahua, FENG Yi and ZONG Hongxia have received all the amounts payable for their equity exit.

(III) Specific meaning of “persons handling the equity exit matter”, and whether there is any dispute or potential dispute in the establishment and termination of the nominee holding

According to the interviews with HAO Ze, the deputy general manager and chief financial officer of the Issuer (who worked in the finance department of Nanjing Jinmei from September 2000 to March 2005) and CHEN Yu, a financial manager of Nanjing Jinmei, the specific matter that FAN Jiahua, FENG Yi and ZONG Hongxia exited from Nanjing Jinmei was handled by HAO Ze and CHEN Yu, and thus HAO Ze and CHEN Yu are the persons handling the equity exit matter.

To sum up, according to the confirmation by interviewing with all the entrusting holders FAN Jiahua FENG Yi and ZONG Hongxia other than the deceased ZHANG Fengxiang, as well as HAO Ze and CHEN Yu, the persons handling the equity exit matter, and upon our searching through public network, there is no dispute or potential dispute in the establishment and termination of the nominee holding.

(IV) Verification Procedures and Opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

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1. Inspect the industrial and commercial registration materials and articles of association of Nanjing Germanium Factory, and access to the National Enterprise Credit Information Publicity System to inquire about the background of Nanjing Germanium Factory.

2. Inspect the industrial and commercial registration materials of Nanjing Jinmei, as well as the relevant documents such as the equity transfer agreement, board resolution and shareholders’ resolution in relation to Nanjing Germanium Factory’s transfer of its obligations and rights (shares) under the joint venture contract to AXT, and log in the National Credit Information Announcement System about contribution conditions of the senior management of Nanjing Germanium Factory before transfer, and verify whether such transfer has completed necessary procedures and is in compliance with laws and regulations.

3. Inspect the nominee holding agreement and the equity exit agreement entered into by and among FAN Jiahua, FENG Yi, ZONG Hongxia and ZHANG Fengxiang and AXT, the certificates for the payment of equity exit price and the statement of AXT, and interview with FAN Jiahua, FENG Yi and ZONG Hongxia, whose shares were held by others on their behalf, and HAO Ze and CHEN Yu, the persons handling the equity exit matter, to understand the background of and reasons for the establishment and termination of the nominee holding.

4. Interview with FAN Jiahua, FENG Yi and ZONG Hongxia, whose shares were held by others on their behalf, and HAO Ze and CHEN Yu, the persons handling the equity exit matter, and access to public network for search and inquiry, and verify whether there is any dispute or potential dispute in the establishment and termination of the nominee holding.

After verification, we believe that:

1. Nanjing Germanium Factory has completed the procedures necessary for the transfer of its obligations and rights (shares) under the joint venture contract to AXT, which is in compliance with laws and regulations.

2. The background of and reasons for AXT’s holding of equity interest in Nanjing Jinmei on behalf of FAN Jiahua, FENG Yi, ZONG Hongxia and ZHANG Fengxiang and the transfer of equity interest held by such persons are reasonable.

3. The specific matter that FAN Jiahua, FENG Yi and ZONG Hongxia exited from Nanjing Jinmei was handled by HAO Ze and CHEN Yu, and thus HAO Ze and CHEN Yu are

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the persons handling the equity exit matter; there is no dispute or potential dispute in the establishment and termination of the nominee holding.

IV. Question 19 of the Inquiry Letter: About Spin Off Listing

According to the submissions, the Issuer’s application for this Offering and Listing has been approved and authorized by the board of directors of AXT, and AXT has conducted relevant information disclosures without obtaining any authorizations, consents, approvals or other actions from any governmental authority or regulatory agency in Delaware, NASDAQ and the U.S. Securities and Exchange Commission that have jurisdiction over AXT, and without performing notification, filing and other procedures.

The Issuer is required to explain: (1) Whether AXT has been involved in any government investigations, litigations, arbitrations or administrative penalties after its listing on NASDAQ. Whether there have been any major illegal acts in the last 3 years. Whether it has been subject to any inquiries from the U.S. SEC and NASD as a result of this Offering and Listing; (2) the impact of this Offering and Listing on AXT’s small and medium investors, and whether there are disputes or potential disputes between relevant shareholders.

The Issuer’s Attorney is required to verify the above and to render explicit opinions thereon.

Reply:

(I) Whether AXT has been involved in any government investigations, litigations, arbitrations or administrative penalties after its listing on NASDAQ. Whether there have been any major illegal acts in the last 3 years. Whether it has been subject to any inquiries from the U.S. SEC and NASD as a result of this Offering and Listing;

According to the Disclosure Letter issued by Wilson Sonsini Goodrich & Rosati, a law form in the U.S., the Statement & Confirmation Letter issued by AXT, the confirmation by the interview with AXT’s Chairman MORRIS SHEN-SHIH YOUNG, as well as the information found at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website

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(https://www.nasdaq.com/), AXT has been involved in and disclosed by announcement 1 government investigation and administrative punishment, 5 lawsuits and 2 arbitrations since its listing on NASDAQ, as detailed below:.

S/N	Type	Basic information	Progress and outcome
1	Government investigation, administrative punishment and lawsuit

In May 2000, AXT was fined USD313,655 by the California Occupational Safety and Health Administration for violating relevant health and safety regulations in an investigation of potential excessive hazardous substances at AXT’s production base.

On May 1, 2001, the Santa Clara Occupational Safety and Health Center filed a lawsuit with the Hayward High Court of Alameda County, California requesting to order AXT to stop the violation and impose civil punishments thereon on the ground that AXT used arsenic and inorganic arsenic compounds in its workplace against relevant provisions of the California Business and Professions Code, the California Proposition 65 and the California Occupational Safety and Health Act.

In March 2001, AXT reached a settlement with the California Occupational Safety and Health Administration for a fine of USD200,415. On June 24, 2002, AXT reached a settlement with the other party on relevant claims, under which AXT agreed to pay an amount of USD175,000 to the Santa Clara Occupational Safety and Health Center, with the corresponding settlement agreement having been signed, and the settlement being approved by the court on 20 September 2002.

2	Lawsuit

On April 15, 2003, Sumitomo Electric Industries, Ltd. (“Sumitomo”) filed a lawsuit with the Civil Division of Tokyo District Court, alleging that AXT and its Japanese traders infringed two patents held by Sumitomo in Japan, and seeking to order AXT to pay punitive damages of USD1.67 million together with related interest, bear

On October 8, 2004, AXT and Sumitomo reached a settlement on the litigation. On December 2, 2004, both parties entered into a global intellectual property cross licensing agreement subjecting AXT to pay Sumitomo royalties.

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		the litigation costs and stop selling GaAs substrates in Japan.	In January 2005, the patent-related lawsuit was withdrawn by Sumitomo.
3	Lawsuit

On June 11, 2003, Cree, Inc. filed a lawsuit with the Northern District Court of California, the United States, alleging that AXT infringed its patent rights and requesting AXT to compensate for the loss and stop the infringement. On July 23, 2003, AXT filed a counterclaim with the same court, denying its patent infringement and claiming that Cree, Inc. instituted the litigation in an attempt to interfere with the future business relations.

On March 5, 2004, AXT and Cree, Inc. reached a settlement agreement on the dispute between them.
4	Lawsuit

On October 15, 2004, a securities class action was filed by those who purchased shares of AXT during the period from February 6, 2001 to April 27, 2004 as the plaintiffs with the Northern District Court of California against AXT and its CTO as the defendants, on the grounds of false and misleading financial results announced during the above period.

On April 24, 2007, AXT reached a settlement agreement with the relevant plaintiffs on the class action.
5	Lawsuit

On June 1, 2005, two former employees and their minor children as the plaintiffs filed a lawsuit with the California Supreme Court against AXT, its CTO, former interim CEO, former security staff and a supplier as the defendants for personal injury due to exposure of infants in utero to high concentrations of gallium arsenide and methanol used for the production of GaAs

On April 23, 2007, both parties reached an agreement on the lawsuit, with the settlement fund covered by the insurance company.

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wafer caused by general negligence and intentional tort, holding the defendants liable for loss of wages and other damages, including punitive damages.
6	Arbitration	In 2008, Steve X. Chen, a former employee, requested the arbitral tribunal to uphold his claim that his dismissal from AXT was based on race and nationality.	The claim of the former employee Steve X. Chen has been resolved without incurring any liability for compensation on the part of AXT.
7	Arbitration

In October 1998, a supplier filed an arbitration with the Arbitration Commission in Shenzhen, China, claiming that AXT failed to fulfill its obligation under the purchase contract with the supplier by failure to fully accept the germanium products.

A final award has been made by the arbitral tribunal under which AXT is not required to take any obligation.

No government investigations, lawsuits, arbitrations or administrative punishments other than the above have been disclosed by AXT via announcement since its listing on NASDAQ.

According to the Disclosure Letter issued by the US law firm Wilson Sonsini Goodrich & Rosati, the Statement & Confirmation Letter issued by AXT, the confirmation by the interview with AXT’s Chairman MORRIS SHEN-SHIH YOUNG, and the information available at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website (https://www.nasdaq.com/) through query, AXT has not committed any major illegal acts in the past three years, nor has it received any inquiries from the U.S. SEC or the NASDAQ as a result of this Offering and Listing.

(II) The impact of this Offering and Listing on AXT’s small and medium investors, and whether there are disputes or potential disputes between relevant shareholders.

1.The impact of this Offering and Listing on AXT’s small and medium investors

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According to the Legal Opinion issued by the US law firm Burks Johansson LLP, the Disclosure Letter issued by the US law firm Wilson Sonsini Goodrich & Rosati, the Statement & Confirmation Letter issued by AXT, the Plan for the Offering and Listing of the Issuer, and the information available at the U.S. SEC Website (Website: https://www.sec.gov/) and the NASDAQ Website (Website: https://www.nasdaq.com/) through inquiry by our lawyers, the Offering and Listing do not have a significant adverse impact on the legitimate rights and interests of small and medium-sized investors of AXT, see the details as follows:

(1) The number of shares issued by the Issuer in the Public Offering accounts for over 10% of the total number of shares after the Offering. AXT is still the controlling shareholder of the Issuer after the Offering and Listing, and the Issuers is the holding subsidiary within the scope of consolidated statements of AXT before and after the Offering and Listing.

(2) The Application for the Offering and Listing has been approved by the Board of Directors of AXT, and AXT has made a Written Information Disclosure on the Offering and Listing, thereby protecting the rights to know of the investors of AXT.

(3) The AXT’s spin-off of the Issuer for its listing on the Science and Technology Innovation Board will raise funds for the Issuer to build the proposed investment project and supplement the working capital, which is conducive to further standardizing the Issuer's internal governance, improving management level, and enhancing corporate and brand awareness, and promoting the sustainable and stable development.

(4) This Offering and Listing has not affected the corporate governance structure and shareholders’ rights of AXT.

(5) According to the Legal Opinion issued by Burks Johansson LLP, a law firm in U.S.: “Generally speaking, under the Delaware General Corporation Law, if any shareholders of AXT are dissatisfied with any decisions made by the broad of directors according to applicable governance practices, it can only obtain remediation through the sales of stocks in practice, and any other remediations require proof of wrongful or unlawful conduct. In addition, the directors of AXT have fiduciary duties to shareholders such as duty of care and duty of loyalty. If shareholders reasonably believe that the directors have violated their fiduciary duties and that they have suffered damages therefrom, they may file a lawsuit.”

In conclusion, this Offering and Listing will not have a material adverse impact on the

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legitimate rights and interests of small and medium investors in AXT.

2.Whether there are disputes or potential disputes among the relevant shareholders

According to the Disclosure Letter issued by Wilson Sonsini Goodrich & Rosati and the Statement & Confirmation Letter issued by AXT, and as confirmed by our Attorney’ interview with AXT’s Chairman MORRIS SHEN-SHIH YOUNG. This Offering and Listing application has been approved by the Board of Directors, and there have been no disputes or potential disputes among the relevant shareholders arising due to this Offering and Listing.

(III) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Obtain and review AXT’s registration documents, the Prospectus, the Disclosure Letter issued by Wilson Sonsini Goodrich & Rosati, and the Statement & Confirmation Letter issued by AXT, and check the information available at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website (https:www.nasdaq.com/) to verify whether AXT has been subject to government investigations, lawsuits, arbitrations or administrative penalties after its listing on NASDAQ, whether there have been any major illegal acts in the last 3 years, and whether it has been subject to inquiries by the U.S. SEC and NASDAQ due to this Offering and Listing;

2. Obtain and review the Disclosure Letter issued by Wilson Sonsini Goodrich & Rosati, and the Statement & Confirmation Letter issued by AXT, and checked the information available at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website (https://www.nasdaq.com/) to verify the impact of this Offering and Listing on small and medium investors in AXT;

3. Obtain and review the Disclosure Letter issued by the U.S. law firm, Wilson Sonsini Goodrich & Rosati, and the Statement & Confirmation Letter issued by AXT, confirm the interview with the chairman of AXT, MORRIS SHEN-SHIH YOUNG, and check the information available at the U.S. SEC website (https://www.sec.gov/) and the NASDAQ website (https://www.nasdaq.com/) to verify whether there are any disputes or potential disputes between relevant shareholders related to this Offering and Listing.

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After verification, we believe that:

1. AXT has been involved in and disclosed by announcement 1 government investigation and administrative punishment, 5 lawsuits and 2 arbitrations, except for which, it has disclosed no other government investigations, lawsuits, arbitrations or administrative punishments in the announcements after listing on NASDAQ; AXT has not committed any major illegal acts in the past 3 years, nor has it been subject to any inquires from the U.S. SEC and the NASDAQ due to this Offering and Listing;

2. This Offering and Listing will not have a material adverse impact on the legitimate rights and interests of small and medium investors in AXT, and there have been no disputes or potential disputes between relevant shareholders due to this Offering and Listing.

V. Question 20 of the Inquiry Letter: Other Questions

20.3

According to the submissions, for the special rights clauses stipulated in the VAM Agreement, the investment institution and AXT agreed: if the Issuer fails to complete the qualified listing prior to December 31, 2022 (or any other date as agreed by all parties and agreed in writing), the repurchase clause will automatically resume its validity and be retroactive to the date of the signing of the Supplementary Agreement.

The Issuer is required to explain: whether the VAM Agreement within a deadline to resume its validity meets the requirements of the relevant rules.

The Sponsor and Issuer’s Attorney are required to verify the above and to render explicit opinions in accordance with the relevant provisions of the VAM Agreement.

Reply:

(I) whether the VAM Agreement within a deadline to resume its validity meets the requirements of the relevant rules

1.Relevant contents of the VAM Agreement

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In January 2021, the Issuer increased capital and shares by introducing Haitong New Driving Force, Haitong New Energy, Haitong Innovation, Anxin Industrial Investment, Jinggangshan Meicheng, Huadeng II, Qingdao Xinxingyi, Qiji Hangzhou, Gongqingcheng Yihua, Shangrong Baoying, Xiamen Heyong, Hangzhou Jingyue and Lumentime Semiconductor and other investors (hereinafter collectively referred to as Investment Institutions). The Investment Institutions, the Issuer and AXT respectively signed the Capital Increase Agreement of Beijing Tongmei Xtal Technology Limited, the Supplementary Agreement to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Limited (Supplementary Agreement) and the Supplementary Agreement II to the Capital Increase Agreement of Beijing Tongmei Xtal Technology Limited (Supplementary Agreement II) (hereinafter collectively referred to as the Transaction Documents)3 The VAM clauses in the Transaction Documents regarding the resumption of validity within a deadline are as follows:

(1) According to the Supplementary Agreement: the company fails to make an IPO before December 31, 2022 (if the company’s IPO is under review when the period expires, the repurchase will be postponed until the IPO is rejected or the company withdraws the application), or under other specific circumstances, the investment institutions have the right to require AXT to repurchase Company all or part of the equity held by the investment institutions in the company. In addition to the agreement of repurchasing equities, the Supplemental Agreement also contains special rights articles such as equity transfer limitation, preemptive right, priority in sale and anti-dilution. The Supplementary Agreement has been terminated automatically from the date when the Company formally submits IPO Application materials.

(2) According to the Supplementary Agreement II: as stipulated in Supplementary Agreement II: If the company fails to complete the qualified listing before the above-mentioned expected listing completion date, the repurchase clause stipulated in Article 8 of the

3In the Transaction Documents, references to “Party A” include Investment Institutions, references to “Party C” mean the AXT, and references to “Party B” and "Target Company" mean the Issuer. There are no major differences in the provisions of the Transaction Documents signed by each of the Investment Institutions, so they will not be repeated hereby.

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Supplementary Agreement will automatically resume its validity and will be effective retroactively from the date of the signing of the Supplementary Agreement. According to the repurchase terms, AXT shall be responsible for such equity repurchase, and the Issuer shall not be responsible for repurchasing the Company's equity held by the Investment Institution.

In order to terminate the above-mentioned VAM terms, the Investment Institution, the Issuer and AXT signed the Supplementary Agreement III on the Capital Increase Agreement of Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Supplementary Agreement III”) on March 21, 2022, with the main contents as follows:

“Article 1 The parties agree and acknowledge that the Supplementary Agreement has been automatically terminated on December 28, 2021 and will be invalid from the date hereof.

Article 2 From the date of signing this Agreement, the Supplementary Agreement II will be automatically terminated and will be invalid from the date hereof.

Article 3 The parties agree and acknowledge that on the day that Party B’s IPO has been rejected under the review of Shanghai Stock Exchange or refused for registration by China Securities Regulatory Commission or Party B has withdrawn its IPO application (hereinafter referred to as “repurchase circumstances”), Party A shall have the right to require Party C to repurchase part or all of Party B’s equity held by Party A, and Party C is obliged to repurchase part or all of Party B’s equity held by Party A upon Party A’s request.

Party A shall submit a repurchase request to Party C in writing within fifteen (15) working days from the date of Party B sending a written notice to Party A when any of the repurchase circumstances occurs, so that Party C has sufficient time for repurchase arrangements. Party C shall, within ninety (90) days after Party A submits the repurchase request in writing, enter into an equity transfer agreement with Party A regarding the equity repurchase described in this Agreement, and complete the payment of corresponding share repurchase price within the period stipulated in the relevant repurchase legal documents. The equity repurchase price is the actual investment amount paid when Party A obtains the equity.

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Article 4 The parties further agree that on the date of any of repurchase circumstances stipulated in Article 3 hereof, Party C also has the right to issue a repurchase notice to Party A in writing, and Party C will repurchase the Party B’s equity held by Party A at that time. The equity repurchase price is the actual investment amount paid when Party A obtains the equity.

In conclusion, the Supplementary Agreement and the Supplementary Agreement II have been terminated and will be invalid from the date of signing of these agreements. There is no longer any VAM clause with a time limit for resumption of validity between Investment Institutions and AXT.

2.Whether the VAM Agreement complies with the relevant rules and regulations

According to Supplementary Agreement III, there is an existing gambling agreement between the Investment Institution and AXT. Such agreement complies with the provisions of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II), and the details are as follows:

Provisions of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II)		Actual Situation of the Issuer	Compliant Or Not

Where PE, VC and other institutions agree on a valuation adjustment mechanism (generally referred to as a VAM Agreement) when making investments, in principle, the Issuer is required to clean up the VAM agreements before submission.

The special rights such as repurchase rights enjoyed by Investment Institutions under the Supplementary Agreement and Supplementary Agreement II have been terminated and are invalid from the beginning. Only on the day when the Issuer’s IPO has not been rejected by the Shanghai Stock Exchange or refused for registration by the China Securities Regulatory Commission, or the Issuer withdraws the IPO application, the Investment Institutions have the right to request AXT to repurchase part or all of the Issuer’s equity held by the Investment Institutions.

Compliant
Those agreements that meet the following requirements at the same time can be retained.	The Issuer is not a party to the VAM agreement.

The controlling shareholder AXT shall be responsible for share repurchase. The Issuer shall not be responsible for repurchasing the Company's equity held by the Investment Institution, and the Issuer is not a party to the Gambling Arrangement.

Compliant
	There is no agreement in the VAM Agreement that	The issuer has no actual controller, and AXT is the controlling shareholder of the issuer. If the repurchase conditions are triggered, AXT will repurchase the	Compliant

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Provisions of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II)	Actual Situation of the Issuer	Compliant Or Not
may lead to changes in the company’s control	relevant shares from the Investment Institution, and its shareholding ratio will further increase, which will not lead to changes in the Issuer’s control.
VAM agreements are not linked to market value.	VAM repurchase agreements do not involve market capitalization-linked terms.	Compliant
The VAM Agreement does not have any circumstances that seriously affect the Issuer’s ability to continue as a going concern or otherwise seriously affect the rights and interests of investors.

The Issuer is not a party to the VAM arrangement, and the relevant VAM agreement and arrangements does not have any circumstances that seriously affect the Issuer’s ability to continue as a going concern or otherwise seriously affect the rights and interests of investors.

Compliant

To sum up, the currently valid VAM Agreement between the Investment Institutions and AXT complies with the relevant requirements of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II).

(II) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Check the Capital Increase Agreement and its Supplementary Agreement signed by the Investment Institution, the Issuer and AXT, check the explanations and confirmations of the Investment Institutions and AXT, and check the specific contents of the special rights clause of the VAM Agreement;

2. Retrieve the relevant laws and regulations and exchange rules of the special rights clauses in the VAM Agreement, and check whether the VAM Agreement with a time limit to restore its validity meets the requirements of the relevant rules.

Upon verification, we believe that the agreement on the VAM clause with a time limit to

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restore its validity between the Investment Institutions and AXT has been terminated. The currently valid VAM Agreement complies with the relevant provisions of Article 10 of the Questions and Answers on the Review of the Offering and Listing of Stocks on the STAR Market of the Shanghai Stock Exchange (II).

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Part II Update of the Issuer’s Information Related to the Offering and Listing

I. Approval and Authorization of the Offering and Listing

The Approval and Authorization of the Offering and Listing by the Second Extraordinary General Meeting of Shareholders in 2021 held by the Issuer on December 15, 2021 are still valid, all proposals related to the Offering and Listing of the Issuer passed at the General Meeting of Shareholders shall remain valid according to the Meeting Documents of the Board of Directors and the General Meeting of Shareholders provided by the Issuer and verified by our lawyers, as of the issuance date of the Supplementary Legal Opinion.

According to the Legal Opinion issued by Burks Johansson LLP, “AXT’s shareholders do not have the right to vote or agree on the Approval and Authorization of the Offering and Listing”; “The IPO Application shall not be approved with any authorization, consent, approval or other action applicable to any government authority or regulatory agency in Delaware with jurisdiction over AXT, NASDAQ and SEC, nor perform notification, filing and other procedures”; AXT’s information disclosure on the Offering and Listing “conforms to the information disclosure requirements of Delaware General Company Law, NASDAQ and SEC on Beijing Tongmei’s Submission of Listing Application and Listing on the Science and Innovation Board”.

To sum up, we believe that the Offering and Listing of the Issuer have been approved and authorized by the Issuer, which shall be reviewed by Shanghai Stock Exchange according to law and reported to the CSRC to perform the issuance and registration procedures; the Issuer’s shares are listed and traded on Shanghai Stock Exchange after closing, which has yet to be reviewed and approved by Shanghai Stock Exchange.

II. Subject Qualification of the Offering and Listing

After verification by our lawyers, as of the issuance date of the Supplementary Legal Opinion, the Issuer is a joint-stock company established according to the law and has operated for more than three years continuously, has sound and good organizational structure, its

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relevant institutions and personnel can perform their duties according to the law, and exists effectively in accordance with the law. There has been no circumstance that needs to terminate it according to the laws, regulations, normative documents and the Articles of Association. the Issuer has the subject qualification of the Offering and Listing.

III. Substantive Conditions for the Offering and Listing

(I)The Offering and Listing meets the relevant conditions in the Securities Law
5.According to the Company Law and other relevant laws, regulations, normative documents and the Articles of Association, the Issuer has established the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors, and set up special committees, such as Strategy Committee, Audit Committee, Nomination Committee and Remuneration and Assessment Committee under the Board of Directors; elected directors (including independent directors) and supervisors (including employee supervisors); the General Manager, Deputy General Manager, CFO, Secretary of the Board of Directors and other senior managers have been appointed, and relevant functional departments have been set up; the Rules of Procedure of the General Meeting of Shareholders, the Rules of Procedure of the Board of Directors, the Rules of Procedure of the Board of Supervisors, the Working Rules of the General Manager, the Working System of Independent Directors, the Working System of the Secretary of the Board of Directors, the Management Measures for Connected Transactions, the Management System for External Guarantees, the Management System for External Investment, the Internal Audit System and other corporate governance systems have been formulated. The Issuer has a standardized corporate governance structure and perfect internal management system, has a sound and well-functioning organization, and the relevant institutions and personnel can perform their duties according to law, conforming to the provisions of Paragraph 1 (1) of Article 12 of the Securities Law.
6.According to the Updated Audit Report, the net profits of the Issuer attributable to the shareholders of the Parent Company in 2019, 2020 and 2021 (calculated based on the lower one before and after deducting non-recurring profits and losses) were RMB-33.389 million, RMB8.9818 million and RMB89.9218 million, respectively. The Issuer has the ability of sustainable operation and conforms to the provisions of Paragraph 1 (2) of Article 12 of the

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Securities Law.

7.Ernst & Young has issued the Standard Unqualified Updated Audit Report for the Offering and Listing, conforming to the provisions of Item (3) of Paragraph 1 of Article 12 of the Securities Law.
8.According to the Enterprise Credit Information Publicity Report of the Issuer, the Legal Opinion on AXT issued by Burks Johansson LLP during the Reporting Period (hereinafter referred to as the “U.S. AXT’s Updated Legal Opinion”), explanation and commitment of the Issuer and its controlling shareholders, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System and China Judgements Online (Website: http://wenshu.court.gov.cn/, the same below), China executive information disclosure network (Website: http://zxgk.court.gov.cn/, the same below), The People's Court Announcement (Website: http://rmfygg.court.gov.cn/, the same below), 12309 China Procuratorial Network (Website: https://www.12309.gov.cn/, the same below), as well as the interview with the Chairman and General Manager of the Issuer, the Issuer and its controlling shareholders have not committed any criminal crime of embezzlement, bribery, embezzlement of property, misappropriation of property or undermining the order of the socialist market economy in the past three years, conforming to the provisions of Paragraph 1 (4) of Article 12 of the Securities Law.
(II)The Offering and Listing meet the relevant conditions stipulated in the Company Law
3.According to the revised Prospectus of Beijing Tongmei Xtal Technology Co., Ltd. on Initial Public Offering and Listing on the Science and Innovation Board (Updated Version of 2021 Annual Report) (hereinafter referred to as the “Prospectus” (Updated Version of 2021 Annual Report)), and the resolution of the Issuer’s Second Interim General Meeting in 2021, the shares issued by the Issuer this time are domestic listed RMB common shares (A shares) with a par value of RMB1.00 per share. The issuance conditions and price of each share are the same, and each share has the same rights, conforming to the provisions of Article 126 of the Company Law.
4.Resolutions on the type, quantity, pricing method, issuance time, issuance object and other matters of the Public Offering of shares have been made at the General Meeting of

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Shareholders of the Issuer, conforming to the provisions of Article 133 of the Company Law.

(III)The Offering and Listing meets the relevant conditions in the Administrative Measures for Initial Registration
1.The Issuer is a joint stock limited company established according to the law and has operated for more than three years continuously; the Issuer has a sound and well-functioning organization, and relevant institutions and personnel can perform their duties according to law, conforming to Article 10 of the Administrative Measures for Initial Registration.
2.The Issuer’s basic accounting work is standardized according to the Updated Audit Report and the Issuer’s Notes, the preparation and disclosure of the financial statements comply with the Accounting Standards for Business Enterprises and relevant information disclosure rules, and fairly reflect the financial position, operating results and cash flow of the Issuer in all material aspects, Ernst & Young issued the Standard Unqualified Updated Audit Report. According to the Updated Internal Control Report and the Issuer’s Instructions, the Issuer’s Internal Control System is sound and effectively implemented, which can reasonably ensure the operation efficiency, legal compliance and the reliability of financial reports of the Company. Ernst & Young issued the Updated Internal Control Report with unqualified conclusions, conforming to Article 11 of the Administrative Measures for Initial Registration.
3.The Issuer’s business is complete and can operate independently and continuously in the market.
(4)The Issuer’s assets are complete, and its business, personnel, finance and institutions are independent; there is no horizontal competition between the Issuer and the controlling shareholders and other enterprises controlled by them that have significant adverse impacts on the Issuer, as well as related party transactions that seriously affect independence or are obviously unfair, conforming to the provisions of Article 12 (1) of the Administrative Measures for Initial Registration.
(5)The main business, control, management team and core technical personnel of the Issuer are stable, without major adverse changes in the main business, directors, senior managers and core technical personnel in the last two years; as of the Issuance Date of the Supplementary Legal Opinion, the ownership of the shares of the Issuer held by the controlling shareholders and the shareholders controlled by the controlling shareholders is clear, without

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major ownership dispute that may lead to the possible change of control, conforming to the provisions of Article 12 (2) of the Administrative Measures for Initial Registration.

(6)The Issuer has no major ownership disputes over major assets, core technologies, trademarks, etc., or major debt repayment risks, major contingencies, such as guarantees, litigation and arbitration, and major changes in the business environment that have or will have a significant adverse impact on the sustainable operation, conforming to the provisions of Article 12 (3) of the Administrative Measures for Initial Registration.
4.The production and operation of the Issuer comply with the provisions of laws and administrative regulations and the national industrial policies
(4)According to the certification documents issued by relevant government departments, such as industry and commerce, taxation and environmental protection and the instructions of the Issuer, and verified by our lawyers, the production and operation of the Issuer conforms to the provisions of laws and administrative regulations, national industrial policies and the provisions of Paragraph 1 of Article 13 of the Administrative Measures for Initial Registration.
(5)According to the Enterprise Credit Information Publicity Report of Issuer, U.S. AXT Updated Legal Opinion, the explanation and commitment of the Issuer and its controlling shareholders, and through the inquiry by our lawyers on the National Enterprise Credit Information Publicity System, China Judgements Online, China Executive Information Disclosure Network, the People’s Court Announcement, 12309 China Procuratorial Network and the Website of China Securities Regulatory Commission (Website: http://www.csrc.gov.cn/, the same below), the Website of the Securities and Futures Market Dishonesty Record Inquiry Platform of China Securities Regulatory Commission (Website: http://neris.csrc.gov.cn/shixinchaxun/, the same below), CREDITCHINA Website (Website: https://www.creditchina.gov.cn/, the same below), in the last three years, the Issuer and its controlling shareholders have not committed any criminal crime of embezzlement, bribery, embezzlement of property, misappropriation of property or undermining the order of the socialist market economy, and there have been no fraudulent issuance, illegal major information disclosure or other crimes involving national security, public security, ecological security, production safety, major violations in the fields of public health and safety comply with the provisions of Paragraph 2 of Article 13 of the Administrative Measures for Initial

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Registration.

(6)According to the certificate of no criminal record issued by the relevant public security organ, the questionnaire signed by the directors, supervisors and senior managers of the Issuer, the notice of handling results of foreign service business of integrity archives issued by Beijing Securities Regulatory Bureau of China Securities Regulatory Commission, and through the inquiry of our lawyers on the Website of China Securities Regulatory Commission, China Judicial Document Website, China Executive Information Disclosure Website according to the inquiry on the websites of the Securities and Futures Market Dishonesty Record Inquiry Platform of the CSRC and the Website of credit China, the directors, supervisors and senior managers of the Issuer have not been subject to the administrative punishment of the CSRC in the past three years, or have been placed on file for investigation by the judicial organ for suspected crimes or have been placed on file for investigation by the CSRC for suspected violations of laws and regulations, and there is no clear conclusion, conforming to the provisions of Paragraph 3, Article 13 of the Administrative Measures for Initial Registration.
(IV)The Offering and Listing conforms to the relevant conditions in the Listing Rules of the Science and Innovation Board
5.The Offering and Listing conforms to the relevant provisions of the Securities Law, the Company Law and the Administrative Measures for Initial Registration, as well as the provisions of Paragraph 1 (1) of Article 2.1.1 of the Listing Rules of the Science and Innovation Board.
6.According to the Current Valid Business License, Articles of Association and Prospectus of the Issuer (Updated 2021 Annual Report), the total share capital of the Issuer before the IPO was RMB885,426,756, the Issuer plans to issue no more than 98.39 million shares to the public, and the total share capital after the IPO will be no less than RMB30 million, conforming to the provisions of Paragraph 1 (2) of Article 2.1.1 of the Listing Rules of Science and Innovation Board.
7.According to the Prospectus (updated Version of 2021 Annual Report) and the Resolution of the Second Extraordinary General Meeting of the Issuer in 2021, the number of shares publicly issued by the Issuer will reach more than 10% of the total number of shares of the Issuer after closing, conforming to the provisions of Paragraph 1 (3) of Article 2.1.1 of the

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Listing Rules of Science and Innovation Board.

8.According to the Analysis Report of Haitong Securities Co., Ltd. on the Estimated Market Value of Beijing Tongmei Xtal Technology Co., Ltd. issued by Haitong Securities and in combination with the external equity financing of the Issuer during the Reporting Period, the estimated market value for the Offering and Listing of the Issuer is not less than RMB3 billion; according to the Updated Audit Report, the operating income of the Issuer in the most recent year is not less than RMB300 million, conforming to the market value and financial index standards specified in Item (4) of Paragraph 1 of Article 2.1.2 and Item (4) of Paragraph 1 of Article 2.1.1 of the Listing Rules of Science and Innovation Board.

To sum up, we believe that the Offering and Listing of the Issuer this time conforms to the relevant provisions of the Securities Law, the Company Law, the Administrative Measures for Initial Registration and the Listing Rules of the Science and Innovation Board for initial public Offering and Listing on the Science and Innovation Board, and the Issuer still meets the substantive conditions for the Offering and Listing.

IV. Independence of the Issuer and Its Changes

According to the Updated Audit Report, the Updated Internal Control Report, Current Valid Business License, Articles of Association, Internal Governance Documents and Other Written Materials of the Issuer, as well as the lawyer's interview with the CFO of the Issuer, the Issuer's assets are independent and complete, and its business and personnel, the financial and institutional independence has not changed, and it has a complete business system and the ability to operate independently directly facing the market.

V. Changes in Sponsors and Shareholders

(I)Issuers and shareholders

According to the industrial and commercial archives and other materials of the Issuer, as well as the Current Valid Business License/registration certificate, Articles of Association/Partnership Agreement, industrial and commercial registration materials of the Issuer’s shareholders, and verified by our lawyers, the changes in the Issuer’s basic information of shareholders from the issuance date of the Legal Opinion to the issuance date of the Supplementary Legal Opinion are as follows:

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1.AXT

According to the Register of Shareholders of AXT provided by the Issuer and the U.S. AXT’s Updated Legal Opinion, and through our lawyers’ inquiry of the information publicized on the Website of the CSRC, as of 31 December 2021, AXT had issued a total of 42,885,831 ordinary shares and 883,000 preferred shares.

As of December 31, 2021, the top five shareholders holding AXT common shares are as follows:

No.	Name of Shareholder	Number of shares (share)	Proportion in common shares (%)
1	Dimensional Fund Advisors, L.P.	3,007,836	7.01
2	BlackRock Institutional Trust Company, N.A.	2,482,352	5.79
3	Wellington Management Group LLP	2,098,281	4.89
4	The Vanguard Group, Inc.	1,959,470	4.57
5	Needham Investment Management LLC	1,547,850	3.61
Total		11,095,789	25.87

As of December 31, 2021, the top five shareholders holding AXT preferred shares are as follows:

No.	Name of Shareholder	Number of shares (share)	Proportion in preferred shares (%)
1	Opto-Tech Corp.	124,100	14.05
2	Robert Shih	99,524	11.27
3	Chiug-Hsin Wu	99,456	11.26
4	Steven Lin	78,806	8.92
5	James Lin	78,806	8.92
Total		480,692	54.42
2.Boyu Yingchuang

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According to the Business License and Partnership Agreement of Boyu Yingchuang, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System, Boyu Yingchuang is a limited partnership established according to the laws of China. As of the issuance date of the Supplementary Legal Opinion, the proportion of shares held by Boyu Yingchuang in the Issuer is 0.0248%, and the basic information is as follows:

Name:	Boyu Yingchuang (Tianjin) Technology Development Partnership (limited partnership)
Main Business Premises:	Room 267-1, Building 3, Zhongguancun Science and Technology City Collaborative Development Center, the Intersection of Xihuan North Road and Tangtong Highway, Baodi District, Tianjin
Unified Social Credit Code:	91120224MA077FBD95
Executive Partner:	Wang Xin
Enterprise Type:	Limited partnership
Business Scope:

General items: technical services, technical development, technical consultation, technical Exchange, technology transfer and technology promotion; business management; and enterprise management consulting. (Except for the items to be approved according to law, the Company shall independently carry out business activities according to law with its Business License).

Term of Business	December 18, 2020 to long term

As of the issue date of the Supplementary Legal Opinion, the property share structure of Boyu Yingchuang is as follows:

Name of partner	Type of partner	Capital contribution (RMB0’000)	Percentage of capital contribution (%)
WANG Junyong	Limited partner	20	68.9655
Wang Xin	General partner	9	31.0345
Total	-	29.00	100.00

Boyu Yingchuang is the employee stock ownership platform of the Issuer, and the above partners are all employees of the Issuer.

3.Boyu Hengye

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According to the Business License and Partnership Agreement of Boyu Hengye, and through the inquiry of our lawyer in the National Enterprise Credit Information Publicity System, Boyu Hengye is a limited partnership established according to the laws of China. As of the issuance date of the Supplementary Legal Opinion, the proportion of shares held by Boyu Hengye in the Issuer is 0.0719%, and the basic information is as follows:

Name:	Boyu Hengye (Tianjin) Technology Development Partnership (limited partnership)
Main Business Premises:	Room 267-2, Building 3, Zhongguancun Science and Technology City Collaborative Development Center, the Intersection of Xihuan North Road and Tangtong Highway, Baodi District, Tianjin
Unified Social Credit Code:	91120224MA077FBB2D
Executive Partner:	WANG Yanjie
Enterprise Type:	Limited partnership
Business Scope:

General items: technical services, technical development, technical consultation, technical Exchange, technology transfer and technology promotion; business management; and enterprise management consulting. (Except for the items to be approved according to law, the Company shall independently carry out business activities according to law with its Business License).

Term of Business	December 18, 2020 to long term

As of the issue date of the Supplementary Legal Opinion, the property share structure of Boyu Hengye is as follows:

Name of partner	Type of partner	Capital contribution (RMB0’000)	Percentage of capital contribution (%)
WANG Juan	Limited partner	9	10.7143
YANG Huanping	Limited partner	9	10.7143
WANG Junyong	Limited partner	9	10.7143
LIAN Lu	Limited partner	9	10.7143
WANG Chun	Limited partner	9	10.7143
XU Mengjian	Limited partner	9	10.7143
LIU Shuyue	Limited partner	6	7.1429

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Name of partner	Type of partner	Capital contribution (RMB0’000)	Percentage of capital contribution (%)
ZHANG Chunjing	Limited partner	3	3.5714
LIU Ying	Limited partner	3	3.5714
MAO Congjie	Limited partner	3	3.5714
WU Dan	Limited partner	3	3.5714
ZHANG Jiawei	Limited partner	3	3.5714
WANG Yanjie	General partner	9	10.7143
Total	-	84.00	100.00

Boyu Hengye is the employee stock ownership platform of the Issuer, and the above partners are all employees of the Issuer.

4.Haitong New Energy

According to the Business License and Articles of Association of Haitong New Energy, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System, Haitong New Energy is a limited liability company established according to the laws of China. As of the issuance date of the Supplementary Legal Opinion, the proportion of shares held by Haitong New Energy in the Issuer is 0.5201%, and the basic information is as follows:

Name:	Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd.
Main Business Premises:	Room 812, No. 106 Qingnian Street, Shenhe District, Shenyang
Unified Social Credit Code:	91210103071526798U
Legal Representative:	CHENG Xiangting
Registered Capital:	RMB1 billion
Enterprise Type:	Limited Liability Company
Business Scope:

Permitted business items: investment in unlisted enterprises, investment in non-public Offering of shares of listed companies and related consulting services. General business items: equity investment management, venture capital management, equity investment, debt investment related to equity investment, industrial investment, venture

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capital, participation in the establishment of equity investment enterprises, venture capital enterprises, and investment consulting. (Except for projects prohibited by laws and regulations and to be approved but not approved) (For projects that must be approved according to law, business activities can be carried out only with the approval of relevant departments.)

Term of Business	August 08, 2013 to August 07, 2043

As of the issuance date of the Supplementary Legal Opinion, the equity structure of Haitong New Energy is as follows:

Name of Shareholder	Amount of capital contribution (RMB0’000)	Percentage of capital contribution (%)
Haitong Innovation Securities Investment Co., Ltd.	49,400	49.40
Liaoning Energy Investment (Group) Co., Ltd.	49,000	49.00
Liaoning Holding (Group) Co., Ltd.	1,100	1.10
Haitong Investment Co., Ltd.	500	0.50
Total	100,000.00	100.00
5.Gongqingcheng Yihua

According to the Business License and Partnership Agreement of Gongqingcheng Yihua, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System, Gongqingcheng Yihua is a limited partnership established under the laws of China. As of the issuance date of the Supplementary Legal Opinion, Gongqingcheng Yihua has a shareholding of 0.1996% in the Issuer. The basic information is as follows:

Name:	Gongqingcheng Yihua Tongze Investment Partnership (Limited Partnership)
Main Business Premises:	Gongqing City Foundation Town, Jiujiang, Jiangxi province
Unified Social Credit Code:	91360405MA39RWYJ7Q
Executive Partner:	WANG Yonggang
Enterprise Type:	Limited Partnership

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Business Scope:

General items: project investment, industrial investment. (Without the approval of the financial regulatory authorities, it is not allowed to engage in such financial services as deposit absorption, financing guarantee, financing on behalf of customers, and raising funds (financing) from the public.) (Except for the permitted business, it can independently carry out activities not prohibited or restricted by laws and regulations.)

Term of Business	December 10, 2020 to December 9, 2070

As of the date hereof, the property share structure of Gongqingcheng Yihua is as follows:

Name of partner	Type of partner	Capital contribution (RMB0’000)	Percentage of capital contribution (%)
ZHOU Zhenhong	Limited partner	130.4386	14.6199
WANG Yanwei	Limited partner	270.9109	30.3644
WANG Yonggang	General partner	490.8505	55.0157
Total	-	892.20	100.00

There is no other change in the basic information of the Issuer's shareholders as of the issuance date of the Supplementary Legal Opinion, except for the above changes. The existing shareholders of the Issuer are qualified for shareholders and making capital contributions as stipulated in the Company Law and other relevant laws, regulations and normative documents.

(II)Controlling Shareholder and Actual Controller of the Issuer
1.Controlling Shareholder of the Issuer

According to the Industrial and Commercial Registration File of the Issuer, the Articles of Association and the verification of our lawyers, as of the issuance date of the Supplementary Legal Opinion, AXT holds 757,153,721 shares of the Issuer, accounting for 85.5129% of the total share capital of the Issuer, and remains the controlling shareholder of the Issuer.

2.Actual controller of the Issuer

According to the Register of Shareholders of AXT and the U.S. AXT’s Updated Legal Opinion provided by the Issuer and verified by our lawyers, the situation that the Issuer has no actual controller has not changed as of the issuance date of the Supplementary Legal Opinion.

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VI. Share Capital of the Issuer and its Evolution

(I) Changes in equity of the Issuer

According to the Industrial and Commercial Registration File, the Register of Shareholders and the Articles of Association provided by the Issuer, the equity structure of the Issuer has not changed from the issuance date of the Legal Opinion to the issuance date of the Supplementary Legal Opinion.

(II) Pledge of shares of the Issuer

According to the Industrial and Commercial Registration File and their explanations and commitments issued by the Issuer and the explanations and commitments issued by the shareholders of the Issuer, and through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System, there is no case that the Issuer’s shareholders pledge the Issuer’s shares held by them as of the issuance date of the Supplementary Legal Opinion.

VII. Business of the Issuer

(I) Business scope and mode

According to the Prospectus (Updated 2021 Annual Report), the Updated Audit Report, the Current Valid Business License of the Issuer and its domestic holding subsidiaries, the supporting documents issued by the industry and commerce, taxation and other relevant government departments where the Issuer and its domestic holding subsidiaries are located, and the statements and commitments of the Issuer, through the inquiry of our lawyers on the National Enterprise Credit Information Publicity System for inquiry, and through the verification of our lawyers on the Business Qualification and License, Asset Ownership Certificate and Major Business Contracts of the Issuer, the business scope and main business of the Issuer have not changed from the issuance date of the Legal Opinion to the issuance date of the Supplementary Legal Opinion.

In conclusion, we believe that the business scope and operation mode of the Issuer and its domestic holding subsidiaries comply with the provisions of relevant Chinese laws, regulations and normative documents.

(II) Overseas business

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According to the Issuer’s description and the Legal Opinion on the U.S. Tongmei issued by Burks Johansson LLP during the Reporting Period (hereinafter referred to as the “Updated Legal Opinion of the U.S. Tongmei”), as of the issuance date of the Supplementary Legal Opinion, the Issuer’s overseas holding subsidiary, the U.S. Tongmei, is a company legally established and effectively existing according to the law of its place of registration, the business operations comply with the provisions of the law of the place of registration.

(III) Main business of the Issuer

According to the Prospectus (Updated 2021 Annual Report), the Updated Audit Report, the Business License, Industrial And Commercial File, Major Business Contracts and the Issuer’s instructions and commitments that have been changed since the establishment of the Issuer and its predecessor Tongmei Xtal, the Issuer’s main businesses are indium phosphide substrate, gallium arsenide substrate, germanium substrate, R & D, production and sales of PBN materials and other high-purity materials as of the issuance date of the Supplementary Legal Opinion. The Issuer’s main business has not changed.

(IV) Main business qualification, certification or filing of the Issuer

After verification by our lawyers, as of the issuance date of the Supplementary Legal Opinion, the changes in business qualification, license, certification or filing obtained by the Issuer and its domestic subsidiaries are as follows:

1.Updated business qualifications and licenses

①Hazardous Chemicals Business License

Company Name	Certificate No.	Term of Validity	Scope of License	Issuing Authority
Beijing Tongmei	JTWHJZi [2022] 000011	March 17, 2022 to March 16, 2025	Gallium Arsenide	Beijing Tongzhou Emergency Management Bureau

②Pollutant Discharge Permit/Pollutant Discharge Registration Receipt of Fixed Pollution Source

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Company Name	Certificate Name	Certificate No.	Term of Validity	Issuing Authority
Baoding Tongmei	Pollutant Discharge Permit	91130600MA08UNK83T001U	August 16, 2021 to August 15, 2026	Baoding Administrative Review and Approval Bureau
Chaoyang Xinmei	Acknowledgment on Pollutant Discharge Registration of Fixed Pollution Sources	91211324MA10W1F79B001X	March 16, 2022 to March 15, 2027	National Information Platform for Pollutant Discharge Permit Management of the Ministry of Ecology and Environment

③Management System Certificate

Company Name	Certification Project	Certificate No.	Scope of Business	Issuing Authority	Term of Validity
Beijing Tongmei	Enterprise Intellectual Property Management System Certification	18120IP1535R0M	R & D, production and sales of gallium arsenide, indium phosphide and germanium crystal rods and wafers, and intellectual property management related to the procurement of the above processes	Zhonggui (Beijing) Certification Co., Ltd.	December 13, 2021 to December 27, 2023
Chaoyang Tongmei	Quality management system certification (ISO9000)	CN21/11296	Design and production of GaAs crystal rod and production of germanium crystal rod	SGS	December 07, 2021 to December 06, 2024

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Company Name	Certification Project	Certificate No.	Scope of Business	Issuing Authority	Term of Validity
Chaoyang Jinmei	Quality management system certification (ISO9000)	01121Q30262R0M

Design, development, production and service of gallium and its compound products; product design, development, production and service of indium and its compounds; production and service of boron oxide products

				CESI Certification Co., Ltd.	December 15, 2021 to December 14, 2024

2.Cancelled business qualification and license
Company Name	Certificate No.	Term of Validity	Scope of License	Issuing Authority
Nanjing Jinmei	S (N) WHJ Zi (J) 00303	July 4, 2019 to July 3, 2022	Operation of Hazardous Chemicals	Nanjing Jiangning Emergency Management Bureau

As of the issuance date of the Supplementary Legal Opinion, the Issuer and its domestic subsidiaries have obtained the business qualifications and licenses required to carry out the main business. Other business qualifications and licenses of the Issuer and its domestic subsidiaries have not changed except for the above-mentioned changes.

(V) The main business of the Issuer is outstanding

According to the Prospectus (Updated 2021 Annual Report), the Updated Audit Report and the statements and commitments of the Issuer, the main business income of the Issuer in 2019, 2020 and 2021 is RMB462.2079 million, RMB583.0872 million and RMB854.0444 million respectively, accounting for 99.99%, 99.99% and 99.61% of the Issuer’s operating income in the same period respectively. The operating income of the Issuer during the Reporting Period mainly comes from its main business income, and the Issuer’s main business is outstanding.

(VI) The sustainable operation ability of the Issuer

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According to the Prospectus (Updated 2021 Annual Report), the Updated Audit Report, the Current Valid Business License of the Issuer and its domestic holding subsidiaries and the statements and commitments of the Issuer, and verified by our lawyers, as of the issuance date of this supplementary opinion, the Issuer has existed according to the law, and the main financial indicators of the Issuer are good without failure to pay due debts and legal obstacle affecting its sustainable operation.

VIII. Related Party Transactions and Horizontal Competition and Their Changes

(I)Related party

According to the Company Law, the Accounting Standards for Business Enterprises No. 36- Disclosure of Related Parties, the Listing Rules of the Science and Innovation Board and other laws and regulations, the Updated Audit Report and the Issuer’s description, and verified by our lawyers, the Issuer’s main related parties include:

1.Controlling Shareholder and Actual Controller

As of the issuance date of the Supplementary Legal Opinion, the controlling shareholder of the Issuer is AXT, and the Issuer has no actual controller.

2.Natural persons, legal representatives or other organizations that directly or indirectly hold more than 5% of the shares of the Issuer

As of the issuance date of the Supplementary Legal Opinion, natural persons, legal representatives or other organizations directly holding more than 5% of the shares of the Issuer include AXT and Beijing Bomeilian. Furthermore, as of December 31, 2021, dimensional Fund Advisors LP and BlackRock Inc. indirectly held more than 5% of the shares of the Issuer through AXT.

Zhongke Hengye holds 33.33% shares of Beijing Bomeilian. Meanwhile, He Junfang is the representative appointed by the shareholder holding 66.67% equity of Beijing Bomeilian, the limited partner and executive partner of Zhongke Hengye. Both Beijing Bomeilian and Zhongke Hengye are enterprises controlled by He Junfang, holding 5.2036% and 0.0977% shares of the Issuer respectively.

3.Holding subsidiaries and joint-stock companies of the Issuer

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As of the issuance date of the Supplementary Legal Opinion, the Issuer has 9 holding subsidiaries, including Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei, Beijing Boyu, Tianjin Boyu, Chaoyang Boyu, Chaoyang Xinmei and U.S. Tongmei, and 2 joint-stock companies including Xing’an Gallium Industry and Ma’anshan Gallium Industry.

4.Legal representative or other organizations directly holding more than 5% of the shares of the Issuer, legal representatives or other organizations directly or indirectly controlled

As of the issuance date of the Supplementary Legal Opinion, the shareholders directly holding more than 5% of the shares of the Issuer are AXT and Beijing Bomeilian.

According to the U.S. AXT Updated Legal Opinion and the instructions of the Issuer, AXT holds 100% equity of Chaoyang Limei and Tandie Technologies, LLC and 90% equity of Ma’anshan Gallium Industry.

5.Directors, supervisors and senior managers of the Issuer and their close family members

For details of the current directors, supervisors and senior managers of the Issuer, see “XIV. Directors, Supervisors, Senior Managers and Core Technicians of the Issuer and Their Changes” in the Supplementary Legal Opinion. These personnel and their close family members are related parties of the Issuer.

6.Directors, supervisors, senior managers or other major leaders of legal representatives or other organizations that directly or indirectly control the Issuer

The controlling shareholder of the Issuer is AXT. According to the U.S. AXT Updated Legal Opinion, the public disclosure documents of AXT and the instructions of the Issuer, as of the Issuance Date of the Supplementary Legal Opinion, directors of AXT are MORRIS SHEN-SHIH YOUNG, David C. Chang, Jesse Chen, Christine Russell; MORRIS SHEN-SHIH YOUNG is the CEO of AXT, and Gary L. Fisher is the CFO and Secretary of AXT.

7.The directors, supervisors, senior managers of the Issuer and their close family members, the legal representatives that directly or indirectly control the Issuer, or the directors, supervisors, senior managers or other major leaders of other organizations, who directly or indirectly control or have important influence, or the above-mentioned persons (except

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independent directors) serve as directors’ legal representatives or other organizations other than the Issuer and its subsidiaries of senior managers

(1)Legal representatives or other organizations other than the Issuer and its subsidiaries that are directly or indirectly controlled or have significant influence by the directors, supervisors and senior managers of the Issuer, or the above-mentioned persons (except independent directors) serve as directors and senior managers

According to the Questionnaire signed by the directors, supervisors and senior managers of the Issuer and inquired by our Attorney on the National Enterprise Credit Information Publicity System, as of the Issuance Date of the Supplementary Legal Opinion, the legal representatives or other organizations directly or indirectly controlled by the directors, supervisors and senior managers of the Issuer or having important influence are mainly as follows:

Company Name	Investment situations
Beijing Liaoyan	Director Wang Yuxin is the Executive Partner and holds 18.4783% of the partnership share
Nanjing Jinchao Business Management Co., Ltd.	Director Guo Tao holds 50% equity
Beijing Chuang’an Microchip and Co., Ltd.	Zhao Lun, an independent director, holds 100% equity
Hefei Jixin Business Management Partnership	Zhao Lun, an independent director, is the executive partner and holds 50% of the partnership share
Beijing Chengdexin Certified Public Accountants (General Partnership)	Pang Fengzheng, an independent director, is the executive partner, holding 65% of the partnership share
Beijing Xinda Jiayuan Tax Accountant Agent Co., Ltd.	Pang Fengzheng, an independent director, holds 93% equity

The situation of legal representatives or other organizations other than the Issuer and its subsidiaries in which the directors, supervisors and senior managers of the Issuer serve as directors and senior managers. For details, please refer to “(I) the employment and part-time work of the current directors, supervisors and senior managers of the Issuer” in “XIV. Directors, Supervisors, Senior Managers and Core Technicians of the Issuer and Their Changes”.

(2)Legal representatives or other organizations other than the Issuer and its subsidiaries that are directly or indirectly controlled or have important influence by the close family

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members of the directors, supervisors and senior managers of the Issuer, or the above-mentioned persons (except independent directors) serve as directors and senior managers

Name	Relationship	Controlling or serving entity	Control or position
Zhou Hongyu	Spouse of director Wang Yuxin	Beijing Zhiheng Anye Technology Co., Ltd.	Manager, Executive Director, holding 100% equity
Song Guizhou	Younger brother of the spouse of independent director Liu Yanfeng	Cangzhou Hancheng Electronic Equipment Co., Ltd.	Manager, Executive Director, holding 80% equity
(3)Legal representatives or other organizations other than the Issuer and its subsidiaries that are directly or indirectly controlled or have significant influence by AXT’s directors, supervisors, senior managers or other main leaders, or the above-mentioned persons (except independent directors) serve as directors and senior managers
Name	AXT positions	Controlling or serving entity	Control or position
Gary L. Fischer	CFO and Secretary	Dongfang Hi-purity	Director
		Maanshan Gallium	Director
		Tandie Technologies, LLC	CFO and Secretary
Christine Russell	Director	QuickLogic Corporation	Director
		eGain Communications Corporation	Director
David C. Chang	Director	Global Maximum Educational Opportunities, Inc.	Chairman and CEO
		American Councils for International Education	Director
		Committee of 100	Director, Secretary
Jesse Chen	Director	Silicon Valley Taiwan Angels	Founding Chairman
		NCKU North America Alumni Foundation	Director and Chairman
		NCKU Global Academia-Industry Alliance	Chairman
8.Other related parties

Except for the above-mentioned related parties, other related parties of the Issuer also include natural persons, legal representatives or other organizations that have been associated

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with the Issuer during the Reporting Period, as well as other special relationships with the Issuer identified according to the principle of substance over form, which may lead to the preference of the interests of the Issuer, or within 12 months before the date of transaction, or within 12 months after the relevant transaction agreement takes effect or the arrangement is implemented, it shall be regarded as the related party of the Issuer.

During the Reporting Period, main other related parties of the Issuer are as follows:

No.	Name of related party	Related relationship
1	WEI GUO LIU	Once served as the director of the Company
2	DAVIS SHANXIANG ZHANG	Once served as the director of the Company
3	He Jianwu	Once served as the supervisor of the Company
4	Ulrich Goetz	He was a minority shareholder of Beijing Boyu
5	Beijing Zhiheng Xingda Technology Co., Ltd.	Director Wang Yuxin once served as Executive Director and General Manager, holding 50% equity; the Company was cancelled on August 23, 2021
6	Liaoning Zhonglan Opto-electronics Technology Co., Ltd.	Director Wang Huan once served as a director
7	Ningbo Ronbay Lithium Battery Material Co., Ltd.	Director Wang Huan once served as a director
8	Chaoyang Xinshuo Business Co., Ltd.	Minority shareholders of Chaoyang Xinmei
9	Donghai Juqing Trading Co., Ltd.	A wholly-owned subsidiary of Li Bo, the controlling shareholder of Dongfang Hi-purity
10	Shanxi Zhaofeng Gallium Co., Ltd.	Director MORRIS SHEN-SHIH YOUNG worked as the director before
11	Leonard J. LeBlanc	Former AXT director
(II)Related party transactions

According to the Updated Audit Report, the related party transaction related agreements, financial vouchers, internal decision-making procedure documents performed by the Issuer on

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such related party transactions and other relevant materials provided by the Issuer, as well as the instructions of the Issuer, and verified by our Attorney, the main related party transactions between the Issuer and related parties during the Reporting Period are detailed in Part IX of the Attorney’s Work Report.

After verification by our Attorney, the Issuer held the Second Extraordinary General Meeting of Shareholders in 2021 on December 15, 2021, deliberated and approved the proposal on confirming the related party transactions of the Company from January 1, 2018 to June 30, 2021, and confirmed the related party transactions of the Issuer between January 1, 2018 and June 30, 2021; the Issuer held the 11th Meeting of the First Board of Directors on March 15, 2022, deliberated and approved the proposal on confirming the connected transactions of the Company in 2021, and confirmed the connected transactions of the Issuer in 2021.

(III)Horizontal competition

As of the Issuance Date of the Supplementary Legal Opinion, the controlling shareholder of the Issuer is AXT, holding 757,153,721 shares of the Issuer, accounting for 85.5129% of the total share capital of the Issuer; the Issuer has no actual controller.

According to the Statement & Confirmation Letter issued by AXT, the controlling shareholder of the Issuer, our Attorney interviewed AXT's Chairman and inquired on the National Enterprise Credit Information Publicity System, as of the Issuance Date of the Supplementary Legal Opinion, except for the Issuer and its holding subsidiaries, the foreign investment enterprises of AXT include Chaoyang Limei, Tandie Technologies, LLC, Ma’anshan Gallium Industry, Beijing Jiya, Tongli Germanium, Jiamei Hi-purity and Dongfang Hi-purity, among which Chaoyang Limei, Tandie Technologies, LLC and Maanshan Gallium Industry are enterprises controlled by AXT without substantive business operation at present. As of the Issuance Date of the Supplementary Legal Opinion, there is no horizontal competition between the Issuer, controlled by controlling shareholder and other enterprises.

(IV)Disclosure of related party transactions and horizontal competition

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by the Issuer

After verification by our Attorney, as of the Issuance Date of the Supplementary Legal Opinion, connected transactions and measures of the Issuer to avoid horizontal competition have been fully disclosed in the Prospectus (2021 Updated Annual Report), without major omission or concealment.

IX. Main Properties of the Issuer and Their Changes

(I)Self-owned real estate and land use right

According to the List of Buildings, Property Right Certificate, Real Estate Registration Query Results, Updated Audit Report and American Tongmei Updated Legal Opinion provided by the Issuer and verified by our Attorney, the Issuer and its holding subsidiaries added a total of 1 land use right that has obtained the ownership certificate from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the total area of use right is 66,926 m2. For details of such new land use rights that have obtained ownership certificates, see “Annex I: the Issuer and its holding subsidiaries add land use rights that have obtained ownership certificates” in the Supplementary Legal Opinion.

Some supporting buildings of Baoding Tongmei single crystal wafer and related semiconductor material production project (Phase I and Part I) have completed the completion acceptance procedures, and the real estate property right certificate is handled at present. These buildings specifically include chemical warehouse, waste solvent warehouse, solid waste warehouse/ hazardous waste warehouse, water treatment and heating station, with a total construction area of 3,766.03 m2. According to the Construction Project Planning Permit, Construction Project Construction Permit and other relevant construction procedure documents provided by Baoding Tongmei and the Filing Certificate of Completion Acceptance of Construction Projects in Hebei Province issued by Dingxing County Administrative Review and Approval Bureau, and confirmed by the interview of our Attorney with the relevant leaders,

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it is expected that there is no substantive obstacle for these buildings to apply for the Real Estate Ownership Certificate.

The auxiliary buildings of 300 Tons High-Purity Semiconductor Preliminary Material Production Project of Chaoyang Jinmei are under the completion acceptance procedures, and the Real Estate Property Right Certificate will be handled after the acceptance is completed according to law. These buildings are mainly used for office, with a total construction area of 1,826.19 m2. According to the construction permit and other relevant construction procedure documents provided by Chaoyang Jinmei, and confirmed by the interview of our Attorney with the relevant leaders, it is expected that there is no substantive obstacle for these buildings to apply for the Real Estate Ownership Certificate.

(II)Leased property and land use right

According to the Legal Opinion of American Tongmei and the instructions of the Issuer, there was no change in the lease of main real estate from the Issuer and its holding subsidiaries to a third party from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

(III)Construction in progress

According to the Updated Audit Report, materials and instructions provided by the Issuer, as of December 31, 2021, the Issuer's projects under construction include Inp Crystal Growth and Wafer Processing and Production Expansion Project, Germanium Crystal Growth and Wafer Processing and Production Expansion Project, Gallium Arsenide Crystal Synthesis and Growth and Wafer Processing and Expansion Project, Monocrystalline Wafer and Related Semiconductor Material Production Project, PBN Product Project I, PBN Product Project II, Gallium Arsenide Crystal Semiconductor Material Production Project, Indium Phosphide Single Crystal Chip Production Project, High-Purity Semiconductor Preliminary Material Production Project, High-Purity Arsenic Project and others. The total book balance is RMB225,461,715.01.

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As of December 31, 2021, the book balance of Chaoyang Xinmei High-purity Arsenic Project under construction was RMB54,288,877.91. As of the Issuance Date of the Supplementary Legal Opinion, the project has obtained the Construction Land Planning License, the Construction Project Planning License, and the Real Estate Property Right Certificate (the content of the certificate is the use right of state-owned construction land) and the Construction Project Construction License, with the House Property Right Certificate and other procedures to be handled after completion and acceptance of the project. The Management Committee of Chaoyang Kazuo Economic Development Zone issued the Compliance Certificate on February 11, 2022, confirming that Chaoyang Xinmei expects that there are no substantive obstacles in the handling of the House Property Right Certificate, and the unit will not punish Chaoyang Xinmei and its related personnel; Chaoyang Xinmei has no violations of laws and regulations as of July 1, 2021 to the Issuance Date of this certificate.

(IV)Intellectual Property Right
1.	Registered trademark

According to the Trademark Registration Certificate provided by the Issuer and the trademark file issued by the State Intellectual Property Office, and through the inquiry of our Attorney on China Trademark Network (Website: http://sbj.cnipa.gov.cn/sbcx/), the Issuer and its holding subsidiaries acquired 17 new registered trademarks in China from October 1, 2021 to February 28, 2022. For details, see “Annex II: new registered trademarks of the Issuer and its holding subsidiaries” in the Supplementary Legal Opinion.

After verification, we believe that the Issuer and its holding subsidiaries legally own the above-mentioned new registered trademarks in China, without restrictions on the rights of pledge, judicial seizure and other registered trademarks.

2.	Patent

According to the Patent Certificate provided by the Issuer and the certificate issued by the State Intellectual Property Office, and through the inquiry of our Attorney on the China and

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Global Patent Examination Information Inquiry (Website: http://cpquery.sipo.gov.cn/), the Issuer and its holding subsidiaries added 37 patents granted with patent rights in China, and one patent has expired during the period from October 1, 2021 to February 28, 2022. For the details of these new patents, see “Annex III: new patents of the Issuer and its holding subsidiaries” of the Supplementary Legal Opinion. The details of expired patents are as follows:

Patentee	Patent Name	Patent Type	Patent Number	Date of patent application	Date of Authorization proclamation
Issuer	一种真空吸附陶瓷移动盘抛光机	Utility model	2012200402487	February 8, 2012	October 3, 2012

According to the Updated Legal Opinion of Tongmei and the Patent Verification Opinion issued by Clements Bernard Walker PLLC, Studio Torta S.p.A, RYUKA IP LAW FIRM and Tsai, Lee & Chen’s International Trademark and Patent Office, the patents owned by the Issuer and its holding subsidiaries outside China have not changed from October 1, 2021 to February 28, 2022.

After verification, we believe that as of February 28, 2022, the Issuer and its holding subsidiaries legally own the above newly granted patents in China, and the newly granted patents in China are not subject to pledge, judicial seizure and other rights restrictions.

3.	Computer software copyright

According to the Computer Software Copyright Certificate provided by the Issuer and the general query results of computer software registration issued by the Software Copyright Department of China Copyright Protection Center, and through the inquiry of our Attorney on the China Copyright Registration Query Service Platform (Website: https://register.ccopyright.com.cn/query.html), the copyright of computer software owned by the Issuer and its holding subsidiaries has not changed from October 1, 2021 to February 28, 2022.

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4.	Domain name

According to the domain name certificate provided by the Issuer and registered in the Domain Name Information Filing Management System of the Ministry of Industry and Information Technology (Website: http://www.beian.miit.gov.cn) according to the inquiry, the domain names owned by the Issuer and its holding subsidiaries remained unchanged from October 1, 2021 to February 28, 2022.

(V)Main production and operation equipment

According to the Updated Audit Report and the list of fixed assets provided by the Issuer, as of December 31, 2021, main production and operation equipment of the Issuer includes machinery and equipment, tools and instruments, means of transport and office equipment. The book value of machinery and equipment is RMB125.8119 million, the book value of tools and instruments is RMB16.5558 million, and the book value of transport means is RMB1.6846 million, the book value of office equipment is RMB1.4973 million.

According to the instructions of the Issuer and confirmation, and after our Attorney spot checked the purchase certificates of the main production and operation equipment of the Issuer and its domestic holding subsidiaries, and checked some operation equipment on the spot, we believe that the Issuer and its domestic holding subsidiaries have the main equipment required for production and operation according to law.

(VI)Subsidiaries, branches and joint-stock companies of the Issuer
1.	Subsidiary

The changes in the basic information of the subsidiaries of the Issuer from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion are as follows:

(1)Chaoyang Xinmei
1Basic information

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According to the Business License and Articles of Association of Chaoyang Xinmei, and through the inquiry of our Attorney in the National Enterprise Credit Information Publicity System, as of the Issuance Date of the Supplementary Legal Opinion, the basic information of Chaoyang Xinmei is as follows:

Name:	Chaoyang Xinmei High Purity Semiconductor Material Co., Ltd.
Unified Social Credit Code:	91211324MA10W1F79B
Legal Representative:	MORRIS SHEN-SHIH YOUNG
Domicile:	Kazuo Economic Development Zone, Chaoyang City, Liaoning Province
Registered Capital:	RMB 50,769,200
Type of Company:	Limited Liability Company (Invested or held by a natural person)
Business Scope:

General items: manufacturing of non-metallic mineral products, import and export of goods, import and export of Technology (except for items subject to approval according to law, carry out business activities independently according to law with Business License)

Date of establishment:	February 1, 2021
Term of operation:	February 1, 2021 to January 31, 2071
Equity structure:	No.	Name of Shareholder	Shareholding Percentage (%)
	1	Issuer	58.50
	2	Chaoyang Xinshuo Business Co., Ltd.	39.00
	3	Donghai Huafei Enterprise Management Consulting Co., Ltd.	2.50
	Total		100.00

② Changes

On December 26, 2021, Chaoyang Xinmei held a Shareholders’ Meeting and decided to increase the registered capital from RMB20 million to RMB50.7692 million, of which the Issuer subscribed RMB18 million in cash and Chaoyang Xinshuo Business Co., Ltd. subscribed RMB12 million in cash, Donghai Huafei Enterprise Management Consulting Co., Ltd. subscribed RMB769,200 in cash; the New Articles of Association were approved.

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On December 28, 2021, the Issuer, Chaoyang Xinshuo Business Co., Ltd. and Donghai Huafei Enterprise Management Consulting Co., Ltd. signed the Capital Increase Agreement and the Articles of Association of Chaoyang Xinmei High Purity Semiconductor Material Co., Ltd.

On January 7, 2022, Chaoyang Xinmei obtained the Business License renewed by the Market Supervision and Administration Bureau of Karaqin Left Wing Mongolian Autonomous County.

After this change, the equity structure of Chaoyang Xinmei is as follows:

No.	Name of Shareholder	Subscribed capital contribution (RMB0’000)	Shareholding Percentage (%)
1	Issuer	2,970.00	58.50
2	Chaoyang Xinshuo Business Co., Ltd.	1,980.00	39.00
3	Donghai Huafei Enterprise Management Consulting Co., Ltd.	126.92	2.50
Total		5,076.92	100.00

Except for the above circumstances, the basic information of the subsidiaries of the Issuer has not changed from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

2.	Subsidiary

From the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the basic information of the Issuer and its subsidiaries has not changed.

3.	Joint stock company
(1)Maanshan Gallium

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On February 24, 2022, Ma’anshan Gallium held a board meeting, which resolved to de-register Maanshan Gallium and set up a liquidation group to liquidate the creditor’s rights and debts of Maanshan Gallium.

On March 10, 2022, Ma’anshan Taxation Bureau of the State Taxation Administration issued the Tax Clearance Certificate (MSESQQ [2022] No. 6655), confirming that all tax matters of Maanshan Gallium have been settled.

As of the Issuance Date of the Supplementary Legal Opinion, the cancellation of Ma’anshan Gallium Industry is in progress.

Except for the above circumstances, the basic situation of the holding companies of the Issuer have not changed from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

(VII)Restrictions on the ownership or use of major property

According to the Real Estate Ownership Certificate, real estate register, mortgage agreement and the instructions and commitments of the Issuer provided by the Issuer, and verified by our Attorney, there was no significant change in the restriction of rights of the main property owned by the Issuer and its holding subsidiaries from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

X. Significant Changes in the Debt of the Issuer

(I)Changes in major contracts

According to the contracts or order documents provided by the Issuer, for the major contracts performed and under performance by the Issuer and its holding subsidiaries, see Annex XI to the Attorney’s Work Report.

According to the instructions of the Issuer and commitments, the Legal Opinions issued by overseas Attorney, and our Attorney checked relevant contracts, conducting interviews or

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letters with the Issuer's main customers and suppliers on whether they have an association relationship with the Issuer, the performance of agreements between them and the Issuer, and interviewing the Issuer’s senior managers, the contents and forms of the above major Contracts do not violate the prohibitive provisions of laws and administrative regulations; among the major Contracts being performed by the Issuer, there are still some Contracts signed by Tongmei Xtal and the Issuer is established by the overall change of Tongmei Xtal and is the successor of the rights and obligations of Tongmei Xtal therefore, as the subject of the above major Contracts, there are no substantive legal obstacles to the performance of such contracts.

(II)Debt of major infringement

According to the certificates issued by the relevant competent departments of industry and commerce, taxation, social insurance and housing provident fund of the Issuer and its domestic holding subsidiaries, as well as the instructions and commitments of the Issuer, and through the inquiry of our Attorney on the official websites of the relevant competent departments of the Issuer and its domestic holding subsidiaries, China Judgement Online, China Execution Information Disclosure Website, the inquiry of CREDITCHINA and other websites and the interview with the relevant leaders of the Issuer confirmed that the Issuer and its domestic holding subsidiaries had no major infringement debts due to intellectual property rights, product quality, labor safety, personal rights and other reasons during the Reporting Period.

(III)Significant creditor’s rights and debt relationship and guarantee between the Issuer and related parties

According to the Updated Audit Report and the instructions of the Issuer and commitments, there is no other major creditor's right and debt relationship between the Issuer and its related parties or other mutual guarantee between the Issuer and its related parties during the period from July 1, 2021 to December 31, 2021, except as disclosed in the Supplementary Legal Opinion.

(IV)Legality of other receivables and other payables with large amount

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of Issuer

According to the Updated Audit Report and the instructions of the Issuer, as of December 31, 2021, according to the data of the consolidated financial statements, the Issuer's other receivables were RMB1.2414 million and other payables were RMB180.7546 million.

According to the details, descriptions and commitments of other receivables and other payables provided by the Issuer and verified by our Attorney, except for the capital transactions of related parties disclosed in the Supplementary Legal Opinion, other receivables and other payables with large amount of the Issuer occur due to normal business activities, which are legal and effective.

XI. Significant Asset Changes and Mergers and Acquisitions of the Issuer

According to the explanation of the Issuer and the verification of our Attorney, the Issuer has no major asset acquisition or sale from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, and there are no plans or arrangements for the proposed major asset replacement, asset stripping, major asset sale or acquisition.

XII. Amendment to the Articles of Association of the Issuer

According to the Articles of Association, Industrial and Commercial File, Meeting Documents and other materials provided by the Issuer and the instructions of the Issuer, and through the inquiry of our Attorney on the National Enterprise Credit Information Publicity System for inquiry, the Articles of Association of the Issuer have not been modified from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

XIII. Rules of Procedure and Regulated Operation of the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors of the Issuer

According to the confirmation of the Issuer and the verification of the Meeting Documents of the Issuer by our Attorney, from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion:

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(I) The organizational structure of the Issuer has not changed;

(II) The contents of the rules of procedure of the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors of the Issuer have not changed;

(III) The Issuer does not hold the General Meeting of Shareholders, but held 4 Meetings of the Board of Directors and 3 Meetings of the Board of Supervisors. The main information is as follows:

1.Board of Directors

According to the relevant documents of the Board of Directors provided by the Issuer, the Board of Directors of the Issuer held 4 meetings from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion. The details are as follows:

No.	Conference Name	Meeting Time
1	The 9th Meeting of the First Board of Directors	December 31, 2021
2	The 10th Meeting of the First Board of Directors	February 28, 2022
3	The 11th Meeting of the First Board of Directors	March 15, 2022
4	The 12th Meeting of the First Board of Directors	March 24, 2022
2.Board of Supervisors

The Board of Supervisors of the Issuer held 3 Meetings from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion according to the relevant documents of the Board of Supervisors provided by the Issuer. The details are as follows:

No.	Conference Name	Meeting Time
1	The 10th Meeting of the First Board of Supervisors	December 31, 2021
2	The 11th Meeting of the First Board of Supervisors	March 15, 2022

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3	The 12th Meeting of the First Board of Supervisors	March 24, 2022

According to the documents and materials provided by the Issuer, such as the convening notice, meeting proposal, meeting resolution and meeting minutes of the above-mentioned Board of Directors and Board of Supervisors, we believe that the convening, resolution content and signing of the above-mentioned Board of Directors and Board of Supervisors of the Issuer are legal, compliant, true and effective.

XIV. Directors, Supervisors, Senior Managers and Core Technicians of the Issuer and Their Changes

(I)The current directors, supervisors and senior managers of the Issuer’s tenure and part-time jobs

As of the Issuance Date of the Supplementary Legal Opinion, the Board of Directors of the Issuer is composed of 9 directors, including 3 independent directors; the Board of Supervisors of the Issuer consists of 3 supervisors, including one employee representative supervisor; there are five senior managers of the Issuer, including Liu Wensen as the General Manager, Wang Yuxin and Guo Tao as the Deputy General Managers, Hao Ze as the Deputy General Manager and CFO, and Song Jing as the Deputy General Manager and Secretary of the Board of Directors. According to the Questionnaire signed by the above personnel, the positions and other main part-time jobs of the above personnel in the Issuer are as follows:

No.	Name	Position in the Issuer	Main part-time units	Concurrent position	Relationship between part-time units and Issuer
1	MORRIS SHEN-SHIH YOUNG	Chairman	AXT	Chairman and CEO	Controlling shareholders
			Tandie Technologies, LLC	CEO	Controlling shareholder holding subsidiary

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No.	Name	Position in the Issuer	Main part-time units	Concurrent position	Relationship between part-time units and Issuer
			Dongfang Hi-purity	Director	The company where the Director MORRIS SHEN-SHIH YOUNG works as the director
			Xing’an Gallium	Director	Joint stock company
			Maanshan Gallium	Director, General Manager	holding companies, controlling shareholders and subsidiaries
			Chaoyang Limei	Managers and Executive Directors	Controlling shareholder holding subsidiary
			Beijing Jiya	Vice Chairman	shareholding companies of controlling shareholders
			Tongli Germanium	Director	shareholding companies of controlling shareholders
			Shaanxi Huadian Resin Co., Ltd.[4]	Director	The company where the Director MORRIS SHEN-SHIH YOUNG

4 MORRIS SHEN-SHIH YOUNG has resigned as a director of the Company and is currently handling the formalities for the change of director.

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No.	Name	Position in the Issuer	Main part-time units	Concurrent position	Relationship between part-time units and Issuer
works as the director
2	Liu Wensen	Director, General Manager	-	-	-
3	HAO Ze	Director, Deputy General Manager, Chief Financial Officer	Beijing Jiya	Director	shareholding companies of controlling shareholders
			Maanshan Gallium	Supervisor	holding companies, controlling shareholders and subsidiaries
4	WANG Yuxin	Director, Deputy General Manager	Beijing Liaoyan	Executive partner	Shareholders of Issuer
5	GUO Tao	Director, Deputy General Manager	Xing’an Gallium	Supervisor	Joint Stock Company
			Guangxi Tiandong Jinxin Rare Metal Materials Co., Ltd.	Supervisor	Xing'an Gallium Industry holding 30% of the Company
			Jiamei Hi-purity	Supervisor	shareholding companies of controlling shareholders
			Jinchao Business Management Co., Ltd.	General Manager and Executive Director	Director Guo Tao is also the Executive Director of the Company
6	Wang Huan	Director	SICC	Director	Director Wang Huan is also a

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No.	Name	Position in the Issuer	Main part-time units	Concurrent position	Relationship between part-time units and Issuer
director of the Company
			Haitong New Energy Private Equity Investment Management Co., Ltd.	Director, Deputy General Manager	Director Wang Huan is also a director of the Company
			Brite Semiconductor (Shanghai) Co., Ltd.	Director	Director Wang Huan is also a director of the Company
			Liaoning Zhonglan Electronic Technology Co., Ltd.	Director	Director Wang Huan is also a director of the Company
			Suteng Innovation Technology Co., Ltd.	Director	Director Wang Huan is also a director of the Company
7	Zhao Lun	independent director	Beijing Chuangan Microchip and Co., Ltd.	Manager and Executive Director	-
			Hefei Jixin Business Management Partnership	Executive partner	-
			Hefei Jixin Shuochi Enterprise Management Co., Ltd.	Supervisor	-
			Ruili Integrated Circuit Co., Ltd.	General Manager
			ChangXin Memory Technologies, Inc.	Director, General Manager	-
			Beijing Jiuxin Technology Co., Ltd.	Manager and Executive Director	-
			Anhui Qihang Xinrui Private Equity Fund Management Co., Ltd.	Executive Director and	-

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No.	Name	Position in the Issuer	Main part-time units	Concurrent position	Relationship between part-time units and Issuer
General Manager
			Changxin Xinju Equity Investment (Anhui) Co., Ltd.	Executive Director and General Manager
			Changxin Jidian (Beijing) Memory Technologies Co., Ltd.	Chairman
			ChangXin Xinqiao Memory Technologies, Inc.	Director, General Manager	-
			ChangXin Memory Technologies (Xi’an), Inc.	Director, General Manager
			ChangXin Memory Technologies (Shanghai), Inc.	Director, General Manager	-
8	Pang Fengzheng	independent director	Beijing Chengdexin Certified Public Accountants (General Partnership)	Executive partner	-
			Beijing Xinda Jiayuan Tax Accountant Agent Co., Ltd.	Managers and Executive Directors	-
9	Liu Yanfeng	independent director	Zhongzhi Capital Management Co., Ltd.	General Manager of Financial Management Center	-
10	Song Jing	Deputy General Manager and Secretary of the Board of Directors	-	-	-
11	Tian Guichun	Board of Supervisors Chairman	-	-	-
12	Chang Xiuxia	Supervisor	-	-	-
13	Liu Zhiyang	Supervisor	-	-	-

China registered residence is based on the Personal Credit Report of the Issuer, supervisor and senior management, the No Crime Certificate issued by the Public Security Department of

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China permanent residence or the place where China residence is registered, and the Questionnaire signed. According to the search and query of CREDITCHINA and other Websites, the directors, supervisors and senior managers of the Issuer are not prohibited from holding their posts as stipulated in Article 146 of the Company Law, are determined as prohibited from entering the securities market by the CSRC as stipulated in Article 221 of the Securities Law, or are directors and senior managers concurrently serving as supervisors.

In conclusion, we believe that the appointment of directors, supervisors and senior managers of the Issuer conforms to the provisions of relevant laws, regulations, normative documents and the Articles of Association.

(II)Changes in directors, supervisors and senior managers of the Issuer

According to the documents of the General Meeting of Shareholders, the Board of Directors and the Board of Supervisors provided by the Issuer, and through the inquiry of our Attorney in the National Enterprise Credit Information Publicity System, there was no change in the directors, supervisors and senior managers of the Issuer from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

(III)Changes in the core technical personnel of the Issuer

From the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the core technical personnel of the Issuer have not changed.

XV. Tax of the Issuer and its Changes

(I)Main taxes and tax rates of the Issuer and its domestic holding subsidiaries

According to the Updated Audit Report and the instructions of the Issuer and commitments, the main taxes and tax rates applicable to the Issuer and its domestic holding subsidiaries during the Reporting Period are as follows:

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Tax Category	Tax Basis	Tax Rate
Value Added Tax

The output tax is calculated according to the taxable income, and the value-added tax is calculated and paid according to the difference after deducting the input tax allowed to be deducted in the current period

16%, 13% and 6%
Urban Maintenance and Construction Tax	The actually paid turnover tax	7% and 5%
EnterpriseIncome Tax	Calculated and paid according to taxable income	15%, 25% and 20%

According to the Updated Audit Report, the supporting documents issued by relevant competent tax authorities and the instructions and commitments of the Issuer, and verified by our Attorney, the taxes and tax rates applicable to the Issuer and its domestic holding subsidiaries during the Reporting Period comply with the requirements of current laws, regulations and normative documents.

(II)Main tax preferences enjoyed by the Issuer and its domestic holding subsidiaries

According to the Updated Audit Report, the tax information provided by the Issuer and the Issuer's description, the main new tax preferences enjoyed by the Issuer and its domestic holding subsidiaries during the period from July 1, 2021 to December 31, 2021 are as follows:

Chaoyang Tongmei obtained the high-tech enterprise certificate on December 14, 2021, with the certificate number of GR202121000903 and the validity period of three years. According to the Enterprise Income Tax Law of the People’s Republic of China, the regulations for the implementation of the Enterprise Income Tax Law of the People’s Republic of China, and the administrative measures for the recognition of high-tech enterprises, Chaoyang Tongmei paid enterprise income tax at a preferential tax rate of 15% in 2021.

Tianjin Boyu obtained the high-tech enterprise certificate on November 25, 2021. The certificate number is GR202112001913 and the validity period is three years. According to the

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Enterprise Income Tax Law of the People’s Republic of China, the Regulations for the Implementation of the Enterprise Income Tax Law of the People’s Republic of China, and the Administrative Measures for the Recognition of High-Tech Enterprises, Tianjin Boyu paid enterprise income tax at a preferential tax rate of 15% in 2021.

(III)Main financial subsidies enjoyed by the Issuer and its domestic holding subsidiaries

According to the financial subsidies provided by the Issuer and the Updated Audit Report, the financial subsidies enjoyed by the Issuer and its domestic holding subsidiaries in 2021 are as follows:

No.	Entry Name	Subsidy Object	Amount (RMB)	Basis Or Approval Document
1	Enclave Subsidy	Chaoyang Jinmei	5,000,000.00	Notice on Issuing the Special Investment Plan of Kazuo County to Accelerate the Breakthrough in the Development of Northwest Liaoning in 2019
2	Project Construction Subsidy	Chaoyang Tongmei, Chaoyang Xinmei	41,811,000.00

Notes on the Project Award and Supplementary Funds of Chaoyang Tongmei Crystal Technology Co., Ltd., Notice on Issuing the Special Fund Index of Chaoyang Xinmei High-Purity Semiconductor Material Co., Ltd. (CKKCZ [2021] No. 3) and Management Measures for Special Funds of Development Zone

3	Government incentives	Beijing Tongmei, Chaoyang Jinmei, Chaoyang Tongmei, Tianjin Boyu, Chaoyang Boyu	1,655,589.00

Notice on Holding the Policy Training Meeting on Promoting High-Quality Development of Foreign Trade in 2021, Notice on Issuing the “Liaoning Innovative Regional Incentive Post Subsidy Fund Project” in Kazuo County, Notice on Allocating the Subsidy Fund for Sample Enterprises for Statistical Monitoring of Service Trade in 2021, and Notice of the Municipal Human Resources and Social Security Bureau on Carrying out the “Project + Team” in Tianjin in 2020, Notice on Special Application for Key Training; Notice of the Municipal Bureau of Industry and Information Technology and the Municipal Bureau of Finance on Proper Cultivation, Assessment and Reward of “Small Scale And Large Scale” enterprises in 2019

4	Intellectual property subsidy	Beijing Tongmei	472,000.00	Application Form of Beijing Patent Subsidy and Notice on Applying for Intellectual Property Subsidy, Reward and Subsidy Projects and Filing in Tongzhou District in 2021
5	Reward Fund of Social Security Bureau	Baoding Tongmei	194,000.00	Several policies of Dingxing County to Increase Investment Attraction and Further Support the High-Quality Development of Private Economy (Trial)

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No.	Entry Name	Subsidy Object	Amount (RMB)	Basis Or Approval Document
6	Reward Fund of the Bureau of Industry and Information Technology	Baoding Tongmei	100,000.00	Several policies of Dingxing County to Increase Investment Attraction and Further Support the High-Quality Development of Private Economy (Trial)
7	Subsidy for Talents of Two Types of Senior Talents	Beijing Tongmei	100,000.00	Statement on Checking the Employment of Talents in Tongzhou District “Canal Plan” in 2021
8	Enterprise R & D subsidy	Beijing Tongmei	80,000.00	Notice on the Application of Beijing Postdoctoral Funding in 2021
9	Others	-	314,705.05	-

According to the Updated Audit Report, the description and the materials provided by the Issuer, and verified by our Attorney, the above financial subsidies enjoyed by the Issuer and its domestic holding subsidiaries in 2021 do not violate national laws and regulations.

(IV)Tax situation
1.Beijing Tongmei

On February 18, 2022, the First Taxation Office of Beijing Tongzhou District Taxation Bureau of the State Administration of Taxation issued the Notice of Tax Related Information Query Results, confirming that Beijing Tongmei had not received administrative punishment from July 1, 2021 to February 18, 2022. On February 16, 2022, the First Tax Office of Beijing Tongzhou District Taxation Bureau issued the certificate of no tax arrears, confirming that Beijing Tongmei “has not found any tax arrears as of February 13, 2022 after querying the tax collection and Management Information System”.

2.Baoding Tongmei

On 7 February 2022, the Second Taxation Branch of Dingxing County Taxation Bureau

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of the State Administration of Taxation issued the Compliance Certificate, it is confirmed that Baoding Tongmei “from July 1, 2021 to the Issuance Date of this Certificate, the Company declared and paid taxes according to the provisions of relevant tax laws, regulations and normative documents. After our branch inquired in the Jinshan System, the Company has no tax arrears or administrative penalties of the Company has been found due to tax violations from July 1, 2021 to now”.

3.Chaoyang Tongmei

On February 8, 2022, the State Administration of Taxation Kazuo County Taxation Bureau Gongyingzi Taxation Branch issued the Compliance Certificate, confirmed that “from July 1, 2021 to the Issuance Date of this certificate, Chaoyang Tongmei Crystal Technology Co., Ltd. declared and paid taxes and fulfilled its tax payment obligations to the Bureau according to the law on time. The applicable taxes, tax rates and tax preferences comply with the requirements of national and local tax laws, regulations, departmental rules and normative documents, and there is no unpaid tax or other circumstance requiring supplementary payment, no case of tax evasion, tax evasion or default, failure to fulfill the obligation of tax withholding and payment, no violation of national and local tax law, regulation, departmental rule or normative document, no administrative punishment, investigation or handling by this bureau, and no ongoing or potential dispute or litigation with this bureau”.

4.Nanjing Jinmei

On February 18, 2022, the Tax Service Department of Nanjing Jiangning Economic and Technological Development Zone Taxation Bureau of the State Administration of Taxation issued the Notice of Tax Related Information Query Results, confirming that “Nanjing Jinmei Gallium Industry Co., Ltd. can fulfill its tax obligations from July 1, 2021 to February 18, 2022, and has not found any violation of relevant laws and regulations”.

5.Chaoyang Jinmei

On February 8, 2022, the Gongyingzi Taxation Branch of the State Administration of Taxation Kazuo County Taxation Bureau issued the Compliance Certificate, confirmed that from July 1, 2021 to the Issuance Date of this certificate, Chaoyang Jinmei Gallium Industry Co., Ltd. declared and paid taxes and fulfilled its tax payment obligations to the Bureau according to the law and on time. The applicable taxes, tax rates and tax preferences comply

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with the requirements of national and local tax laws, regulations, departmental rules and normative documents. There are no tax payable or other taxes to be paid back, no record, no violation of national and local tax laws, regulations, departmental rules or normative documents, no administrative punishment, investigation or handling by this bureau, and no ongoing or potential dispute or lawsuit with this bureau in the case of tax evasion, tax evasion or default, failure to perform the obligation of tax withholding and payment ".

6.Chaoyang Boyu

On February 10, 2022, the State Administration of Taxation Kazuo County Taxation Bureau Gongyingzi Taxation Branch issued the Compliance Certificate, confirmed that “from January 1, 2018 to the Issuance Date of this Certificate, Boyu (Chaoyang) Semiconductor Technology Co., Ltd. shall report and pay taxes and fulfill its tax payment obligations to the Bureau according to the law on time. The applicable taxes, tax rates and tax preferences enjoyed by Semiconductor Technology Co., Ltd. comply with the requirements of national and local tax laws, regulations, departmental rules and normative documents. There are no unpaid taxes or other supplementary taxes, no tax evasion, tax evasion or tax arrears, no violation of national and local tax laws, regulations, departmental rules or normative documents, no administrative punishment, investigation or handling by this bureau, and no ongoing or potential dispute or lawsuit with this bureau”.

7.Chaoyang Xinmei

On February 10, 2022, the State Administration of Taxation Kazuo County Taxation Bureau Gongyingzi Taxation Branch issued the Compliance Certificate, confirmed that “from July 1, 2021 to the Issuance Date of this certificate, Chaoyang Xinmei High-Purity Semiconductor Materials Co., Ltd. declared and paid taxes and fulfilled its tax payment obligations to the Bureau according to the law and on time. The applicable taxes, tax rates and tax preferences comply with the requirements of national and local tax laws, regulations, departmental rules and normative documents, and there are no tax payable or other taxes to be paid back, no cases of tax evasion, tax evasion or default, failure to fulfill the obligation of tax withholding and payment, no violation of national and local tax laws, regulations, departmental rules or normative documents, no administrative punishment, investigation or handling by this bureau, and no ongoing or potential disputes or litigation with this bureau”.

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8.Beijing Boyu

On February 9, 2022, the No. 1 Taxation Office of Beijing Tongzhou District Taxation Bureau of the State Administration of Taxation issued the Certificate of No Tax Arrears, confirmed that “no tax arrears of Beijing Boyu have been found as of February 6, 2022 after querying the tax collection and management information system”.

On March 2, 2022, the No. 1 Taxation Office of Beijing Tongzhou District Taxation Bureau of the State Administration of Taxation issued the Notice of Tax-related Information Query Result, confirming that Beijing Boyu has been subject to no administrative punishment during the period from July 1, 2021 to February 28, 2022.

9.Tianjin Boyu

On February 18, 2022, the Baoping Taxation Office of Tianjin Baodi District Taxation Bureau of the State Administration of Taxation issued the notice of tax related information query results, confirmed that after the query of the one household query function in the Golden Tax Phase III Tax Management System, the enterprise has declared and paid taxes and fulfilled its tax payment obligations According to the law on time, and there is no illegal tax registration information as of July 1, 2021. On February 18, 2022, Baoping Taxation Office of Tianjin Baodi District Taxation Bureau of the State Administration of Taxation issued the “Certification of No Tax Arrears”, confirmed that no tax arrears Tianjin Boyu had been found as of February 15, 2022 after querying the tax collection and management information system.

According to the instructions of the Issuer and commitments, the above supporting documents issued by the competent tax authorities of the Issuer and its domestic holding subsidiaries, and verified by our Attorney, we believe that the Issuer and its domestic holding subsidiaries have no major tax violations or major tax penalties by the tax authorities from July 1, 2021 to December 31, 2021.

XVI. Environmental Protection, Product Quality, Technology and Other Standards of the Issuer

(I)Environmental protection of the Issuer

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According to the information, explanation and commitment provided by the Issuer, and through the interview with the relevant leaders of the Issuer by our Attorney, through the inquiry on the Website of the Ministry of Ecological Environment of the People’s Republic of China (Website: http://www.mee.gov.cn/), the Website of the Ecological Environment Department, where the Issuer and its domestic holding subsidiaries are located, the Website of CREDITCHINA and the National Enterprise Credit Information Publicity System. From the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the Issuer and its domestic holding subsidiaries do not violate the laws on environmental protection administrative punishment due to laws, regulations and normative documents.

(II)Product quality and technical standards of the Issuer

According to the certification documents issued by the Competent Quality and Technical Supervision Department of the Issuer and its domestic holding subsidiaries, the instructions and commitments of the Issuer, and the interview of with the relevant leaders of the Issuer by our Attorney, the Issuer and its domestic holding subsidiaries are not punished for violating laws, regulations and normative documents on quality and technical standards from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

XVII. Labor and Social Security of the Issuer

(I) Labor Contract

According to the materials and instructions provided by the Issuer and verified by our Attorney, the Issuer and its domestic holding subsidiaries have signed Labor Contracts with employees according to the Labor Law of the People’s Republic of China and other relevant laws and regulations, and employees enjoy corresponding rights and undertake corresponding obligations according to such Labor Contracts.

(II) Social insurance and housing accumulation fund

1.Payment of social insurance and housing accumulation fund

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According to the social insurance premium payment notice, reconciliation voucher of special social insurance payment card, provident fund remittance letter, employee roster, and instructions etc. provided by the Issuer, the Issuer and its domestic holding subsidiaries had 1,371 employees, 1,333 and 1,312 paid social insurance and housing provident fund by the Issuer and its domestic holding subsidiaries, respectively as of December 31, 2021.

2.The Issuer abides by laws and regulations on the management of social insurance and housing provident fund

According to the certificates of the Issuer and its domestic holding subsidiaries issued by the Social Insurance Management Department and the Housing Provident Fund Management Department, the instructions and confirmation of the Issuer, and verified by our Attorney, the Issuer was not punished by the Social Insurance Management Department and the Housing Provident Fund Management Department for major violations of laws and regulations during the Reporting Period.

(III) Labor Dispatch

During the Reporting Period, labor dispatch proportion of the Issuer exceeded the upper limit of 10% stipulated in the Interim Regulations on labor dispatch. The Issuer has rectified the above situations. As of December 31, 2021, 81 labor workers of the Issuer were dispatched, accounting for 5.48% of the total employment of the Company (including labor dispatch), conforming to the Interim Provisions on Labor Dispatch.

XVIII. Application of Offering Proceeds by the Issuer

(I) After verification by our Attorney, the projects to be invested by proceeds from this Offering have been deliberated and passed by the Issuer’s general meeting of shareholders, for which necessary internal approvals and authorizations, as well as investment filing documents from Chaoyang Kazuo Economic Development Zone Management Committee, the competent government authority, have been obtained. Regarding the GaAs semiconductor material project, it is expected that there will be no substantive obstacles to the handling of environmental protection-related procedures required for its construction as a statement has been issued by Chaoyang Kazuo Economic Development Zone Management Committee confirming it

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complies with the national environmental protection policy, though the EIA approval document is still pending as of the date hereof. Besides, the land for the underlying investment projects, on which a real estate ownership certificate has been issued by the competent government authority, meets with relevant land policies and urban planning without risk of unavailability.

(II) After verification by our Attorney, the financing of the Issuer does not involve mergers and acquisitions of other enterprises.

(III) Upon verification by our Attorney, the investment projects financed by the Issuer comply with the provisions of national industrial policies, environmental protection, land management and other laws, regulations and rules.

XIX. Litigation, Arbitration or Administrative Punishment

(I) The Issuer and its holding subsidiaries

1. Major litigations and arbitrations

According to the information, explanation and commitment provided by the Issuer, and through the interview with our Attorney, the relevant leaders of the Issuer and inquiring on CREDITCHINA, National Enterprise Credit Information Publicity System, China Execution Information Disclosure Network, China Judgements Online, The People’s Court Announcement and 12309 China Inspection Network for retrieval and query, from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, the Issuer and its domestic holding subsidiaries have no outstanding major litigation and arbitration with a single dispute subject amount (leader) of more than RMB 500,000.

2. Administrative punishment

According to the instructions and commitments, such as administrative punishment decision and payment voucher, etc., and the Updated Audit Report provided by the Issuer, and through the interview with the relevant leaders of the Issuer by our Attorney, and the search and query through public channels, such as CREDITCHINA, the National Enterprise Credit Information Publicity System and the Website of the competent government departments, the

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Issuer and its domestic holding subsidiaries have not been subject to new administrative penalties from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion.

(II) Major shareholders holding more than 5% of the shares of the Issuer

The major shareholders holding more than 5% of the shares of the Issuer are AXT and Beijing Bomeilian.

According to the U.S. AXT Updated Legal Opinion, the statements and commitments issued by AXT and Beijing Bomeilian, and through the interview with relevant leaders by our Attorney, through inquiry on CREDITCHINA, National Enterprise Credit Information Publicity System, China execution information disclosure network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorial Network, from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, AXT and Beijing Bomeilian, the major shareholders holding more than 5% of the shares of the Issuer, have no pending or foreseeable major litigation, arbitration or administrative punishment.

(III) Chairman and General Manager of the Issuer

According to the Questionnaire filled in by the Chairman of the Issuer, MORRIS SHEN-SHIH YOUNG, and the General Manager, Liu Wensen, and through the interview of our Attorney, and the search and query on the dishonesty record query platform of the securities and futures market, China Execution Information Disclosure Network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorial Network, from the Issuance Date of the Legal Opinion to the Issuance Date of the Supplementary Legal Opinion, there is no pending or foreseeable major litigation, arbitration or administrative punishment between the Chairman of the Issuer, MORRIS SHEN-SHIH YOUNG, and the General Manager, Liu Wensen.

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XX. Evaluation of the Legal Risk of the Issuer’s Prospectus

Our Attorney have participated in the preparation and discussion of the Prospectus (2021 Updated Annual Report), reviewed the Prospectus (2021 Updated Annual Report), especially the relevant contents of the Supplementary Legal Opinion, and confirmed that the Prospectus (2021 Updated Annual Report) have no false records due to the contents of the Supplementary Legal Opinion Misleading Statements or material omissions.

XXI. Other Issues to be Explained by the Attorney

(I) The Option Incentive Plan for Employees of the Issuer

On March 15, 2022, the Issuer held the 11th Meeting of the First Board of Directors and the 11th Meeting of the First Board of Supervisors, deliberated and adopted the Proposal on Canceling Partial Options Under the 2021 Stock Option Incentive Plan of the Company. Among the 171 incentive objects determined by the 2021 Stock Option Incentive Plan of the Issuer, 2 resigned from the Issuer, 2 gave up their stock options for personal reasons, and the Board of Directors, authorized by the First Extraordinary General Meeting in 2021 of the Issuer, cancelled the stock options granted to but not exercised by them. After cancellation, 171 incentive objects were adjusted from 167, and 7,302,036 stock options held by incentive objects were reduced from to 7,192,430. On the same day, the independent directors expressed their independent opinions.

(II) Acquisition of controlling shareholder stock options and restricted shares by the Issuer’s employees

According to the Equity Incentive Plan, grant documents and statistical tables of the AXT provided by the Issuer and the U.S. AXT Updated Legal Opinion, some employees of the Issuer hold stock options and restricted shares granted by AXT. The Issuer has held 280,557 AXT stock options and 495,867 AXT restricted shares as of December 31, 2021.

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XXII. General Concluding Comments on the Offering and Listing

In conclusion, we believe that as of the Issuance Date of the Supplementary Legal Opinion, the Issuer still meets the conditions for IPO and Listing on the Science and Innovation Board stipulated in the Securities Law, the Company Law, the Administrative Measures for Initial Registration, the Listing Rules of the Science and Innovation Board and other relevant laws, regulations and normative documents; the issuance of the Issuer has yet to be examined and approved by Shanghai Stock Exchange and reported to the CSRC for registration; the Shares of the Issuer are listed and traded on Shanghai Stock Exchange after closing, which has yet to be reviewed and approved by Shanghai Stock Exchange.

The Supplementary Legal Opinion is made in quadruplicate.

(There is no text below, followed by the signature page)

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(No text hereunder, which is the Signature Page of Supplementary Legal Opinion (I) of King & Wood Mallesons on the IPO and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board)

King & Wood Mallesons (seal)

Handling lawyers: XU Hui

YANG Zhenhua

WANG Anrong

Head: WANG Ling

April 7, 2022

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Annex I: New Land Use Right of the Issuer and Its Holding Subsidiaries Obtained the Ownership Certificate

No.	Right Holder	Certificate No.	Location:	Effective Validity to:	Land Type (Purpose)	Type of Use Right	Area of Use Right (m2)	Mortgages Right
1	Chaoyang Xinmei	L (2022) Kazuo County Real Estate Property Right No. 20220000228	Tuchengzi Village, Gongyingzi Town, Kazuo County	January 5, 2072	Industry	Transfer	66,926	No

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Annex II: New Trademarks of the Issuer and Its Holding Subsidiaries

No.	Right Holder	International Classification	Trademark	Application / Registration No.	Date of Registration	Effective Validity to:	Acquisition method	Other Rights
1	Issuer	1		55721295	November 14, 2021	November 13, 2031	original acquisition	No
2	Issuer	9		55687989	November 21, 2021	November 20, 2031	original acquisition	No
3	Issuer	1		55714231	November 21, 2021	November 20, 2031	original acquisition	No
4	Issuer	9		55716321	November 21, 2021	November 20, 2031	original acquisition	No
5	Issuer	9		55716308	November 21, 2021	November 20, 2031	original acquisition	No
6	Issuer	9		55711221	November 21, 2021	November 20, 2031	original acquisition	No
7	Issuer	1		55709726	November 21, 2021	November 20, 2031	original acquisition	No
8	Issuer	1		55705518	November 21, 2021	November 20, 2031	original acquisition	No
9	Issuer	9		55704744	November 21, 2021	November 20, 2031	original acquisition	No
10	Issuer	9		55702854	November 21, 2021	November 20, 2031	original acquisition	No

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No.	Right Holder	International Classification	Trademark	Application / Registration No.	Date of Registration	Effective Validity to:	Acquisition method	Other Rights
11	Issuer	1		55726043	January 14, 2022	January 13, 2032	original acquisition	No
12	Issuer	1		55723399	January 14, 2022	January 13, 2032	original acquisition	No
13	Issuer	1		55721305	January 21, 2022	January 20, 2032	original acquisition	No
14	Issuer	9		55718846	January 14, 2022	January 13, 2032	original acquisition	No
15	Issuer	1		55710866	January 21, 2022	January 20, 2032	original acquisition	No
16	Issuer	9		55699743	January 21, 2022	January 20, 2032	original acquisition	No
17	Chaoyang Jinmei	9		58530493	February 14, 2022	February 13, 2032	original acquisition	No

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Annex III: New Patents of the Issuer and Its Holding Subsidiaries

No.	Patentee	Patent Name	Patent Type	Patent Number	Application Date:	Date of Authorization proclamation	Acquisition method	Other Rights
1	Issuer	锗单晶片、其制法、晶棒的制法及单晶片的用途	Invention	2019104837484	May 31, 2019	October 19, 2021	original acquisition	No
2	Issuer	用于半导体晶棒腐蚀的篮具	Utility model	2021200989546	January 14, 2021	October 19, 2021	original acquisition	No
3	Issuer	油泥干燥设备	Utility model	202120096935X	January 14, 2021	October 29, 2021	original acquisition	No
4	Issuer	半导体晶片边形观察装置	Utility model	2021206433384	March 30, 2021	November 12, 2021	original acquisition	No
5	Issuer	控温和加热设备	Utility model	2021205067450	March 10, 2021	November 19, 2021	original acquisition	No
6	Issuer	用于清洗半导体晶片的旋转式花篮	Utility model	2021214021691	June 23, 2021	December 03, 2021	original acquisition	No
7	Issuer	通气式晶片盒	Utility model	2021214301048	June 25, 2021	December 07, 2021	original acquisition	No
8	Issuer	通气式圆盒	Utility model	2021214301118	June 25, 2021	December 07, 2021	original acquisition	No
9	Issuer	晶片包装盒的清洗装置	Utility model	202120981508X	May 10, 2021	December 28, 2021	original acquisition	No
10	Issuer	半导体晶片盒开盒器和晶片盒组合件	Utility model	2021212440296	June 04, 2021	January 07, 2022	original acquisition	No
11	Issuer	用于半导体晶片制造的固液分离系统以及加工设备	Utility model	2021219400270	August 18, 2021	February 01, 2022	original acquisition	No

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No.	Patentee	Patent Name	Patent Type	Patent Number	Application Date:	Date of Authorization proclamation	Acquisition method	Other Rights
12	Issuer	半导体衬底中的可控氧浓度	Invention Patent	2020102755196	March 27, 2013	February 11, 2022	original acquisition	No
13	Baoding Tongmei	一种立式固定旋转晶片甩干机	Utility model	2021209654088	May 08, 2021	October 22, 2021	original acquisition	No
14	Baoding Tongmei	一种水平甩干机自动平衡系统	Utility model	2021205678825	March 19, 2021	October 22, 2021	original acquisition	No
15	Baoding Tongmei	一种晶片单精抛用PVC药管	Utility model	2021217339776	July 28, 2021	December 03, 2021	original acquisition	No
16	Baoding Tongmei	一种放置半导体晶片的溢流水盒	Utility model	202121638853X	July 19, 2021	December 03, 2021	original acquisition	No
17	Baoding Tongmei	一种晶片甩干机辅助干燥装置	Utility model	2021215461275	July 08, 2021	December 03, 2021	original acquisition	No
18	Baoding Tongmei	一种用于半导体晶片加工的间距尺	Utility model	2021217188649	July 27, 2021	December 14, 2021	original acquisition	No
19	Baoding Tongmei	一种用于半导体晶片加工的具有孔位编号的游星轮	Utility model	202121621530X	July 16, 2021	December 14, 2021	original acquisition	No
20	Baoding Tongmei	半导体晶片清洗夹具	Utility model	2021212078680	June 01, 2021	December 21, 2021	original acquisition	No
21	Baoding Tongmei	用于干法清洗设备的晶圆支架	Utility model	2021217625528	July 30, 2021	February 01, 2022	original acquisition	No
22	Baoding Tongmei	一种半导体晶片抛光后拆卸用冲水装置	Utility model	2021215471440	July 08, 2021	February 25, 2022	original acquisition	No
23	Chaoyang Tongmei	半导体单晶材料加热炉	Utility model	2020231162037	December 22, 2020	January 04, 2022	original acquisition	No

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No.	Patentee	Patent Name	Patent Type	Patent Number	Application Date:	Date of Authorization proclamation	Acquisition method	Other Rights
24	Chaoyang Tongmei	半导体单晶成长坩埚	Utility model	2020231161636	December 22, 2020	January 04, 2022	original acquisition	No
25	Beijing Boyu	加热器	Appearance Design	2020307825054	December 18, 2020	November 12, 2021	original acquisition	No
26	Beijing Boyu	一种蒸镀原料加热设备测试炉	Utility model	2021220880476	September 01, 2021	February 01, 2022	original acquisition	No
27	Beijing Boyu, Tianjin Boyu, Chaoyang Boyu	一种坩埚用喷嘴的环形侧壁的变形纠正装置	Utility model	2021223992011	September 30, 2021	February 01, 2022	original acquisition	No
28	Beijing Boyu, Tianjin Boyu, Chaoyang Boyu	一种水冷套	Utility model	2021223992100	September 30, 2021	February 22, 2022	original acquisition	No
29	Tianjin Boyu and Chaoyang Boyu	一种氮化硼坩埚的气相沉积炉	Utility model	2021214972790	July 02, 2021	November 12, 2021	original acquisition	No
30	Tianjin Boyu and	一种金属丝加热器的制作工装	Utility model	2021214972663	July 02, 2021	December 07, 2021	original acquisition	No

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No.	Patentee	Patent Name	Patent Type	Patent Number	Application Date:	Date of Authorization proclamation	Acquisition method	Other Rights
	Chaoyang Boyu
31	Tianjin Boyu	一种钢丝卷内径调节装置	Utility model	2021220879939	September 01, 2021	January 18, 2022	original acquisition	No
32	Tianjin Boyu	一种垂直焊接工装	Utility model	2021220880404	September 01, 2021	January 18, 2022	original acquisition	No
33	Tianjin Boyu	一种可控制间距的钢丝成卷机	Utility model	2021220880599	September 01, 2021	February 01, 2022	original acquisition	No
34	Chaoyang Boyu	一种用于蒸镀设备束流件焊接的固定装置	Utility model	2021220880457	September 01, 2021	January 18, 2022	original acquisition	No
35	Chaoyang Boyu	一种金属筒焊接工装	Utility model	2021220881040	September 01, 2021	January 18, 2022	original acquisition	No
36	Chaoyang Boyu	一种捆扎装置	Utility model	2021220879604	September 01, 2021	February 15, 2022	original acquisition	No
37	Chaoyang Boyu	一种运输小车	Utility model	2021220879765	September 01, 2021	February 15, 2022	original acquisition	No

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King & Wood Mallesons

The Supplementary Legal Opinion (II) of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board

To: Beijing Tongmei Xtal Technology Co., Ltd.

King & Wood Mallesons (hereinafter referred to as We/Us) is entrusted by Beijing Tongmei Xtal Technology Co., Ltd. (hereinafter referred to as the “Issuer”) to be the Specialized Legal Adviser for the Initial Public Offering and Listing on the Science and Innovation Board of the Issuer (hereinafter referred to as the “Offering and Listing”).

The Legal Opinion of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Legal Opinion”) and the Lawyer’s Work Report of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board have been issued on December 25, 2021 regarding the offering and listing matters, and the Supplementary Legal Opinion (I) of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Supplementary Legal Opinion (I)”) has

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been issued on April 7, 2022, and the Lawyer’s Work Report of King & Wood Mallesons on Initial Public Offering and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board (hereinafter referred to as the “Lawyer’s Work Report”) has been updated accordingly according to the Securities Law of the People’s Republic of China (hereinafter referred to as the “Securities Law”), the Company Law of the People’s Republic of China (hereinafter referred to as the “Company Law”), the Administrative Measures for the Registration of Initial Public Offering of Shares on the Science and Innovation Board (Trial) (hereinafter referred to as the “Administrative Measures for the Registration of Initial Public Offering”), the Administrative Measures for Securities Legal Business of Law Firms (hereinafter referred to as the “Administrative Measures for Securities Legal Business”), the Practical Rules for Securities Legal Business of Law Firms (Trial) (hereinafter referred to as the “Practical Rules of Securities Legal Business”), No. 12 Rules for the Preparation and Reporting of Information Disclosure by Public Securities Companies- Legal Opinions and Lawyers' Work Report on Public Securities Issuance (hereinafter referred to as “No. 12 Rules for the Preparation and Reporting”), Guidelines for the Application of Regulatory Rules- Law No. 2: Detailed Practical Rules of Law Firms Engaged in the Legal Business of Initial Public Offering and Listing (hereinafter referred to as the “Detailed Practical Rules of Initial Legal Business”) and other existing effective laws, administrative rules, regulations and normative documents in the People’s Republic of China (hereinafter referred to as “China”), (for the purpose of the Supplementary Legal Opinion, excluding Hongkong Special Administrative Region, Macao Special Administrative Region and Taiwan Region), and the relevant provisions of China Securities Regulatory Commission (hereinafter referred to as the “CSRC”), and based on the business standards, moral rules and diligent diligence spirit recognized by the practice of law.

The handling lawyers of King & Wood Mallesons supplemented the audit of relevant matters involved in the Offering and Listing of the Issuer, and issued the Supplementary Legal Opinion according to the requirements of SZKS (Review) [2022] No. 182 - the Inquiry Letter on the Second Round Examination of the Application Documents of Beijing Tongmei Xtal

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Technology Co., Ltd. for Initial Public Offering and Listing on the Science and Innovation Board (hereinafter referred to as the “Second Round Inquiry Letter”) issued by Shanghai Stock Exchange on April 26, 2022.

The Supplementary Legal Opinion forms an integral part of the Legal Opinion, Lawyer’s Work Report and the Supplementary Legal Opinion (I) issued by us. The premises and assumptions in the Legal Opinion, Lawyer’s Work Report and the Supplementary Legal Opinion (I) of us are also applicable to the Supplementary Legal Opinion. The relevant interpretations or abbreviations of the Legal Opinion, the Lawyer’s Work Report and the Supplementary Legal Opinion (I) shall also apply to the Supplementary Legal Opinion unless otherwise specified. For matters specially described in the Supplementary Legal Opinion, the description herein shall prevail.

We only express opinions on legal issues related to the Offering and Listing of the Issuer, and does not express opinions on non-legal professional matters, such as accounting, audit and asset evaluation in the Supplementary Legal Opinion. We only express opinions according to the current effective laws and regulations in China, and do not express opinions according to any laws outside China. We do not express opinions on non-legal professional matters, such as accounting, audit and asset evaluation and overseas legal matters. When quoting some data and conclusions of relevant Accounting Reports, Audit Report, Asset Evaluation Report and Overseas Legal Opinions in the Supplementary Legal Opinion, we have fulfilled the necessary duty of care, but such quoting is not regarded as any express or implied guarantee of us for the authenticity and accuracy of the conclusion on these data, since we are not qualified for verifying and evaluating such data.

The Supplementary Legal Opinion is only used by the Issuer for the purpose of the Offering and Listing, and shall not be used for any other purpose. We agree to take the Supplementary Legal Opinion as the necessary legal document for the Application for the Offering and Listing of Issuer, submit it to Shanghai Stock Exchange and the CSRC together with other Application materials for review, and bear corresponding legal liabilities for the

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Supplementary Legal Opinion issued according to the law. We agree that the Issuer shall quote the relevant contents of the Supplementary Legal Opinion in the relevant documents prepared for the Offering and Listing by itself or according to the review requirements of the CSRC and Shanghai Stock Exchange, but the Issuer shall not cause legal ambiguity or misinterpretation due to the quotation. We have the right to review and confirm the contents of the above relevant documents again.

According to the business standards, ethics and the spirit of diligence recognized by the practice of law, we have verified the issues related to the Issuer’s Attorney in the Second Round Inquiry Letter, and now issue the Supplementary Legal Opinion as follows:

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I. Question 1 of the Second Round Inquiry Letter: About Independence	171
II. Question 2 of the Second Round Inquiry Letter: About Business Reorganization	177
III. Question 6 of the Second Round Inquiry Letter: About R&D Staff and R&D Expenses	194
IV. Question 7 of the Second Round Inquiry Letter: About Legality and Compliance of Source of Core Technologies	197

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I. Question 1 of the Second Round Inquiry Letter: About Independence

1.4

The Sponsor and Issuer’s Attorney are advised to propose clear and definite verification opinions on whether the Issuer meets relevant requirements on independence as set out in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation).

Reply:

(I) Whether the Issuer meets relevant requirements on independence as set out in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation)

In accordance with Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation), requirements for independence to be met by the Issuer shall, specifically, include that: the Issuer has complete assets, independent business and personnel, finance and institution, has no horizontal competition with the controlling shareholder, the actual controller and other enterprises controlled by it, which has material adverse effects on the issuer, and has no affiliated transaction which seriously affects its independence or is evidently unfair. The Issuer meets these requirements for independence. The specific analysis is shown as follows:

In terms of assets, in November 2021, the Controlling Shareholder licensed its intellectual property rights, patents authorized and in application and relevant trademarks to the Company and its holding subsidiaries for permanent use. Such authorized patented technologies do not have a key impact in the current production and operation of the Company, and the relevant core technologies and patents of the Company are formed by independent research and development, and the relevant authorized trademarks are not ones necessary for the Company's

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production and operation. As of the date of this Supplementary Legal Opinion, the property rights of assets among the Issuer, Controlling Shareholder and other companies controlled by it are clearly defined. The Issuer legally owns the ownership or right to use of such intellectual property rights as land, houses, equipment, trademarks, and patents pertaining to its production and operation. It is evident that Issuer’s assets are independent and complete.

In terms of business, in March 2021, AXT-Tongmei and AXT performed their business transition for semiconductor substrate materials; in May 2021, the Issuer completed the acquisition of AXT-Tongmei, incorporating business systems such as overseas sales into the Issuer. Before such business transition, the overseas sales of the Issuer with respect to semiconductor substrate material products were undertaken by its Controlling Shareholder AXT based on the internal arrangement of the Group, while the Issuer purchased some major raw materials overseas through AXT. After the business transition, AXT-Tongmei, the Company’s subsidiary, was independently responsible for overseas procurement and sales. AXT would no longer engage in specific business after completing subsequent orders. As of the date of this Supplementary Legal Opinion, the Issuer carries out business independently according to law. Moreover, all its businesses are independent of its Controlling Shareholder, and other companies it controls. The Issuer's production, supply and marketing system has been independent and complete, and the business has been carried out well.

In terms of human resources, after the business tranisition, AXT only retained some necessary personnel to be responsible for information disclosure, investor relations, and financial affairs in the U.S. capital market. Its sales, procurement, R&D and some financial and administrative personnel have been transferred to AXT-Tongmei. As of the date of this Supplementary Legal Opinion, no senior executives of the Issuer such as General Manager, Deputy General Manager, Financial Superintendent, and Board Secretary hold any positions other than directors and supervisors in the Controlling Shareholder of the Issuer and other enterprises controlled by it. Nor do they get paid from the Controlling Shareholder of the Issuer and other companies it controls.

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In terms of finance, as of the date of this Supplementary Legal Opinion, the Issuer has an independent Financial Department with specialized financial personnel and an independent financial accounting system. Therefore, it can make financial decisions independently. Also, it has a standardized financial accounting system and a financial management system for its subsidiaries. The Issuer does not share bank accounts with the Controlling Shareholder of the Issuer and other companies it controls as it has established independent accounts for this purpose. No financial staff of the Issuer have concurrently hold offices in or get paid from the Controlling Shareholder and other companies it controls.

In terms of organization, as of the date of this Supplementary Legal Opinion, the Issuer has organized the General Meeting of Shareholders, the Board of Directors, the Board of Supervisors and other corporate governance structures in accordance with the Companies Law and the Articles of Association. What’s more, it has sound internal operation and management organizations and independent decision-making and execution organizations, facilitating that it can independently exercise the power of operation and management. In this case, there is no institutional confusion with the Controlling Shareholder of the Issuer and other companies it controls. After the completion of the asset reorganization, the Controlling Shareholder did not directly participate in the operation and management of the Company, and it exercised the relevant shareholder rights by exercising voting rights and nominating directors at the Company's shareholders' meeting/general meeting, and there was no situation in which it exceeded the authority of the board of directors to exercise the management right through the management or directly.

In terms of horizontal competition, in December 2020, AXT increased its capital to Beijing Tongmei with equity interests in Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei, Chaoyang Jinmei and Beijing Boyu; in May 2021, the Issuer acquired AXT-Tongmei. After the completion of such reorganization and business transition, the Issuer has formed a complete industrial chain covering the research and development, production and sales of semiconductor substrate materials, the consumable PBN crucibles and important raw materials

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high-purity metals. As of the date of this Supplementary Legal Opinion, AXT and other enterprises which are controlled by AXT do not have any substantive business operations, nor do they have any horizontal competition with the Issuer.

In terms of related-party transactions, after the business transition, AXT-Tongmei, the Company’s subsidiary, was independently responsible for overseas procurement and sales and AXT would no longer engage in specific business after completing subsequent orders. In addition, the related-party transactions during the reporting period between the Company and related parties have all followed the principles of fairness, voluntariness and reasonableness. All these related-party transactions are at fair price without jeopardizing the benefits of the Company and non-related shareholders. As of the date of this Supplementary Legal Opinion, there are no related-party transactions that may seriously affect the Issuer's independence or lack of fairness.

In conclusion, the Issuer has complete assets, independent business and personnel, finance and institution, has no horizontal competition with the controlling shareholder, the actual controller and other enterprises controlled by it, which has material adverse effects on the issuer, and has no affiliated transaction which seriously affects its independence or is evidently unfair. Therefore, these comply with relevant requirements for independence in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation).

(II) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. The Issuer provided Audit Report, sales and procurement details, documents of R&D input, equipment procurement details, fixed assets list, procurement contracts and invoices of important fixed assets, real estate certificates, lists and certificates of intellectual property rights, other asset ownership certificates, staff register, remuneration payment records, organizational

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chart, and responsibilities description, job standards and systems of departments, cash flow in bank accounts. Further, the setting of sales and procurement, finance, R&D, together with staffing, was checked to get hold of asset ownership and usage status. Moreover, the Issuer was inspected for any dispute over the ownership of the important assets produced and operated by the Issuer, and whether its assets were occupied or used by related parties;

2. Legal opinions issued by Burks Johansson LLP, a US law firm, on the Controlling Shareholder AXT, AXT’s information disclosure documents, audit reports or financial statements, details and contracts of procurement and sales, list of fixed assets, list of intellectual property rights, staff register, and cash flow in bank accounts were obtained. Further, the development history, industry, main business, products, raw materials, production process, assets, and staffing of AXT and the companies it controls were inspected. AXT and the companies it controls were further investigated for any horizontal competition that may have significant adverse effects on the Issuer, and whether related sales, procurement, assets, personnel, and technologies of the Issuer are confused with those of its Controlling Shareholder and the companies it controls or participates in;

3. The Issuer provided its explanations. Details of related-party sales and procurement transactions, related-party transaction contracts and transaction vouchers, trademarks and technology licensing contracts of the Issuer during the reporting period were inspected. The explanations of the Issuer’s related parties in terms of the related-party transactions and interview transcripts were obtained. The reasons for the Issuer's purchases from related parties, the impact of the suspension of purchases from Dongfang High-purity on the Company's production and operation and alternative measures, the specific circumstances of the production equipment from related-party purchases, the amount and proportion of related party transactions between the Issuer and related parties, changing trends, background and authenticity of the related party transactions were further investigated. Also, the Issuer was examined for any related-party transactions that seriously affect its independence;

4. Trademark, technology license agreements, capital lending contract and certificates

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signed by AXT and the Issuer were obtained. The Issuer was inspected for whether it has obtained necessary authorizations for using the trademarks and technologies of related parties, and whether the Issuer’s production and operation constitute a major reliance on the authorized trademarks and technologies;

5. Real estate, land, patents, trademarks, software copyrights and other assets through public channels, and the inventory of stock, fixed assets, construction in progress and intangible assets at the end of the period, and the accuracy and integrity of the assets, of the Issuer, were checked;

6. AXT issued the Letter of Commitment on Avoiding Horizontal Competition;

7. Production sites and R&D sites of the Issuer and its subsidiaries were investigated on the spot. Production process, project initiation of R&D projects, R&D records, of the Issuer were inspected. Interviews were conducted with the superintendents responsible for management, procurement, marketing, finance, and R&D of the Issuer, with a view to determining whether the Company operates independently in terms of production, supply, marketing, finance, and R&D;

8. The Issuer provided its explanations. Interview were conducted with main customers and suppliers during the reporting period, as well as those after asset restructuring with AXT, and confirmations with main customers after asset restructuring with AXT were carried out, for the purpose of understanding the transaction contents, terms, and actual implementation with these customers and suppliers, and their cooperation history, customers’ recognition of product quality of the Company, and determining whether there is a related-party relationship with the Issuer and financial disintermediation, and the situation relating to the business transition;

9. Main customers and suppliers, as well as those after asset restructuring with AXT during the reporting period, of the Issuer were executed the external confirmation procedure;

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10. The Issuer, its Controlling Shareholder AXT and its key management personnel, directors, supervisors, senior executives, sales and procurement superintendents, key financial personnel, key sales and procurement personnel, etc. were inspected for the cash flow in bank accounts during the reporting period, so as to determine whether they have financial disintermediation and advance payment, etc.;

11. The Issuer provided its explanations. The industrial and commercial files of the Issuer and its holding subsidiaries and the Company's internal governance related systems were inspected, and interviews with some outgoing directors were conducted to understand the establishment and operation of the Company's management organization, and the Company's management and control methods of its holding subsidiaries after the completion of the asset reorganization and to understand the reasons and effects of the changes in the Company's directors before and after the asset reorganization.

Through verification, we believe that, the Issuer has complete assets, independent business and personnel, finance and institution, has no horizontal competition with the controlling shareholder, the actual controller and other enterprises controlled by it, which has material adverse effects on the issuer, and has no affiliated transaction which seriously affects its independence or is evidently unfair. Therefore, these comply with relevant requirements for independence in Article 12 of the Measures for the Administration of the Registration of IPO Stocks on the Science and Technology Innovation Board (for Trial Implementation).

II. Question 2 of the Second Round Inquiry Letter: About Business Reorganization

According to the reply to the inquiry, (1) the Issuer considers that it has completed the asset reorganization on December 9, 2020 on the ground that the original shareholders of the reorganized entities have acquired the newly increased shares (consideration of reorganization) of Tongmei Limited, but the industrial and commercial change registration of Baoding Tongmei, one of the reorganized entities, was completed

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on January 12, 2021; (2) in May 2021, the Issuer acquired AXT-Tongmei from AXT.

The Issuer is required to explain: (1) the transaction process of the acquisition of Baoding Tongmei, the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 9, 2020; (2) the reasons why the acquisition of AXT-Tongmei is not included in the scope of reorganization and the rationality thereof; (3) recalculation and comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020 after AXT-Tongmei is included in the scope of reorganization; (4) Details and relevant reasons of offsetting transactions among the reorganizing parties in 2019 and 2020.

The Sponsor, the Issuer’s Attorney and the Reporting Accountant are requested to conduct verifications and issue explicit opinions thereon.

Reply:

(I) Transaction process of the acquisition of Baoding Tongmei, the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020

1.Transaction process of the acquisition of Baoding Tongmei

According to the industrial and commercial registration data of the Issuer and Baoding Tongmei, the transaction process of the Issuer’s acquisition of Baoding Tongmei is as follows:

Time	Transaction Process
December 9, 2020

Beijing Zhongfeng Assets Appraisal Co., Ltd. issued the Asset Apprisal Report on the Total Equity Value of Baoding Tongmei Crystal Manufacturing Co., Ltd. involved in the Shareholders’ Proposed Transfer of Equity Interest in Baoding Tongmei Crystal Manufacturing Co., Ltd. (Zhong Feng Ping Bao Zi (2020) No. 01234).

December 25, 2020

The shareholder of Baoding Tongmei made a shareholders’ decision, agreeing that AXT would transfer all its 100% equity interest in Baoding Tongmei to Tongmei Limited; after the equity transfer, Baoding Tongmei would become a wholly owned subsidiary of Tongmei Limited; the nature of the company would

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Time	Transaction Process
be changed from a limited liability company (sole proprietorship by a foreign legal person) to a limited liability company (sole proprietorship by a legal person).

AXT and Tongmei Limited entered into the Equity Transfer Agreement, pursuant to which AXT agreed to transfer its 100% equity interest in Baoding Tongmei and the corresponding shareholder rights and obligations represented by such equity interest to Tongmei Limited, and Tongmei Limited agreed to accept the transfer of AXT’s 100% equity interest in Baoding Tongmei and the corresponding shareholder rights and obligations represented by such equity interest.

Tongmei Limited held a shareholders’ meeting, agreeing that AXT would use its 100% equity interest in Baoding Tongmei as a consideration to subscribe for the newly increased registered capital of the Company; AXT and Tongmei Limited entered into the Capital Increase Agreement, providing that AXT would use its 100% equity interest in Baoding Tongmei as a consideration to subscribe for the newly increased registered capital of the Company.

Tongmei Limited executed the new articles of association of Baoding Tongmei Crystal Manufacturing Co., Ltd.
December 29, 2020

Tongmei Limited completed the industrial and commercial change registration and obtained the business license issued by the Beijing Tongzhou District Administration for Market Regulation. AXT, the original shareholder of Baoding Tongmei, obtained the newly increased shares of Tongmei Limited (consideration of reorganization), that is, Tongmei Limited has paid all the consideration of reorganization.

January 12, 2021	Baoding Tongmei completed the industrial and commercial change registration and obtained the business license issued by the Dingxing County Administrative Review and Approval Bureau.
2.Reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020

According to the industrial and commercial registration data of the Issuer and Baoding Tongmei and the explanations provided by the Company, in combination with the provisions of the application guide of the Accounting Standards for Business Enterprises No. 20 - Business Mergers, the determination standards and actual circumstances in relation to the Company’s completion of its control over Baoding Tongmei are as follows:

(1) The contract or agreement on the business merger has been approved by the

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shareholders’ meeting, etc.

On December 25, 2020, AXT and Tongmei Limited entered into the Equity Transfer Agreement which has been deliberated and approved by the shareholder of Baoding Tongmei.

(2) If the business merger is required to be approved by the relevant competent authorities of the state, such approval has been obtained.

Pursuant to applicable laws and regulations, the Company’s acquisition of 100% equity interest in Baoding Tongmei is not required to be approved by the relevant competent authorities of the state.

(3) The parties involved in the merger have gone through such procedures as necessary for the transfer of property rights

On December 25, 2020, AXT and Tongmei Limited entered into the Equity Transfer Agreement, agreeing that AXT would transfer its 100% equity interest in Baoding Tongmei to Tongmei Limited. The Agreement took effect on December 25, 2020, the parties thereto have confirmed that the relevant equity transfer has been completed on the same day, Tongmei Limited has become the sole shareholder of Baoding Tongmei on December 25, 2020.

(4) The merging party or the purchasing party has paid most of the merger price (generally more than 50%), and has the ability and plan to pay the remaining amount

According to the Equity Transfer Agreement and the Capital Increase Agreement entered into by and between Tongmei Limited and AXT, the consideration for Tongmei Limited’s acquisition of 100% equity interest in Baoding Tongmei is new shares issued by Tongmei Limited to AXT, and the acquisition of newly increased shares in Tongmei Limited by the original shareholders of Baoding Tongmei is subject to the consummation of the capital increase, the industrial and commercial change registration and the acquisition of the business license.

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On December 29, 2020, Tongmei Limited completed the industrial and commercial change registration with respect to the reorganization matters and obtained a new business license, that is, the original shareholders of Baoding Tongmei have obtained the newly increased shares in Tongmei Limited (consideration of reorganization). Accordingly, Tongmei Limited has paid the consideration for the equity transfer as agreed in the Equity Transfer Agreement on December 29, 2020.

(5) The merging party or the purchasing party has controlled the financial and operational policies of the merged party or the purchased party, and owns the corresponding benefits and bears the corresponding risks

According to the articles of association of Baoding Tongmei Crystal Manufacturing Co., Ltd. which was executed and entered into force on December 25, 2020, upon the completion of the reorganization, the body with the highest authority of Baoding Tongmei remains to be shareholders. Therefore, after Tongmei Limited becomes the sole shareholder of Baoding Tongmei, Tongmei Limited shall have the right to exercise relevant authorities as a shareholder in accordance with the Company Law and the articles of association of Baoding Tongmei, appoint and remove members of the board of directors of Baoding Tongmei, and thereby appoint and remove the management of Baoding Tongmei through the board of directors to exercise the control over Baoding Tongmei.

The Issuer, Baoding Tongmei and AXT, the original shareholder of Baoding Tongmei, jointly issued the Confirmation Letter on the Asset Reorganization, confirming that the transfer of equity interest in Baoding Tongmei has been completed on the date of signing the Equity Transfer Agreement; as of the date of the completion of such equity transfer, Tongmei Limited holds 100% equity interest in Baoding Tongmei, controls the financial and operational policies of Baoding Tongmei, has the rights and obligations as a shareholder of Baoding Tongmei, and owns corresponding benefits and bears corresponding risks.

In addition, according to the explanations provided by Baoding Tongmei and the Issuer

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and as confirmed through the interviews with the persons of Baoding Tongmei handling the industrial and commercial change registration and the officials of the industrial and commercial authorities by our lawyers, Baoding Tongmei submitted the application materials for the relevant change registration to market inspection and management authorities at the end of December 2020, but due to the government’s processing time and procedures, the industrial and commercial change registration was completed on January 12, 2021. In consideration of the fact that the Company Law, the Regulations on the Administration of Registration of Market Entities and other laws and regulations have no provision that the industrial and commercial change registration is a condition to the effectiveness of equity transfer, the industrial and commercial change registration of equity interest is only an administrative act, and such change is aimed at making the relevant registration matters of a company public and become effective against a bona fide third party, and the Equity Transfer Agreement does not list the industrial and commercial change registration as a precondition to the equity transfer. Therefore, regardless of whether the industrial and commercial change registration of Baoding Tongmei is completed, the effectiveness of the Equity Transfer Agreement and the equity transfer shall not be affected, nor does the time of completing such industrial and commercial change registration affect the time of completing the equity transfer.

As confirmed through the interviews with MORRIS SHEN-SHIH YOUNG, the Chairman of Baoding Tongmei, and VINCENT WENSEN LIU, the General Manager of Baoding Tongmei, by our lawyers, Tongmei Limited obtained 100% equity interest in Baoding Tongmei on December 25, 2020, becoming the sole shareholder of Baoding Tongmei, owning relevant rights as a shareholder in accordance with the law, and controlling the financial and operational policies of Baoding Tongmei, it has obtained the control over Baoding Tongmei. The fact that the relevant industrial and commercial change registration of Baoding Tongmei was completed on January 12, 2021 has no effect on Tongmei Limited’s control over Baoding Tongmei.

In conclusion, as of December 29, 2020, Tongmei Limited has obtained the control over Baoding Tongmei.

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(II) Reasons why the acquisition of AXT-Tongmei is not included in the scope of reorganization and the rationality thereof

1.The asset reorganization in December 2020 and the acquisition of AXT-Tongmei are two separate reorganizations implemented by the Company

To solve horizontal competition and integrate business resources, the Company implemented the asset reorganization in December 2020, upon the completion of such reorganization, the Company holds 100% equity interest in Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei. This reorganization is for production resources; after the completion of the said reorganization, the Company has integrated the supply of PBN crucibles, indium phosphide polycrystalline, high-purity gallium and other raw materials in the upstream of semiconductor substrate materials, and their main business covers the R&D, production and sale of semiconductor substrate materials, PBN materials and other high-purity materials. Before and after the reorganization, the Company fails to achieve the independent sale of overseas substrate materials. In this reorganization, the Company and the original shareholders of the reorganized parties entered into the Equity Transfer Agreement and the Capital Increase Agreement in December 2020, which have gone through the review procedure by the board of directors, the shareholders’ meeting or any other competent authority, and completed the payment of relevant amounts and the closing of assets in the same month.

According to the description of the Company, the Company’s acquisition of AXT-Tongmei is to make the Issuer directly face customers in the overseas substrate material market and further reduce related party transactions and horizontal competition, which is a further extension after the Company’s domestic reorganization, mainly intending to reorganize the channels for overseas procurement and the sales of semiconductor substrate materials. After the acquisition of AXT-Tongmei, the Issuer owns a full independent marketing ability in the overseas market. On May 6, 2021, the Company held a board meeting to review and approve the Company’s acquisition of 100% equity interest in AXT-Tongmei from AXT in cash. On

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the same day, Beijing Tongmei entered into the Share Transfer Agreement with AXT.

According to the description of the Company, as the Company’s overseas investment is subject to the pre-approval procedures such as overseas investment filing, and the time of completion of such procedures is uncertain, the acquisition of AXT-Tongmei was not deliberated by the Company in its board meeting held in December 2020. The acquisition of AXT-Tongmei was deliberated and approved by the Company’s board of directors in May 2021 separately, such acquisition and the reorganization in December 2020 are not conditional on each other.

In addition, the agreements signed by the related parties above did not require that the two organizations shall be preconditioned on each other.

In conclusion, the asset reorganization by the Company in December 2020 and the acquisition of AXT-Tongmei by the Company in May 2021 are two separate reorganizations implemented by the Issuer in the fiscal year or period immediately before the Issuer submitted its IPO application documents.

2.Non-existence of circumvention of the Opinions on the Application of “No Major Change in the Issuer’s Main Business in the Last Three Years” under Article 12 of the Administrative Measures on the Initial Public Offering and Listing of Stocks - the Opinions on the Application of the Securities and Futures Law No. 3 (“Opinions on the Application of the Securities and Futures Law No. 3”) in relation to the acquisition of AXT-Tongmei being not included in the scope of reorganization

(1) Relevant provisions of the Answers to Certain Questions on the IPO Business (Revised in June 2020)

According to the relevant provisions of “Question 36, Business Reorganization and Major Changes in Main Business” in the Answers to Certain Questions on the IPO Business (Revised in June 2020):

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“The business reorganization of an issuer occurred during the reporting period shall be determined separately based on whether the reorganized business and the issuer are under the same control. If the business reorganization is under the same control, it shall be determined and handled in accordance with the relevant requirements of the Opinions on the Application of the Securities and Futures Law No. 3; if the business reorganization is not under the same control, it usually includes the acquisition of the equity interest or operating assets of the reorganized party, increasing the capital of the issuer, merging the reorganized party or otherwise with the equity interest or operating assets of the reorganized party. The issuer and intermediaries may pay attention to the following factors: …”; “If multiple reorganizations occur within 12 months, the impact of the reorganization on the issuer’s total assets, net assets, operating income or total profit shall be calculated on a cumulative basis.”

Both the Company’s asset reorganization in December 2020 and the acquisition of AXT-Tongmei in May 2021 are business reorganizations under the same control. According to the regulations above, they shall be determined and handled in accordance with the relevant requirements of the Opinions on the Application of the Securities and Futures Laws No. 3.

(2) Relevant provisions of the Opinions on the Application of the Securities and Futures Law No. 3

According to the Opinions on the Application of the Securities and Futures Law No. 3, if an issuer has undergone multiple reorganizations in the fiscal year or period immediately before its submission of the IPO application documents, the impact of such reorganizations on the issuer’s total assets, operating income or total profit shall be calculated on a cumulative basis.

According to the Opinions on the Application of the Securities and Futures Law No. 3, the Issuer submitted its IPO application documents in December 2021, as required by the above provisions, the Issuer shall consolidate the reorganization (i.e., the reorganization of five entities, including Beijing Boyu) in the fiscal year immediately before its submission of IPO application documents; and the reorganization in the period immediately before its submission

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of IPO application documents (i.e., the acquisition of AXT-Tongmei) will be calculated. After separately calculating the impact of the two reorganizations on the Issuer’s total assets, operating income or total profit, and then adding up them. As AXT-Tongmei had not actually operated in 2020 and did not open any bank account, the amount of paid-in capital and related financial indicators are all zero, and the proportion of the total assets, operating income or total profit of AXT-Tongmei to the relevant financial indicators of the Issuer in 2020 is also zero. Therefore, the acquisition of AXT-Tongmei does not affect the comparison of indicators of the reorganizing parties such as total assets, operating income or total profit in 2020. The fact that the acquisition of AXT-Tongmei is not included in the scope of reorganization does not circumvent the Opinions on the Application of the Securities and Futures Law No. 3.

(III) Recalculation and comparison of indicators such as total assets, operating income and total profit of the reorganizing parties in 2020 after AXT-Tongmei is included in the scope of reorganization

1.Calculation based on the indicators of 2019

According to the financial statements of the reorganizing party (Tongmei Limited) and the reorganized party (the acquired party) provided by the Issuer during the reporting period, and upon confirmation through our interview with the CFO of the Issuer, in December 2020, the Issuer completed the acquisition of 5 entities including Beijing Boyu. The table below shows the comparison of relevant indicators of 2019:

In RMB0’000

Entity/Item	Total assets as at the end of 2019	Operating income in 2019	Total profit in 2019
Beijing Tongmei A	80,072.95	35,728.47	-1,507.98
Baoding Tongmei B	28,635.15	1,953.43	-2,902.24
Chaoyang Tongmei C	24,219.28	2,470.16	-1,457.28
Chaoyang Jinmei D	7,005.23	1,095.62	360.31
Nanjing Jinmei E	9,340.66	5,781.28	942.58

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Beijing Boyu F	12,659.92	9,492.30	1,541.82
Offsetting transactions against the reorganizing parties G	-8,238.45	-8,856.82	-881.63
Total amount of the acquired parties H=B+C+D+E+F+G	73,621.79	11,935.97	-2,396.44
Proportion (H/A)	91.94%	33.41%	158.92%

(1) The reorganization above is intended to integrate the industry chain, and the Company has been in operation for over one complete accounting year after the reorganization

The reorganized party Beijing Boyu is mainly responsible for the production and sales of PBN crucibles and other PBN materials, so as to provide PBN crucible consumables for the Issuer’s semiconductor substrate materials; the reorganized parties Nanjing Jinmei and Chaoyang Jinmei are responsible for the production and sales of high-purity gallium and other high-purity compounds, in which high-purity gallium is one of the main raw materials for the Issuer to produce gallium arsenide substrates; the reorganized parties Chaoyang Tongmei and Baoding Tongmei are mainly responsible for the production and sales of gallium arsenide, and its business and production line come from the Issuer’s production line that has been relocated.

In summary, the reorganization above is integration implemented focusing on the semiconductor substrate material business of the Issuer. The assets reorganization above did not lead to a change in the main business of the Issuer; instead, after the reorganization, related-party transactions are reduced and horizontal competition is avoided, which further enhanced the independence of the Issuer.

(2) Relevant indicators are in compliance with the relevant provisions of the Opinions on the Application of the Securities and Futures Law No. 3

According to the above, neither the total assets as of the end of 2019 nor the indicators related to the operating revenue of the year exceeded 100%, but the calculation result of the total profits exceeded 100% because the profits of both parties are negative. However, with reference to relevant cases and practices on the market at present, such conditions are not included for the scope of indicator calculation. For details, refer to the explanation below.

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In summary, with December 2020 as the completion time, the relevant indicators of 2019 are not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the Offering may be requested only after operation for a complete accounting year. Moreover, by now, the Company has been in operation for over a complete accounting year from the completion time of the reorganization.

(3) Relevant cases on the market

① Shenzhen Pacific Union Precision Manufacturing Co., Ltd.

During the reporting period, Shenzhen Pacific Union Precision Manufacturing Co., Ltd. established Put Tech (Hong Kong), and Put Tech (Hong Kong) acquired 100% equity interests in Pacific Union (Hong Kong). The total profit of the reorganized party is negative, and the Issuer did not include such total profits into the scope of calculation when explaining whether it was in compliance with the Opinions on the Application of the Securities and Futures Law No. 3. The information disclosed is as follows:

In RMB0’000

End of 2018/2018	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	16,020.73	12,694.33	1,081.66
Book value of the reorganized party ②	3,750.72	7,997.49	-288.53
Proportion=②/①	23.41%	63.00%	-

② SICC Co., Ltd.

When SICC Co., Ltd. determined whether its acquisition of the equity interests in and assets of Tianyue Crystal in 2020 constituted major assets reorganization, given that the total profits of both the acquired entity and the acquiring entity in the previous year were negative, the impact on the total profits were not calculated. The information disclosed is as follows:

In RMB0’000

End of 2019/2019	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	115,032.01	26,567.32	-16,531.68

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Book value of the reorganized party ②	42,413.92	122.56	-2,690.50
Proportion=②/①	36.87%	0.46%	-

③ Beijing Qilin Hesheng Network Technology Co., Ltd.

In 2016, Beijing Qilin Hesheng Network Technology Co., Ltd. acquired the overseas entities APEX and Cybertron under common control with Beijing Qilin Hesheng Network Technology Co., Ltd. Given that the total profits of the reorganizing party and the reorganized parties in the previous year were negative, the Company did not include such total profits in the scope of calculation when explaining whether it is in compliance with the Opinions on the Application of the Securities and Futures Law No. 3. The information disclosed is as follows:

In RMB0’000

End of 2015/2015	Total assets	Operating revenue	Total profits
Book value of the reorganizing party ①	5,366.64	-	-3,341.33
Book value of the reorganized party ②	3,670.03	5,516.54	-13,994.18
Proportion=②/①	68.39%	>100%	-

In summary, given that the total profits of both the Issuer and the reorganized party (excluding the related-party transaction with Tongmei Limited) were negative in 2019, and the loss of the reorganized party was greater than Tongmei Limited, this reorganization did not improve the total profits of Tongmei Limited in 2019; therefore, Tongmei Limited is not subject to the circumstance of making up profits, hence not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year. Moreover, by now, the Company has been in operation for over a complete accounting year from the completion time of the reorganization.

2.Calculation based on the indicators of 2020

According to the financial statements of the reorganizing party (Tongmei Limited) and the reorganized party (acquired party) provided by the Issuer during the reporting period, and

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through the interview of our lawyers with the CFO of the Issuer, if AXT-Tongmei is included in the scope of reorganization, the process of recalculating and comparing indicators such as total assets of the reorganizing parties at the end of 2020, and operating income and total profit of the reorganizing parties in 2020 is as follows:

In RMB0’000

Entity/Item	Total assets as at the end of 2020	Operating income in 2020	Total profit in 2020
Beijing Tongmei A	168,634.49	40,800.67	2,149.40
Baoding Tongmei B	32,811.80	7,159.40	-2,383.11
Chaoyang Tongmei C	29,939.56	6,018.06	-522.43
Chaoyang Jinmei D	10,828.24	3,890.71	1,559.89
Nanjing Jinmei E	12,407.95	8,538.73	886.41
Beijing Boyu F	17,030.67	11,149.72	3,361.01
AXT-Tongmei G	-	-	-
Offsetting transactions against the reorganizing parties H	-6,642.24	-8,840.99	-2,064.60
Total amount of the acquired parties I=B+C+D+E+F+G+H	96,375.98	27,915.63	837.18
Offset against the long-term equity investment held by the reorganizing parties in the reorganized parties J	-55,782.07	-	-
Excluding financing amount from an external investment institution of the reorganizing party K	-31,447.38	-	-
Percentage (I/(A+J))	85.40%	68.42%	38.95%
Proportion (I/(A+J+K))	118.39%	68.42%	38.95%

According to the table above, if AXT-Tongmei is included into the scope of reorganization, in 2020, the total assets, operating income, and total profit of the acquired entities excluding related-party transactions did not reach or exceed 100% of the relevant indicators of Tongmei Limited; therefore, it is not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the Offering may be requested only after operation for a complete accounting year. The indicator of total assets may

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exceed 100% only if May 2021 is taken as the completion time of the reorganization, the calculation is made based on the relevant indicators of 2020, and the additional capital contribution received by the Issuer from external investment institutions in 2020 are excluded.

From November to December 2020, 10 external institutions including Haitong New Energy entered into capital increase agreements and supplementary agreements with the Company, and such external institutions paid the additional capital contribution to the Issuer successively from November to December 2020 in the total of RMB314 million, including RMB149 million paid in November 2020 and RMB166 million paid in December 2020. The Issuer has made corresponding accounting treatment of the additional capital contributions received in November and December 2020. Such events are external financing acts occurred during the operation of the Issuer according to its needs.

In summary, in 2020, the total assets, operating income, and total profit of the acquired entities excluding related-party transactions did not reach or exceed 100% of the relevant indicators of Tongmei Limited; therefore, it is not subject to the circumstance provided in the Opinions on the Application of the Securities and Futures Law No. 3 that the offering may be requested only after operation for a complete accounting year.

(IV) Details and relevant reasons of offsetting transactions among the reorganizing parties in 2019 and 2020

Pursuant to the Opinions on the Application of the Securities and Futures Law No. 3, if an issuer reorganizes any identical, similar or related business under the same controller as a company during the reporting period, if the total assets of the reorganized party at the end of the fiscal year immediately before the reorganization or its total operating income or total profit in the last fiscal year reaches or exceeds 100% of the issuer’s corresponding item before the reorganization, in order to facilitate investors’ understanding of the overall operation after the reorganization, the issuer shall not apply for offering until it has operated for a full fiscal year. If the reorganized party has any related party transaction with the issuer before the reorganization in the fiscal year immediately before the reorganization, the total assets, operating income or total profit shall be calculated after deducting such transactions.

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According to the above provisions, the reorganized party has deducted the total assets, operating income or total profit of Beijing Tongmei. According to the explanations provided by the Company and through the interview of our lawyers with the CFO of the Issuer, the details of the offsetting transactions in 2019 and 2020 are as follows:

In RMB0’000

Entity/Item	2020	2019
Total assets
Notes receivable of the reorganized Party to Beijing Tongmei A	303.22	497.05
Accounts receivable of the reorganized party to Beijing Tongmei B	2,430.45	4,070.00
Receivable financing of the reorganized party to Beijing Tongmei C	691.47	594.30
Other receivables of the reorganized party to Beijing Tongmei D	3,217.10	3,077.10
Total amount offset against total assets E=A+B+C+D	6,642.24	8,238.45
Total revenue and profit
Operating income that should be offset by the reorganized party against Beijing Tongmei F	8,840.99	8,856.82
Operating costs of the reorganized party to Beijing Tongmei G	6,756.98	7,975.19
Interest expenses of the reorganized party to Beijing Tongmei H	19.41	-
Total amount offset against total profit I=F-G-H	2,064.60	881.63

(V) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Inspecting the resolutions of the shareholders’ meeting, the resolutions of the board of directors, the articles of association, the Equity Transfer Agreement, the Capital Increase Agreement, the industrial and commercial registration materials, the new business license issued after the change, and other documents and materials involved in the asset reorganization, and the latest articles of association of Baoding Tongmei after the asset reorganization, the

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Company’s explanation and confirmation, inspecting the relevant provisions of the application guidance of the Accounting Standards for Business Enterprises No. 20 - Business Mergers, and verifying the transaction process of Tongmei Limited’s acquisition of Baoding Tongmei;

2. Inspecting the latest business license obtained by Tongmei Limited after the asset reorganization, the Confirmation Letter on the Asset Reorganization issued by the Issuer, Baoding Tongmei and AXT, interviewing with the persons of Baoding Tongmei handling the industrial and commercial change registration and the officials of the industrial and commercial authorities, interviewing and confirming with MORRIS SHEN-SHIH YOUNG, Chairman of Baoding Tongmei, and VINCENT WENSEN LIU, General Manager of Baoding Tongmei, and verifying the reasons why the Company considers that it acquired the control over Baoding Tongmei on December 29, 2020;

3. Inspecting the financial statements of the reorganizing party (Tongmei Limited) and the reorganized party (the acquired entity) provided by the Issuer for the reporting period, calculating the total assets at the end of the fiscal year immediately before the reorganization or the percentage of the operating income or total profit in the fiscal year immediately before the reorganization to the corresponding item of the Issuer before the reorganization, and verifying whether it complies with the relevant laws and regulations such as the Opinions on Application No. 3.

Through verification, we believe that:

1. As of December 29, 2020, Tongmei Limited has obtained the control over Baoding Tongmei, and the relevant reasons therefor are sufficient;

2. The asset reorganization in December 2020 and the acquisition of AXT-Tongmei are two separate reorganizations implemented by the Company, the relevant indicators in relation to the acquisition of AXT-Tongmei will not affect the indicators of the reorganized party in the Issuer’s asset reorganization in December 2020 accounting for the Issuer’s total assets, operating income, or total profit. The fact that the acquisition of AXT-Tongmei is not included

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in the scope of reorganization does not circumvent the Opinions on the Application of the Securities and Futures Law No. 3;

3. The total assets of the reorganized party at the end of 2019 and 2020, and the operating income and total profit of the reorganized party in 2019 and 2020 were lower than corresponding items of the Issuer, which is not the situation under which the entity shall not apply for offering until it has operated for a full fiscal year as provided for in the Opinions on the Application of the Securities and Futures Law No. 3.

III. Question 6 of the Second Round Inquiry Letter: About R&D Staff and R&D Expenses

According to the submissions, (1) the Issuer had 187 “technical R&D staff” at the end of 2021, accounting for 13.40% of the total number of employees; (2) at the end of each phase of the reporting period, the number of contract employees of the Issuer was 196, 202, 208 and 102 respectively; (3) The Issuer’s R&D expenses in 2021 were RMB90,166,400. The R&D expenses were mainly composed of employee compensation, raw materials and finished goods consumed, which increased significantly compared with 2020.

The Issuer is required to explain: (1) the distinction and specific composition of technical staff and R&D staff; (2) the reasons for the significant reduction in the number of contract employees in 2021, the replacement method of the original position functions, whether there is external undertaking of cost expenses, the detailed whereabouts of reduced contract employees, whether labor contract is signed for those becoming full members, and their continuous employment condition after the reporting period; (3) Combining with the aforesaid conditions, what is the impact of the Company’s calculation and classification accuracy of employees on calculation accuracy of proportion of R&D staff. Whether proportion of R&D staff conforms to relevant requirements for science and technology innovation evaluation indicators; (4) The reason

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for the great increase in employee compensation, raw materials and finished products consumed in the composition of R&D expenses in 2021.

The Sponsor and the Issuer’s Attorney are required to explain the verification procedures, verification proportion and verification conclusion regarding the whereabouts of reduced contract employees in 2021 and the signing of labor contracts with the Company for the employees who have become regular employees, etc.

Reply:

(I)The whereabouts of reduced contract employees in 2021 and the signing of labor contracts with the Company for the employees who have become regular employees, etc.

According to the Interim Provisions on Labor Dispatching, the employers shall strictly control the number of contract employees, which shall not exceed 10% of the total number of employees. During the reporting period, the Issuer had a situation where the number of contract employees exceeded the upper limit, i.e. 10% of the total number of employees as stipulated in the Interim Provisions on Labor Dispatching. According to the explanations provided by the Company and through the interviews with the relevant HR responsible persons of the Company by our lawyers, in order to ensure that the Company’s contract employees comply with the requirements of relevant laws and regulations, combined with past work performance and other relevant factors, the Company began to gradually negotiate and sign labor contracts with some contract employees, and hire them as regular employees of the Company.

According to the list of contract personnel in 2021 provided by the Company, the labor dispatch agreement and the explanations issued by the labor dispatch company, the whereabouts of the reduced contract employees in 2021 (including the contract personnel for the initial period and the new contract personnel for the current period) specifically include two aspects: some personnel terminated the labor dispatch relationship with the Company and no longer provided relevant services to the Company; and the remaining personnel directly signed

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labor contracts with the Company and become regular employees of the Company.

According to the information provided by the Company, such as the labor contract, employee roster and payroll of the regular employees, and through the interviews with the relevant HR responsible persons of the Company by our lawyers, the above-mentioned regular employees have signed written labor contracts with the Company.

(II) Verification procedures, verification proportion and verification conclusion

Regarding whereabouts of the reduced contract employees in 2021, and signing condition of labor contract by those becoming full members with the Company, our lawyers have executed the following verification procedures and the verification proportion is as follows:

1. Inquired the Company’s 2021 monthly name list of contract employees, employee roster at the end of 2020 and at the end of 2021, all labor dispatch agreements, all relevant qualification of labor dispatch company, labor contract of each employee becoming full member, departure document of each person who ends the dispatch relationship and no longer provides services to the Company, explanation issued by the labor dispatch company on the condition of labor dispatching, the explanation and confirmation issued by the Company, and made interview and confirmation with Head of Human Resources of the Company and relevant holding subsidiary, and verified the whereabouts of reduced contract employees in 2021;

2. Inquired labor contract of each contract employee becoming full member signed with the Company, 6 months of payroll before and after each contract employee becoming full member, the explanation and confirmation issued by the Company, and made interview and confirmation with Head of Human Resources of the Company and relevant holding subsidiary, and verified signing condition of labor contract by those becoming full members with the Company.

Upon verification, we believe that, among the Company’s reduced contract employees in

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2021, except that some personnel terminated their labor dispatch relationship with the Company and no longer provided relevant services to the Company, the remaining employees have all become full members, and have signed written labor contract with the Company.

IV. Question 7 of the Second Round Inquiry Letter: About Legality and Compliance of Source of Core Technologies

According to submissions, the main products of the Issuer include indium phosphide substrate, gallium arsenide substrate, germanium substrate, PBN material and other high-purity materials; based on technical R&D in past years, the Issuer has mastered core technologies in the fields of aforesaid products.

The Issuer is required to explain the source of its core technologies, whether or not originated from the research contents and results of relevant personnel in their former employers, whether or not infringing upon trade secrets, patents or other intellectual properties of other entities and relevant proofs, and whether or not there is any dispute or potential dispute with relevant entity; if any dispute exists, please specify its progress and its influence on R&D, production and operation of the Company.

The Sponsor and the Issuer’s Attorney are required to offer express verification opinions on the legality and compliance of source of core technologies of the Company.

Reply:

(I) The source of its core technologies, whether or not originated from the research contents and results of relevant personnel in their former employers

1.The source of its core technologies

According to the documents and explanations provided by the Company and through the interviews with the relevant responsible persons of the Company by our lawyers, the

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Company’s core technologies include polycrystal synthesis technology, single crystal growth furnace manufacturing technology, single crystal growth technology, cutting technology, grinding technology, cleaning technology, measurement technology, polishing technology, sealing packaging technology, material purification technology, pyrolytic boron nitride chemical vapor deposition technology, chemical vapor deposition reactor manufacturing technology.

The sources of the said core technologies and key research and development personnel are as follows:

Name of core technology		Source of technology	Key research and development personnel
Polycrystal synthesis technology	High-efficiency gallium arsenide polycrystal synthesis technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-efficiency indium phosphide polycrystal synthesis technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
Single crystal growth furnace manufacturing technology	VGF crystal growth furnace manufacturing technology	Independent research and development	VINCENT WENSEN LIU
Single crystal growth technology	Semi-insulating gallium arsenide single crystal growth by vertical gradient condensation method and carbon doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Semi-conductive gallium arsenide single crystal growth by vertical gradient condensation method and uniform doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-quality germanium single crystal growth by vertical gradient condensation method and doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG

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Name of core technology		Source of technology	Key research and development personnel
	High-quality indium phosphide single crystal growth by vertical gradient condensation method and doping control technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Control technology of oxygen concentration in gallium arsenide single crystal substrate	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Automatic grinding process of crystal rod	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Automatic corrosion process of crystal rod	Independent research and development	MORRIS SHEN-SHIH YOUNG
Cutting technology	Ultra-fine diamond wire cutting technology	Independent research and development	WANG Yuanli
	High-efficiency and low-stress fully automatic wafer cutting technology	Independent research and development	Wang Yuanli
Grinding technology	Fully automatic wafer thinning process	Independent research and development	Wang Yuanli
Cleaning technology	Fully automatic wafer cleaning process by wet method	Independent research and development	REN Diansheng
Measurement technology	Crystal inspection technology	Independent research and development	REN Diansheng
	Wafer inspection technology	Independent research and development	REN Diansheng
Polishing technology	Fully automatic wafer chemical mechanical polishing process	Independent research and development	WANG Yuanli
Sealing packaging technology	Preparation technology of epi-ready gallium arsenide wafer	Independent research and development	MORRIS SHEN-SHIH YOUNG

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Name of core technology		Source of technology	Key research and development personnel
	Preparation technology of epi-ready indium phosphide wafer	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Preparation technology of epi-ready germanium sheet	Independent research and development	MORRIS SHEN-SHIH YOUNG
Material purification technology	Large density difference liquid-liquid extraction technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	High-efficiency electrolytic refining technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Longitudinal temperature gradient partial crystallization technology	Independent research and development	MORRIS SHEN-SHIH YOUNG
	Preparation of high temperature sealant boron trioxide by atmospheric-vacuum two-step dehydration	Independent research and development	MORRIS SHEN-SHIH YOUNG
Pyrolytic boron nitride chemical vapor deposition technology	Pyrolytic boron nitride chemical vapor deposition technology	Independent research and development	HE Junfang
	Preparation technology of boron nitride-boron carbide-graphite composite heating body for high temperature electric heating	Independent research and development	HE Junfang
Chemical vapor deposition reactor manufacturing technology	Design technology of vapor deposition furnace for preparation of ultra-high purity pyrolytic boron nitride products	Independent research and development	HE Junfang
2.Core technicians of the Company

According to the questionnaires completed by the relevant core technicians of the Company, the employment of the Company’s core technicians before joining the Issuer is as follows:

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Core technicians	Employment before joining the Issuer
MORRIS SHEN-SHIH YOUNG	He founded AXT in the United States in 1986, and served as Chairman of the Company from October 2009 till now.
VINCENT WENSEN LIU

From 1983 to 1990, he served as the chief engineer of Beijing Automation Instrumentation Seventh Factory; from March 1993 to December 1998, he served as an engineer and production manager of AXT; since 1998, he has served as a deputy general manager, director and the general manager of the Company.

REN Diansheng

From April 1990 to February 2005, he served successively as an engineer, senior engineer, project leader, and head of technology department of the quality inspection center of the 46th Research Institute of China Electronics Technology Group. Since March 2005, he has served as a senior engineer of research and development department, senior manager of research and development department, and senior manager of wafer technology department of the Company. He currently serves as the technical director of the Company.

WANG Yuanli

From July 2003 to July 2005, he served as a postdoctoral fellow in the Key Laboratory of Semiconductor Materials Science of the Chinese Academy of Sciences; from July 2005 to the present, he has served as a senior engineer of research and development department, manager of research and development department, and deputy technical director of research and development department of the Company.

According to the explanations and confirmations provided by the Company and core technicians, the Company’s core technicians joined the Company more than ten years ago and mainly engage in research and development work according to the Company’s work arrangements. The Company’s patents and core technologies are developed by the main research and development personnel of related technologies after joining the Company, using the Company’s equipment, resources, personal knowledge, and technical reserves in their respective work and business positions, and do not involve the job inventions or other job achievements of relevant technical personnel in the original employer.

In conclusion, the Company's core technologies come from independent research and development, and there were no circumstances where the core technologies came from the research content and results of the relevant personnel when they previously worked in other organizations.

(II) Whether or not infringing upon trade secrets, patents or other intellectual properties of other entities and relevant proofs, and whether or not there is any dispute or potential dispute with relevant entity

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According to the explanations and confirmations provided by the Company and core technicians, and as confirmed through the interviews with MORRIS SHEN-SHIH YOUNG, the Chairman of the Company, and VINCENT WENSEN LIU, the General Manager of the Company, by our laywers, the Company insists on the technology development mode of independent R&D; its core technologies are obtained through independent R&D and do not infringe upon trade secrets, patents or other intellectual properties of other entities, and there is no dispute or potential dispute with relevant entity.

Through our lawyers’ search and query on CREDITCHINA, National Enterprise Credit Information Publicity System, China Execution Information Disclosure Network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorate Network, there is no litigation or arbitration involving core technologies.

According to the Trademark Registration Certificate, Patent Certificate and Computer Software Copyright Certificate provided by the Issuer and the trademark file and certification issued by the State Intellectual Property Office, and the query results of computer software registration profile issued by the Software Copyright Department of Copyright Protection Center of China, and through the inquiry of our Attorney on China Trademark Network (Website: http://sbj.cnipa.gov.cn/sbj/sbcx/), China and Global Patent Examination Information Inquiry System (Website: http://cpquery.cnipa.gov.cn/) and China Copyright Registration Query Service Platform (Website: https://register.ccopyright.com.cn/query.html), as at February 28, 2022, the Company owns 23 registered trademarks, 118 granted patents and 7 registered computer software copyrights. Based on results of public online enquiry, as of the date of this Supplementary Legal Opinion, such intellectual properties have not been pledged or otherwise encumbered, nor are they involved in any ownership dispute or potential dispute.

As a whole, the core technologies of the Company do not infringe upon trade secrets, patents or other intellectual properties of other entities, and there is no dispute or potential dispute between the Company and relevant entity.

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(III) Explanation about the suspected infringement of trade secret by the Company

The Company received a relevant Report Letter, alleging that: an involved employee of the Company participated in the research and development of PBN-PG composite heaters, PG process products, PBN clamping rods, and other core products during his employment at the reporting party, hence acquired core technologies of the reporting party, while such technology information was trade secret of the reporting party. At present, the involved employee is working for the Issuer and has acquired shares in the Issuer. The reporting party held that the Issuer and the involved employee were suspected of infringing the trade secret of the reporting party.

After self investigation by the Company into the reported matter above, the Company considers that all the core technologies above are developed independently with clear source, and therefore there is no infringement of the trade secret or other intellectual property rights of the reporting party. The details are as follows:

1.Relevant technologies and products involved in the reported matter

According to the interviews with the Attorney of the involved employee, the trade secrets involved in this case were related to the trade secrets of “the tooling of a PBN-PG composite heater PBN coating” and “a kind of PG coating preparation method of PBN-PG composite heater” asserted to be held by the reporting party. The above technology is related to the PBN field, but its corresponding products account for a relatively low percentage of revenue, so this technology is not one of the Company’s core technologies.

Pyrolytic graphite (PG), PBN-PG composite heater and PBN clamping rod described in the Report Letter belong to the products of Beijing Boyu, a controlled subsidiary of the Company, and do not involve technologies and products in the field of semiconductor substrates and high-purity materials, nor are they the main products in the field of PBN such as PBN crucibles.

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The Company’s main PBN products are closely related to semiconductors, OLEDs and other fields, and the production of III-V family and wide band-gap compound semiconductor substrates and crucibles for OLED evaporation sources requires the use of PBN materials produced by the Company. The PBN clamping rod, PBN-PG composite heater and PG coating are used for traveling wave tube for communication, CIGS evaporation and coating crucible respectively, and are not strongly related to the Company’s products which are mainly involved in the downstream field.

During the reporting period, the revenues from semiconductor substrate materials, high-purity metals and compounds, and other products are the main source of revenues of primary business of the Company; in 2021, the revenues from PBN materials only account for 9.05% of revenues from primary business, a relatively low percentage. The total revenues generated by PG related products and relevant products of PBN-PG composite heaters are RMB38,200, RMB336,900 and RMB483,200 respectively, accounting for 0.01%, 0.06% and 0.06% of business incomes of the Company respectively, and no PBN clamping rod is sold; the revenues from aforesaid products have little influence on the production and operation of the Company.

2.Basis of determining that the relevant core technologies of the Company did not infringe the trade secret of the reporting party

(1) The Company has the technical capability to independently develop these products

① The Company has developed its own chemical vapor deposition (CVD) technology and related equipment and processes, and has technical reserves for the development of related application products

In terms of technology, according to the description of the Company, the Company’s core technology in the CVD field is mainly reflected in the development of equipment and processes. The chemical vapor deposition reactor designed and manufactured by the Company has a unique structure. Not only one furnace can hold multiple samples, but also each mold substrate in the same furnace can both revolve and rotate at a high temperature of nearly 2,000 degrees,

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and the speed can be adjusted freely as needed, to ensure the thickness uniformity, component consistency and interlayer adhesion of each product. The Company has applied for a number of patent protections for technologies in the CVD field, and has designed and developed unique production processes and process parameters.

In terms of talents, the Company’s key research and development team in the CVD field is composed of a number of senior personnel with many years of research and development in the industry, which guarantees the necessary human resources for the Company to maintain constant technological innovation and continuous expansion. Mr. HE Junfang, one of the founders of Beijing Boyu, a controlled subsidiary of the Company, was graduated from School of Materials Science and Engineering of Harbin Institute of Technology and engaged in research efforts at Shenyang Institute of Metal Research, Chinese Academy of Sciences, studying CVD process and materials as the responsible person of the laboratory. The large-size high-purity PBN crucible and high-density, high-precision, low-loss PBN clamping rod developed by him have successively won the second and third prize of National S&T Progress Award in Shenyang and Liaoning. He also published many academic papers.

② The Company has many years of production experience in PBN materials and related fields, and has a rich product line

The Company’s main products in the PBN field are PBN materials and products, which are prepared using the above CVD technology. The Company is one of the earliest enterprises researching and developing, producing and selling PBN related products on a large scale in China. Since its establishment in 2002, it has been engaged in the research and development, production and sales of PBN related products for more than 20 years. According to the description of the Company, using self-developed chemical vapor deposition equipment, unique process technology and rich semiconductor material experience, and the Company constantly and iteratively optimizes the preparation process to produce PBN crucibles featured by high-purity, high-density, longer service life and high crystal formation rate, which has been highly praised by users at home and abroad. At present, the Company has developed and

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produced hundreds of PBN products with different varieties and specifications, with a rich range of products.

③ The Company has basic conditions such as off-the-shelf CVD equipment and underlying technology and experienced technical team for development of PG, PBN-PG composite heater and PBN clamping rod

According to the description of the Company, same as other PBN products, PG, PBN-PG composite heater and PBN clamping rod are all prepared using CVD process as the underlying technology, and the products are also prepared using the same CVD furnace as PBN, and the difference is mainly reflected in the different gas raw materials. Unlike the preparation of PBN, PG only needs a single gas to decompose into carbon, and the technical difficulty is relatively low. With years of research and development and product experience and leading advantages in CVD and PBN fields, the Company has created feasibility for the rapid and independent development of products with the same underlying technology such as PG, PBN-PG composite heater and PBN clamping rod. Therefore, after downstream customers issue procurement requirements, the Company has accumulated sufficient technologies, equipment and talents to respond to such requirements and research and develop and prepare the above products in a relatively short period of time.

(2) The technologies corresponding to relevant products of the Company are independently researched and developed by the Company itself, so the source of technologies is clear

① Research and development process of the Company’s PG preparation technology

According to the description of the Company, PG is a subdivision of graphite. Its performance is similar to PBN. It has the advantages of high purity, good compactness, and high temperature resistance; PBN is an insulator while PG is a conductor. Like PBN, PG is also prepared by CVD technology. In the high-temperature CVD furnace cavity, hydrocarbons (such as CH4, C3H6, C3H8) are introduced as reaction gases, decomposed into carbon under the

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set high temperature and vacuum, and grown on the surface of matrix such as graphite mold. After cooling, PG products of various shapes are formed. PG coatings, PBN-PG composite heaters and other products of different shapes and sizes can be made.

PG materials are mainly used as protective coatings. Mr. HE Junfang, one of the founders of Beijing Boyu, a controlled subsidiary of the Company, proposed in his paper “Application of PBN in the Preparation of Semiconductor Materials”: “PG deposited on a PBN substrate can be processed into a resistance heater. The output power of this heater can exceed 45 W/cm2, and it has excellent resistance to fast and frequent thermal cycles.” PG materials were also explicitly mentioned by the Company in the patent awarded in 2013, i.e. Vapor Deposition Furnace with Multi-Directional Air Inlet for Preparation of Pyrolytic Boron Nitride Products (patent number: CN201220429023.0), which shows that the Company has long known knowledge and research in the field of PG materials.

According to the materials provided by the Company, from the beginning of research in June 2018 to the completion of research and development in March 2019.

② The Company’s research and development process of PBN-PG composite heater

According to the description of the Company, the PBN-PG composite heater uses CVD deposition technology to deposit PBN, PG and PBN materials successively to obtain a three-layer composite structure of PBN/PG/PBN. According to specific requirements, it is processed into different shapes and sizes and used as a heater. The PBN-PG composite heater is organically combined by using the conductivity of PG as a heating wire and the insulation of PBN as a protective layer.

According to the description of the Company, On the basis of public technology, the Company conducts further research on the technical difficulties involved in customized products based on the customized product requirements proposed by customers. The Company used CVD technology in 2012 and also used C3H6and other hydrocarbons as raw materials to develop boron nitride-boron carbide-graphite (PBN-BC-C) composite heaters. In 2014, the

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Company was awarded the invention patent “A Boron Nitride-Boron Carbide-Graphite Composite Heating Element for High-Temperature Electric Heating” (patent number: ZL201210287536.7). It can be seen that the Company has long had research and layout in the field of PBN-related composite heaters.

According to the materials provided by the Company, from the beginning of research in June 2018 to the completion of research and development in May 2019.

③ Research and development process of the Company’s PBN clamping rod preparation technology

According to the description of the Company, PBN clamping rod is a ceramic rod used to clamp the spiral wire in an electronic tube, which plays a role of fixing, insulation and heat dissipation. The preparation method is as follows: the high-performance PBN plate is prepared by high-temperature CVD technology, and then cut and finely processed into a high-precision PBN rod with certain length, width and thickness.

HE Junfang, one of the founders of Beijing Boyu, successfully developed the PBN clamping rod in 1998, and applied for the invention patent titled “A Clamping Rod for Electronic Tubes” (CN1093685C) as the first inventor and was authorized.

According to the description of the Company, PBN has the characteristics of high precision, high thermal conductivity, low dielectric loss and easy processing. It is studied and applied as a new type of clamping material. Though the Company has mastered the PBN clamping rod preparation technology, it has not carried out sales of PBN clamping rods due to the low demand in the downstream market.

(3) The Company has been engaged in research and development of CVD technology and PBN materials for more than 20 years

Beijing Boyu was founded in 2002 while the reporting party was founded in 2011. Comparatively speaking, Beijing Boyu is one of the earliest enterprises in China to carry out

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PBN material industrialization and use CVD technology, and has a complete independent intellectual property system related to production and operation.

Beijing Boyu has been engaged in research and development of PBN materials according to CVD technology for more than 20 years. Its products are sold well in Europe, the United States, Japan, South Korea, Singapore, Taiwan and other countries and regions. It has successfully become a qualified supplier of many globally well-known enterprises. It further enriches the Company’s product line and expands the market area covered by the products.

(4) The involved employee is not a core technician of the Company, nor is he a core technician in PBN and related fields, and his contribution to the research and development of the Company’s products is limited

The involved employee joined the Company in May 2019, who is not a core technician of the Company, and has not formed any patent in the Company either. According to the Company’s description, and upon confirmation through our interview with relevant principals and employees, he is neither a core technician of the Company nor a core technician of Beijing Boyu, based on the followings:

① The fields in which the involved employee is engaged are of low relevance to the semiconductor industry

The Company is a world-famous semiconductor material technology enterprise, primarily engaged in the R&D, production and sales of indium phosphide substrates, gallium arsenide substrates, germanium substrates, PBN materials and other high-purity materials. The Company’s R&D, production and sales are carried out around the semiconductor industry. However, since joining the Company, the involved employee has been chiefly responsible for the R&D and production of metal heaters for evaporation (OLED evaporation point source) and the R&D of auxiliary PG and PBN-PG composite heaters, mainly in the fields of OLED and solar heaters with low relevance to the semiconductor industry.

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② The involved employee has been engaged in the material industry for a short time, having comparatively insufficient knowledge reserve and experience accumulation.

In the field of materials science, engineers need to have rich practical experience in all links of material production, who will only work out the best material preparation scheme through complex theoretical calculation in light of the different working conditions and application scenarios, and on the basis of balancing theoretical and actual conditions relying on the long-term accumulation of production process research, model design experience, and repeated verification and adjustment. The involved employee graduated from the Modern Science and Technology Faculty of Taiyuan University of Technology in 2016, majoring in the mechanical design, manufacturing and automation. He is relatively new to the profession and has a relatively short service term in Beijing Boyu, with competitively insufficient knowledge reserve and experience accumulation.

③ The remuneration of the involved employee has not been significantly improved since he joined the Company, and the Company has not identified him as a core technician

According to the description of the involved employee and the bank statements provided by him, after considering the living cost of his workplace, there has been no significant improvement on his remuneration after he joined the Company compared with that before his joining.

In addition, when the involved employee joined the Company in May 2019, no equity or option incentive terms were promised by the Company, as the Company had no A-share listing plan or equity incentive and employee stock ownership plan at that time. After his joining, the Company granted no AXT shares or options to him either. It can thus be seen that the Company has not regarded him as a core technician in terms of remuneration.

When the involved employee joined the Company, the Company has basically completed the research and development of the PG preparation technology, PBN-PG composite heater preparation technology, and PBN clamping rod preparation technology, with the subsequent

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work focusing on the change, designing, and continuous optimization of composite heaters with different structures and sizes for customers. Therefore, the Company’s PG preparation technology, PBN-PG composite heater preparation technology, and PBN clamping rod preparation technology are developed independently, for which this employee made limited contribution for the research and development of the Company’s relevant products.

(5) The Company has long had a layout of relevant products and technologies, and has been granted relevant patents before the involved employee’s joining

With years of R&D and product experience and advantages in the CVD and PBN fields, the Company has formed and been granted a number of relevant technical patents, including 2 protective layer-related patents and 2 composite heater-related patents, prior to joining of the involved employee, as detailed below:

Technical Direction	Patentee	Patent Title	Patent Type	Patent No.	Filing Date	Publication Date	Acquisition Method
Technologies related to pyrolytic graphite coating	Beijing Boyu	Evaporator crucible with silicon carbide protective layers	Utility model	2012204290118	Aug. 27, 2022	Mar. 13, 2013	Original acquisition
	Beijing Boyu	Evaporator crucible with pyrolyzed boron nitride protective layers	Utility model	2012204290122	Aug. 27, 2022	Mar. 13, 2013	Original acquisition
Technologies related to composite heater	Beijing Boyu	Heater with pyrolysis boron nitride protection layer	Utility model	2012204284780	Aug. 27, 2022	Apr. 10, 2013	Original acquisition

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Beijing Boyu	Boron nitride-boron carbide-graphite composite heating element used for high temperature electric heating	Invention	2012102875367	Aug. 13, 2022	Jun. 4, 2014	Original acquisition

Note: According to the Company’s description, PG materials in the technologies related to pyrolytic graphite coating are mainly used for protection, so the patents formed by such technologies are mainly related to the protective layer technology, and the materials can be replaced.

(6) There is a significant difference on production between the products involved and the Company’s core products

According to the Company’s description, and upon confirmation through our interview  with relevant principals, in term of material preparation method, PG is prepared using a single hydrocarbon (CH4, C3H6 or C3H8, etc.) as the reactant gas, while PBN is prepared using boron halide (BCl3 or BF3) and ammonia (NH3) as the reactant gases at the same time. PBN-PG composite heater is made of PBN material as the main body, coated with PG as heating wire and then with PBN layer. PBN clamping rod is one of PBN materials.

There are many differences in the production process of PBN and PG. The production process of PBN is more complicated and difficult to produce. Therefore, the products and technologies involved in PG this time will not affect the production of PBN materials, the Company’s core product. The grasping of two technologies at the same time by the Company is a requisite for production of PBN-PG composite heate. Therefore, the production technology of PBN-PG composite heater does not affect the production of PBN material, the Company’s core production.

In summary, the Company, the involved employee, and his Attorney believe that the

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relevant core technologies do not infringe the intellectual property rights such as the trade secrets of the reporting party.

(IV) Verification procedures and opinions

Our Attorney has carried out the following verification procedures with respect to the aforesaid issues:

1. Checking the list of core technologies of the Company and relevant documents, and its explanations and confirmation, questionnaires filled in by core technicians, interviewing relevant technical principals, investigating the specific R&D work engaged by core technicians in the Company, and checking the source of relevant core technologies of the Company;

2. Checking the regulations and flows in relation to R&D and production of the Company, obtaining explanations and confirmation from the core technicians and R&D principals of the Company, and checking whether or not core technologies of the Company originated from the research contents and results of relevant personnel in their former employers;

3. Through our lawyers’ search and query on CREDITCHINA, National Enterprise Credit Information Publicity System, China Execution Information Disclosure Network, China Judgements Online, the People’s Court Announcement and 12309 China Procuratorate Network, there is no litigation or arbitration involving core technologies.

4. Checking the Trademark Registration Certificate, Patent Certificate and Computer Software Copyright Certificate provided by the Issuer and the trademark file and certification issued by the State Intellectual Property Office, and the query results of computer software registration profile issued by the Software Copyright Department of Copyright Protection Center of China, and making the inquiry on China Trademark Network (Website: http://sbj.cnipa.gov.cn/sbj/sbcx/), China and Global Patent Examination Information Inquiry System (Website: http://cpquery.cnipa.gov.cn/) and China Copyright Registration Query Service Platform (Website: https://register.ccopyright.com.cn/query.html) to verify the Issuer's

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intellectual property rights, whether there are restrictions on rights such as pledges, and whether there are ownership disputes or potential disputes;

5. Checking the list of core technologies of the Company and relevant documents, obtaining explanations and confirmation from the core technicians and R&D principals of the Company, and logging on public website to search and check whether or not core technologies of the Company infringe upon trade secrets, patents or other intellectual properties of other entities, and whether or not there is any dispute or potential dispute between the Company and relevant entity;

6. Inspected the employment contract entered into by the involved employee with the Company, the interview and employment form, identity card, personal resume, the partnership agreement and certificate of capital contribution in relation to his acquisition of shares in Boyu Hengye, and checked the time and background ofhis  employment with the Company and his acquisition of shares in the Company, and his working experience prior to his employment with the Company;

7. Inspected the samples of the Employment Contract and the Contract for Confidentiality and Use and Protection of Intangible Assets of Guojing provided by the involved employee, inspected the materials in relation to his departure from the Guojing and his bank statement for 12 months after his departure from Guojing; and obtained communication materials between the involved employee and the relevant responsible person of the reporting party, bank certificates in relation to relevant payments made by Guojing, the statement on relevant circumstances issued by the involved employee and the legal opinion issued by the Attorney, and checked whether the involved employee breaches any non-competition and confidentiality agreement;

8. Inspected the Audit Report, relevant sales contracts and detailed income statement, obtained the statement and confirmation letter issued by the Company, interviewed the relevant responsible persons of the Company and his Attorney, and checked the impact on the

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Company’s R&D, production and operation;

9. Inspected the Audit Report, relevant sales contracts and detailed income statement, interviewed core technicians and R&D leaders of the Company in the field of PBN, obtained the information on technical sources of technologies and products, such as the PBN-PG composite heater, PG process products and PBN clamping rod, and their income percentage in the Issuer’s actual business, the information on the extent of their impact on the Issuer’s production and R&D; interviewed the responsible persons of Beijing Boyu, and obtained the information on the income distribution and sources of core technologies of the Company’s products in the field of PBN.

Through verification, we believe that:

1. The core technologies of the Company have sources that comply with laws and regulations, not originating from the research contents and results of relevant personnel in their former employers;

2. The core technologies of the Company do not infringe upon trade secrets, patents or other intellectual properties of other entities, and there is no dispute or potential dispute between the Company and relevant entity.

The Supplementary Legal Opinion is made in quadruplicate.

(There is no text below, followed by the signature page)

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(No text hereunder, which is the Signature Page of Supplementary Legal Opinion (II) of King & Wood Mallesons on the IPO and Listing of Beijing Tongmei Xtal Technology Co., Ltd. on the Science and Innovation Board)

King & Wood Mallesons (seal)

Handling lawyers: XU Hui

YANG Zhenhua

WANG Anrong

Head: WANG Ling

June 16, 2022

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Supplementary Legal Opinion (III)

of

King & Wood Mallesons

on

the Initial Public Offering and STAR Market Listing of Shares of

Beijing Tongmei Xtal Technology Co., Ltd.

To Beijing Tongmei Xtal Technology Co., Ltd.,

Engaged by Beijing Tongmei Xtal Technology Co., Ltd. (the “Issuer”), King & Wood Mallesons (“we”) acts as the special legal counsel for the Issuer’s initial public offering and STAR Market listing of shares (the “Offering and Listing”).

In accordance with the Securities Law of the People’s Republic of China, the Company Law of the People’s Republic of China, the Administrative Measures for the Registration of Initial Public Offerings on the STAR Market (for Trial Implementation), the Administrative Measures on Law Firms Engaging in Securities Legal Services, the Rules on the Practice of Law Firms in Securities Legal Services (for Trial Implementation), the Rules for the Compilation of Information Disclosure Reports by Companies Publicly Issuing Shares No. 12 - Legal Opinions and Lawyer’s Reports on the Public Issuing of Shares, the Guidelines for the Application of Regulatory Rules - Law No. 2: Detailed Rules for the Practice of Law Firms Engaging in the Legal Services Related to Initial Public Offering and Listing and other laws, administrative regulations, rules and normative documents currently in force in the People’s

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Republic of China (which, for the sole purpose of this Supplementary Legal Opinion, shall exclude Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region, hereinafter “China”) and relevant rules of the China Securities Regulatory Commission (the “CSRC”), and following the recognized business standards, ethics and diligence spirit of the lawyer industry, we have issued the Legal Opinion of King & Wood Mallesons on the Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd. (the “Legal Opinion”) and the Attorney’s Work Report of King & Wood Mallesons on the Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd. on December 25, 2021 with respect to the Issuer’s issue of shares and listing, issued the Supplementary Legal Opinion (I) of King & Wood Mallesons on the Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd. (the “Supplementary Legal Opinion (I)”) and updated the Attorney’s Work Report of King & Wood Mallesons on the Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd. (the “Attorney’s Work Report”) accordingly on April 7, 2022, and issued the Supplementary Legal Opinion (II) of King & Wood Mallesons on the Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd. (the “Supplementary Legal Opinion (II)”) on June 16, 2022.

In accordance with the requirements of the Letter of Implementation of the Audit Center’s Opinions on Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd. (SZKS (Audit) [2022] No. 241) (the “Letter”) issued by Shanghai Stock Exchange on June 22, 2022, our lawyers conducted supplementary verification on the matters related to the Offering and Listing of the Issuer, revised the relevant reply content of the Letter of Inquiry and the Second-Round Letter of Inquiry involved in the Supplementary Legal Opinion (I) and Supplementary Legal Opinion (II) (highlighted in regular script) according to the relevant conditions, and thus issued this Supplementary Legal Opinion accordingly.

This Supplementary Legal Opinion constitutes an integral part of the Legal Opinion, the Attorney’s Work Report, the Supplementary Legal Opinion (I) and the Supplementary Legal Opinion (II) issued by us. The premises and assumptions based on which we issued the Legal Opinion, the Attorney’s Work Report, the Supplementary Legal Opinion (I) and the

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Supplementary Legal Opinion (II) are also applicable to this Supplementary Legal Opinion. Unless otherwise specified herein, relevant terms or abbreviations used in the Legal Opinion, the Attorney’s Work Report, the Supplementary Legal Opinion (I) and the Supplementary Legal Opinion (II) shall also apply to this Supplementary Legal Opinion. For any matter specially stated herein, such statement shall prevail.

In this Supplementary Legal Opinion, we express opinions only on the legal issues related to the Offering and Listing of the Issuer and do not express opinions on non-legal issues such as accounting, auditing and asset evaluation. We express opinions only in accordance with the current laws and regulations of China rather than any laws outside China. While we do not express opinions on non-legal issues such as accounting, auditing and asset evaluation and overseas legal issues, we have fulfilled the necessary duty of care when quoting some data and conclusions of relevant accounting reports, audit reports, asset evaluation reports and overseas legal opinions herein. Nevertheless, such quotation shall not be deemed as our express or implied warranty as to the authenticity and accuracy of such data or conclusions, and we are not qualified to verify and evaluate such data.

This Supplementary Legal Opinion can only be used by the Issuer for the purpose of this Offering and Listing and shall not be used for any other purpose. We agree that this Supplementary Legal Opinion is taken as a necessary legal document for the Issuer’s application for this Offering and Listing and submitted together with other application materials to the Shanghai Stock Exchange and the CSRC for examination, and bear corresponding legal liabilities for this Supplementary Legal Opinion according to law. We agree that the Issuer quotes relevant contents of this Supplementary Legal Opinion in the documents it prepares for this Offering and Listing by itself or in accordance with the review opinions of the CSRC and the Shanghai Stock Exchange, provided that the Issuer’s quotation shall not cause legal ambiguity or misinterpretation. We have the right to review and confirm the contents of the said documents again.

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Following the recognized business standards, ethics and diligence spirit of the lawyer industry, we have checked the questions related to the Issuer’s Attorney in the Letter and revised the relevant reply content, and hereby issue this Supplementary Legal Opinion as follows:

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I. Q3 in the Letter of Implementation of Opinions	222
II. Revision of Relevant Reply Content in the Letter of Inquiry and the Second-Round Letter of Inquiry	236

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I. Q3 in the Letter of Implementation of Opinions

The Issuer is requested to further explain: (1) the Issuer’s pricing policy on related sales to AXT during the reporting period; (2) comparison between the Issuer’s price for sales to AXT and AXT’s price for sales to end customers, and the rationality of price difference.

The Sponsor, the Issuer’s Attorney and the Reporting Accountant are requested to conduct verifications and issue opinions thereon.

Reply:

(I) The Issuer’s pricing policy on related sales to AXT during the reporting period;

As stated by the Company, as the controlling shareholder of the Issuer, always subject to the uniform arrangement at the group level, AXT was responsible for the sales of semiconductor substrate materials in overseas markets. On the whole, the sales price of compound semiconductor substrates sold by the Company to AXT was determined based on the Issuer’s production cost plus a certain profit margin, and the latter is related to the positions and roles of the Company and AXT in the transaction chain. On the basis of the overall pricing policy, for the pricing policy for different types of substrate materials, the impact of the degree of competition in the market, the status of the Company’s products in the industry and other factors were taken into account.

An overall comparison between the overall sales price of GaAs, InP and germanium substrates sold by the Company to AXT and those of the same products sold by AXT to other parties during the reporting period is as follows:

Unit: RMB yuan/piece

Item	Aggregation of 2019-2021
	Price of products sold to AXT	Price of products sold by AXT to other parties	Difference
GaAs substrate	391.18	377.11	3.73%

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InP substrate	483.15	1,275.32	-62.12%
Germanium substrate	428.07	430.54	-0.57%

1. GaAs substrate: The difference between the price at which the Issuer sold germanium substrates to AXT and AXT’s price for sales to end customers was small, because: germanium substrates are mainly used for the production of germanium substrates GaAs solar cells, which are widely used in space power supply. In recent years, more manufacturers have joined the industry. In order to cope with increased competition and maintain market share, as long as the Issuer has obtained certain gross profits, the transaction price between the two parties is based on the price offered by AXT to other parties, and the sales price offered by the Company to AXT is reasonable.

2. InP substrate: The price at which the Company sold InP substrates to AXT is lower than AXT’s price for sales to end customers, mainly because: in the early reporting period, AXT made a great contribution to the market development, customer maintenance and application development of InP substrates, for which it bore high costs and expenses.

With the increase in the demand for InP substrates in the domestic market, the proportion of the sales volume has also increased. As a main sales subject in overseas markets, AXT has played a smaller and smaller role in the overall sales arrangement of InP substrates year by year during the reporting period. Therefore, the difference between the Company's selling price offered to AXT and that offered by AXT to other parties has also declined from -68.85% in 2019 to -59.41% in 2020, and reached -51.81% in 2021.

To sum up, the Company’s pricing on sales of InP substrates to AXT is reasonable.

3. Germanium substrate: The difference between the price at which the Issuer sold germanium substrates to AXT and AXT’s price for sales to end customers was small, the reason for which is as follows: germanium substrates are mainly used for the production of germanium substrates GaAs solar cells, which are widely used in space power supply. In recent years, more manufacturers have joined the industry. In order to cope with increased competition and maintain market share, as long as the Issuer has obtained certain gross profits, the transaction

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price between the two parties is based on the price offered by AXT to other parties. The Company’s pricing on sales to AXT is reasonable.

4. Reasons for differences in pricing strategies for different products of the Company

To sum up, the transaction prices of the GaAs substrates and germanium substrates sold by the Company to AXT were based on those of the same products sold by AXT to other parties, with almost no difference, while for InP substrates, there were certain differences. The main reasons are as follows:

(1) The competitive pattern of the products differs significantly, and the bargaining ability is different

Regarding GaAs substrate products, in 2019, the Company’s global market share was 13%, ranking fourth in the world. From the perspective of the overall competition pattern, there were a large number of companies engaged in GaAs substrate business around the world, and there were no significant differences between the Company and its international competitors such as Freiberger Compound Materials GmbH and Sumitomo in the technical level, product quality, application direction and other aspects. Thus, there was a fierce market competition.

Regarding germanium substrate products, currently, there are few application scenarios for germanium substrate products, which are mainly used in space solar cells. In the international market, due to the Company’s complete relocation of its germanium substrate production base to China, the Company’s germanium substrate products have gradually withdrawn from the U.S. aerospace market. At present, the Company’s overseas markets are mainly located in Europe and Asia, and Umicore has a higher market share in germanium substrate business than the Company. In the domestic market, as Yunnan Lincang Xinyuan Germanium Industrial Co., Ltd. has gradually entered into the market, market competition has been intensified to some extent.

As for InP substrate products, in 2020, the Company’s global market share was 36%, ranking second in the world, with a prominent market position and strong bargaining ability. Meanwhile, there are only a small number of companies that can provide InP substrates around the world, and the Company, Sumitomo and JX Nippon Mining & Metals Corporation have

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occupied 91% of the global InP substrate market share in 2020. Besides, the Company has certain advantages over Japanese manufacturers in terms of the downstream application technology development for InP substrates, holding a stronger position in the market of such products.

To sum up, the global market position and competitive advantages of the Company’s InP substrate products are stronger than those of its GaAs substrates and germanium substrates, and thus have stronger ability to bargain with the customers. From the perspective of transaction pricing with end customers, InP substrates have a higher profit margin in the market. Due to the different profit margins for different products, as long as the Company can obtain certain gross profits, there is a large room for increasing the price of InP substrate products for AXT.

(2) AXT has made great contributions to the market development, customer maintenance and application technology development of InP substrate products

Before 2015, due to the weak foundation of the domestic compound semiconductor sector, almost all the InP substrate products of the Company were sold to overseas markets. During the reporting period, with the fast development of the domestic semiconductor sector, the domestic sales proportion of the Company’s InP substrates continued to increase, while the overseas markets are still the main markets for the Company’s InP substrate products. For a long time, the market development, customer maintenance, client end application R&D and other work for InP substrate products in overseas markets have been carried out mainly by AXT. Thus, AXT has made great contributions to the promotion of InP substrates as well as the expansion thereof to wearable device sensors and other new application fields, and has also made great contributions to the global leading position seized by the Company with its InP substrate products.

During the reporting period, the Issuer’s sales revenues from AXT were RMB 221,449,800, RMB 281,965,100 and RMB 59,797 ,000 respectively, accounting for 47.91%, 48.35% and 6.97% of the revenues respectively. In March 2021, AXT switched its overseas semiconductor substrate material sales business and customers to AXT-Tongmei. In 2021, the

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Company completed the acquisition of AXT-Tongmei, AXT will no longer conduct sales business after the fulfillment of the existing orders, and since July 2021, the affiliated sales with AXT has been thoroughly terminated.

During the reporting period, the differences between the Company’s sales price to AXT and AXT’s sales price to end customers is reasonable. There was no benefit transfer in the transactions between the Company and AXT, and there was no adjustment to the Issuer’s profits through the above related-party transactions.

1. Overall pricing policy

During the reporting period, the products sold by the Company to AXT were mainly sold to OSRAM Opto Semiconductors GmbH (hereinafter referred to as “Osram”), Landmark Optoelectronics Corp. (hereinafter referred to as “Landmark”), Win Semiconductors Corp. (hereinafter referred to as “Win Semiconductor”) and other overseas customers. According to the statement of the Company and our lawyers’ communication and confirmation with the chairman, general manager and financial principal of the Company, the selling prices at which the Company sold compound semiconductor substrates to AXT were determined according to the production costs of the Issuer with the addition at a certain profit margin. During the reporting period, the transactions between the Company and AXT were priced with reference to the profit margin of the previous mode of processing materials supplied by customers, as well as the positions of both parties in the transaction chain, their functions in realizing the final sales process of the products, and the range of profit margins of comparable companies engaging in similar businesses in the Analysis Report for Transfer Price issued by a transfer price consulting institution.

2. Pricing principle by product

According to the statement of the Company and our lawyers’ communication and confirmation with the chairman, general manager and financial principal of the Company, for different products sold by the Company to AXT, different pricing principles have been

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determined based on market competition, future development prospect, the Company’s status in the industry and other factors that are different.

For GaAs substrates and germanium substrates, to determine the prices of products sold to AXT, the Company’s production cost, addition range and product parameters, as well as the prices offered by AXT to other parties, should be taken into account. For InP substrates, to determine the prices of products sold to AXT, the Company’s production cost, addition range and product parameters, as well as the contribution to and investment in the market development, customer maintenance and application R&D of InP substrates, should be taken into account. Details are as follows:

(1) The competition in GaAs substrates and germanium substrates in the international market is fierce, with customers that are good at price negotiation. Thus, prices offered by peer companies do not differ a lot, and the gross profit margin in the terminal market is also lower than that of InP substrates. On this basis, the Company needs to ensure its own profit space. Therefore, the prices of GaAs substrates and germanium substrates sold by the Company to AXT and those offered by AXT to other parties do not differ a lot.

Besides, the market size of GaAs substrates is growing fast. According to Yole’s statistics, the shipment volume of GaAs substrates in 2021 is expected to increase by 26.98% compared to that in 2020. With the expansion of the market size and the steady expansion of the Company’s capacity for GaAs substrate production, AXT, as a sales subject in overseas markets, has adopted price concessions, so as to expand its market share in the GaAs substrate market.

(2) For InP substrates, the Company, as the world’s second largest manufacturer in the market share, has a good bargaining ability and room for bargaining, with a relatively high gross profit margin. Besides, based on the role played by AXT in the development of overseas markets and the maintenance of customers and the costs it assumes, the Company has offered it a relatively low sales price.

In recent years, the market demand for InP substrates has expanded fast. During the reporting period, the Company’s sales of InP substrates increased by 61.48%, and its revenues increased by 156.85%. In addition, it became the semiconductor substrate material with the

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highest revenues in 2021. In the future, with the continuous increase in demands in optical communications, data centers, sensors and other application fields, and the gradual implementation of the domestic policy of “channel computing resources from the east to the west”, InP substrates still maintained a high growth trend. Thus, in terms of the Company’s strategic layout, InP substrates are also a focus of the Company layout both during the reporting period and in the future. Meanwhile, as AXT played the role of selling products in the overseas market from the perspective of the controlling shareholder at the early stage of the reporting period, the Company, in order to maintain its competitiveness in the global market, continued to expand its market share and gave certain concessions.

(3) Other impact factors

For the sales of semiconductor substrate products to AXT, the Company also takes into account factors related to the purchase volume and product parameters, such as the purchase volume and the substrate size, the difference in doping elements, the deviation of the positioning edge of the substrate, the corrosion pit density of the substrate, the thickness and thickness fluctuation value of the of the substrate, and the carrier concentration.

In summary, the price of products sold by the Company to AXT has certain fluctuations.

(II) Comparison between the Issuer’s price for sales to AXT and AXT’s price for sales to end customers, and the rationality of price difference.

According to the sales contracts, ledgers and other documents provided by the Company and the statements of the Company, and after our lawyers’ communication and confirmation with the chairman, general manager and financial principal of the Company, during the reporting period, the comparison between the price at which the Company sold products to AXT and AXT’s price for external sales is as follows:

In RMB/piece

Item	2021			2020			2019
	Price for sales to AXT	AXT’s price for sales to	Variation	Price for sales to AXT	AXT’s price for sales	Variation	Price for sales to AXT	AXT’s price for sales	Variation

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		other parties			to other parties			to other parties
GaAs substrates	347.36	342.11	1.53%	439.92	381.62	15.28%	352.88	395.01	-10.67%
InP substrates	662.39	1,375.43	-51.84%	500.58	1,233.37	-59.41%	415.80	1,334.73	-68.85%
Germanium substrates	389.15	435.92	-10.73%	438.06	438.14	-0.02%	427.30	431.77	-1.04%

The difference between the price at which the Company sold products to AXT and AXT’s price for external sales is mainly reflected in AXT’s services, customs duty, consignment sales, and difference in product specification and exchange rate caused by time difference, etc. The details are as follows:

The difference between the Company’s sales price to AXT and AXT’s sales price to end customers is reasonable. There was no benefit transfer in the transactions between the Company and AXT, and there was no adjustment to the Issuer’s profits through the above related-party transactions.

1.GaAs substrates

During the reporting period, the variation between the Company’s price for sales of GaAs substrates to AXT and the price it offers to other parties was small on the whole. The difference in 2019 and 2020 was relatively significant, mainly due to product specification and exchange rate differences caused by sales time difference. If the sales amount and quantity of GaAs substrates during the reporting period are combined, the price comparison will be as follows:

In RMB/piece

Item	Aggregation of 2019-2021
	Price for sales to AXT	AXT’s price for sales to other parties	Variation
GaAs substrates	391.18	377.11	3.73%

The difference between the price at which the Issuer sold GaAs substrates to AXT and AXT’s price for sales to end customers was small, because: GaAs substrates were highly competitive in the international market and its customers had strong bargaining power; in order

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to continue to expand GaAs substrates’ international market share, as long as the Issuer has obtained certain gross profits, the transaction price between the two parties is based on the price offered by AXT to other parties.

(1) Exchange rate fluctuation

As stated by the Company, the Issuer calculated the revenue from AXT based on the current weighted average exchange rate during which the transaction occurs, while AXT settled in JPY, USD, EUR, etc. on the one hand, and calculated the average price of its sales to other parties upon conversion at the ending exchange rate during the reporting period on the other hand. Thus, the comparison of the above prices was based on the trend of exchange rate fluctuations in each year. In 2019, the exchange rate of AXT was higher than that of the Company, so that the price of the products sold by the Company to AXT was lower than that of the same products sold by it to other parties; in 2020 and 2021, the exchange rate of AXT was lower than that of the Company, so that the price of the products sold by the Company to AXT was higher than that of the same products sold by it to other parties.

(2) Different sales time

As stated by the Company, as the time when the Company sold products to AXT was different from that when it sold products to other parties, there were differences in the specifications and unit price of the products sold by both parties at each phase of the reporting period. Meanwhile, during the reporting period, AXT settled payments with Osram and other customers by means by consignment, and adopted zero-inventory management. AXT could recognize the revenue only when the products were manufactured and claimed by it, resulting in the difference in the time of recognizing the revenue from products sold by Beijing Tongmei to AXT and the time of recognizing the revenue from products sold by AXT to Osram.

In summary, the difference between the price at which the Company sold GaAs substrates to AXT and AXT’s price for external sales is small, and the Company’s pricing on sales to AXT is reasonable.

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2.InP substrates

The price at which the Company sold InP substrates to AXT is lower than AXT’s price for sales to end customers, mainly because: in the early reporting period, AXT made a great contribution to the market development, customer maintenance and application development of InP substrates, and bore high costs and expenses.

Prior to 2015, due to the weak base of the domestic compound semiconductor industry, almost all of the Company’s InP substrates were sold to the overseas market. During the reporting period, with the rapid development of the domestic semiconductor industry, the domestic sales proportion of the Company’s InP substrates kept increasing, but the overseas market is still the Company’s main market of InP substrates at present. During the reporting period, the proportion of export quantity of the Company’s InP substrates was 79.88%, 77.18% and 59.77%, respectively. For a long time, AXT has mainly carried out market development, customer maintenance, application development and other work for the Company’s InP substrates in overseas markets, and has made a great contribution to the business of InP substrates.

The main customers of the Company’s InP substrates in overseas markets include IQE, Inc., Landmark Optoelectronics, Visual Photonics Epitaxy Co., Ltd., Win Semiconductor and other world-leading optical chip, optical module epilayer and device manufacturers. In order to ensure the stability of supply chain and smooth communication of process and R&D, the world’s leading optical chip, optical module epilayer and device companies prefer to purchase from overseas. At the beginning of the reporting period, AXT, as the subject of overseas sales and application development for the Company’s InP substrates, undertook the function of developing overseas customers and providing epitaxial performance matching research. During the reporting period, AXT’s sales and R&D expenditures were USD 4,508,400, USD 4,967,600 and USD 1,215,900, respectively, contributing significantly to overseas sales, customer maintenance and application development for InP substrates.

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For the above reasons, and based on the fact that the Company maintained a certain markup rate in the price of InP substrates sold to AXT, during the reporting period, the weighted average gross profit rate of InP substrates sold by the Company to AXT was 7.67%. Therefore, the price at which the Company sold InP substrates to AXT is reasonable.

3.Germanium substrates

On the whole, there is little difference between the price at which the Company sold products to AXT and AXT’s price for external sales in 2019 and 2020. The variation in 2021 was -10.73%, mainly due to the difference in product specification and exchange rate caused by sales time difference. AXT sold germanium substrates mainly to Osram, which implemented zero-inventory management mode. AXT could recognize revenue only when the products were used by its production personnel, so there was a difference between the revenue recognition period of germanium substrates sold by Beijing Tongmei to AXT and that of products sold by AXT to Osram. If the sales amount and quantity of germanium substrates during the reporting period are combined, the price comparison will be as follows:

In RMB/piece

Item	Aggregation of 2019-2021
	Price for sales to AXT	AXT’s price for sales to other parties	Variation
Germanium substrates	428.07	430.54	-0.57%

The difference between the price at which the Issuer sold germanium substrates to AXT and AXT’s price for sales to end customers was small, because: germanium substrates are mainly used for the production of germanium substrates GaAs solar cells, which are widely used in space power supply. In recent years, more manufacturers have joined the industry. In order to cope with increased competition and maintain market share, as long as the Issuer has obtained certain gross profits, the transaction price between the two parties is based on the price offered by AXT to other parties.

In summary, the difference between the price at which the Company sold germanium

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substrates to AXT and AXT’s price for external sales is small, and the Company’s pricing on sales to AXT is reasonable.

4.The Company no longer carries out related transactions with AXT, and there was no benefit transfer involved in the transactions between the Company and AXT during the reporting period, without material adverse impact on the Company

According to the statement of the Company and our lawyers’ communication and confirmation with the chairman, general manager and financial principal of the Issuer, the transaction mode and transaction price between the Company and AXT were determined by AXT’s organizational structure and long-term business development model. AXT, founded in California, the U.S. in December 1986, initially had a complete R&D and production system, and directly performed market exploitation. In 1998, AXT determined to start business in China; later, it gradually transferred its R&D and production system to China, and established Beijing Tongmei. Subsequently, AXT terminated its manufacturing operations in the U.S. and only retained overseas sales, overseas procurement and part of application research and development. The products sold by the Company to AXT were priced by a cost plus manner, which fixed the sales price; while AXT may enjoy certain price differences through selling the products to overseas customers, so as to ensure the normal operation of AXT and support its application development. At present, AXT-Tongmei has completed the business and customer transfer with AXT, and undertaken AXT’s overseas sales, purchase, and application development. AXT ceases to conduct sales business after performing the sales contracts signed prior to March 2021.

The Company held the Seventh Meeting and the Eleventh Meeting of the First Board of Directors for review of related transactions during the reporting period, which were approved by the general meeting of shareholders; the independent directors gave clear opinions on the legality of the review procedures performed for related transactions and the fairness of transaction prices during the reporting period.

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In addition, local tax authorities of the Company and its domestic subsidiaries have issued the “Compliance Certificate” or “Notification of Tax-related Information Inquiry Results”, which proved that “the Company declared and paid taxes in accordance with the relevant tax laws, regulations and normative documents during the reporting period; and there were no tax arrears or administrative penalties due to tax violations”.

In summary, the difference between the Company’s price for sales to AXT and AXT’s price for sales to end customers is reasonable. There was neither benefit transfer involved in the transactions between the Company and AXT nor adjustment of the Issuer’s profit through such related transactions, without material adverse impact on the Company. Since March 2021, the Company has sold products to overseas customers through AXT-Tongmei. AXT ceases to conduct sales business after performing the sales contracts signed prior to March 2021, and the related sales between the Company and AXT have been completely terminated.

(III) Verification procedures and opinions

With respect to the said matters, our lawyers performed the following verification procedures:

1. Inspecting the Company’s sales ledger to understand the products sold by the Company to AXT as well as the quantity, price and other information;

2. Inspecting AXT’s sales and procurement ledgers to learn information about AXT’s customers, sales prices and procurements from the Issuer;

3. Cross-comparing and analyzing the Company’s ledger for sales to AXT and AXT’s sales ledger to other parties;

4. Inspecting AXT’s main sales contracts, AXT’s sales related outbound delivery orders and statements, as well as AXT’s main procurement contracts, raw material warehouse warrants and other documents;

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5. Analyzing and comparing the price at which the Company sold products to AXT and the average selling price of products of the Company;

6. Inspecting industry reports issued by Yole Development, to learn the market share of the Company's products, the main usage of the products and other information;

7. Check the annual report of Yunnan Lincang Xinyuan Germanium Industry Co., Ltd., to learn the sales prices and other information of the Issuer's comparable companies in the same industry, and carry out a comparative analysis with the Company’s relevant data;

8. Communicating and confirming with relevant personnel of the Issuer and the controlling shareholder AXT and understanding the transactions between the Company and AXT; obtain the bank fund flow of the main beneficiary accounts and main payers of the Issuer and AXT, select samples to check the fund settlement of the Issuer and AXT, and check them with the Issuer's original bank receipt and payment vouchers;

9. Inspecting the materials of the board meetings and general meetings of shareholders related to the Company’s review of related transactions;

10. Inspecting the Analysis Report for Transfer Price issued by the transfer price consulting institution.

Upon verification, we believe that the difference between the Company’s price for sales to AXT and AXT’s price for sales to end customers is reasonable. There was neither benefit transfer involved in the transactions between the Company and AXT nor adjustment of the Issuer’s profit through such related transactions, without material adverse impact on the Company. Since March 2021, the Company has sold products to overseas customers through AXT-Tongmei. AXT ceases to conduct sales business after performing the sales contracts signed prior to March 2021, and the related sales between the Company and AXT have been completely terminated.

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II. Revision of Relevant Reply Content in the Letter of Inquiry and the Second-Round Letter of Inquiry

(I) About Q1 of the Letter of Inquiry: Asset Restructuring

The relevant contents of “I. Q1 of the Letter of Inquiry: Asset Restructuring” in Part I of the “Reply to the Letter of Inquiry” of the Supplementary Legal Opinion (I) are revised as follows:

“

(I) Whether the Issuer meets the requirements of relevant rules

3.Completion time of the asset restructuring

According to the industrial and commercial registration materials of the Restructured Party (the Acquired Entity), the relevant dates involved in the asset restructuring process of the Restructured Party (the Acquired Entity) are as follows:

Item	Chaoyang Tongmei	Baoding Tongmei	Nanjing Jinmei	Chaoyang Jinmei	Beijing Boyu
Date of Equity Transfer Agreement	December 25, 2020	December 25, 2020	December 25, 2020	December 25, 2020	December 29, 2020
Date of Resolution of Meeting of Board of Shareholders/Board of Directors	December 25, 2020	December 25, 2020	December 25, 2020	December 25, 2020	December 29, 2020
Date of Change of the Articles of Association	December 25, 2020	December 25, 2020	December 25, 2020	December 25, 2020	December 29, 2020
Industrial and Commercial Change Date	December 31, 2020	January 12, 2021	December 30, 2020	December 31, 2020	December 30, 2020

According to the Capital Increase Agreement signed between the Restructuring Party (Tongmei Limited) and the original shareholders of the Restructured Party (the Acquired Entity), the original shareholders of the Restructured Party shall obtain the new equity of the Restructuring Party subject to the completion of the industrial and commercial change

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registration of the capital increase and the acquisition of the business license. Tongmei Limited completed the industrial and commercial changes of the asset restructuring and obtained a new business license on December 29, 2020. Therefore, the original shareholders of the Restructured Party obtained the new equity of the Restructuring Party on December 29, 2020.

In combination with the provisions of the application guide of the Accounting Standards for Business Enterprises No. 20 - Business Combinations, the judgment criteria and actual conditions for the Restructuring Party (Tongmei Limited) to complete the control of the Restructured Party (the Acquired Entity) are as follows:

No.	Conditions for Control Transfer	Actual Situation of Control Transfer
1	The Business Merger Contract or Agreement has been approved by the General Meeting of Shareholders, etc.	The Equity Transfer Agreement has been reviewed and approved by the Board of Directors or Board of Shareholders and other authorities of all parties on December 25, 2020 or December 29, 2020
2	Business combinations to be examined and approved by the relevant national competent departments have been approved	This asset restructuring does not need to be approved by the relevant national departments
3	All parties involved in the merger have handled the necessary property rights handover procedures

The Equity Transfer Agreement has been signed on December 25, 2020 or December 29, 2020, and the parties confirm that the delivery of relevant equity has been completed on the date of signing of the Agreement

4	The Restructuring Party or Acquirer has paid most of the merger price (generally more than 50%), and has the ability and plan to pay the remaining amount

On December 29, 2020, the original shareholders of the Restructured Party obtained the new equity (restructuring consideration) of Tongmei Limited, so the Restructuring Party has paid all the restructuring consideration

5	The Restructuring Party or Acquirer has actually controlled the financial and operating policies of the Combined Party or the Acquiree, enjoying corresponding benefits and assuming corresponding risks

As of December 29, 2020, the Restructuring Party has actually controlled the financial and operating policies of the Restructured Party, enjoying the rights and obligations of the shareholders of the Restructured Party, enjoying the

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No.	Conditions for Control Transfer	Actual Situation of Control Transfer
corresponding benefits and assuming the corresponding risks

The control right of the Restructured Party (the Acquired Entity) has been transferred to the Issuer as of December 29, 2020 as mentioned in the above table. Therefore, the Company completed the reorganization of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei on December 29, 2020. The Company has operated for more than a complete fiscal year after completing the acquisition of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei.

2. Comparison of relevant financial indicators

According to the financial statements of the restructuring party (Tongmei Limited) and the restructured parties (acquired entities) during the reporting period provided by the Issuer, as well as the interview with the Issuer’s financial head by our lawyer, the calculation process for a comparison of relevant financial indicators of the parties in the assets restructuring is as follows:

In RMB0’000

Entity/Item	Total assets at the end of 2019	Operating revenues in 2019	Total profits in 2019
Beijing Tongmei A	80,072.95	35,728.47	-1,507.98
Baoding Tongmei B	28,635.15	1,953.43	-2,902.24
Chaoyang Tongmei C	24,219.28	2,470.16	-1,457.28
Chaoyang Jinmei D	7,005.23	1,095.62	360.31
Nanjing Jinmei E	9,340.66	5,781.28	942.58
Beijing Boyu F	12,659.92	9,492.30	1,541.82
Current account offset against the restructuring party G	-8,238.45	-8,856.82	-881.63
Total amount of the acquired entities H (=B+C+D+E+F+G)	73,621.79	11,935.97	-2,396.44
Proportion (=H/A)	91.94%	33.41%	158.92%

In accordance with the provisions of the Opinion on the Application of Article 12 of the Measures for the Administration of Initial Public Offerings and Listings Requiring that the

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Issuer’s Principal Business Has Not Changed Significantly in the Last 3 Years - Opinions No.3 on the Application of Securities and Futures Laws (the “Opinions on Application No. 3”), if the Issuer restructures the same, similar or relevant businesses under the same corporate controlling person during the reporting period, and the total assets of the restructured party at the end of the accounting year immediately preceding the restructuring or its operating income or total profits of preceding accounting year are not less than 100% of corresponding item of the Issuer prior to restructuring, the Issuer cannot apply for public offering until it has operated for an accounting year after restructuring so that investors can know the overall operation after restructuring. If there is any related transaction between the restructured party and the Issuer in the accounting year prior to the restructuring, the total assets, operating income or total profits shall be calculated based on the standard after deducting such transaction.

(II) Verification procedures and opinions

Our lawyers performed the following verification procedures to respond to the above matters:

1. Checked the resolutions of the meeting of the Board of Shareholders, the resolutions of the Board of Directors, the Articles of Association, the Equity Transfer Agreement, the Capital Increase Agreement, the Industrial and Commercial Registration Materials, the New Business License after change and other documents involved in the asset restructuring, checked the relevant provisions of the application guide of the Accounting Standards for Business Enterprises No. 20 - Business Combinations, and verified the completion time of the asset restructuring;

2. Checked the financial statements of the Restructuring Party (Tongmei Limited) and the Restructured Party (the Acquired Entity) provided by the Issuer during the Reporting Period, and calculated the proportion of the total assets of the Restructured Party at the end of the previous accounting year or the total operating income or profit of the previous accounting year in the corresponding items of the Issuer before the reorganization, and verified whether it complies with the relevant provisions of relevant laws and regulations, such as the Application Opinion No.3.

Upon verification, we believe that the Company completed the acquisition of five

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entities, including Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei on December 29, 2020, and has operated for more than a complete accounting year till now. The Company completed the acquisition of AXT-Tongmei in 2021, and the indicators of relevant entities in 2020 were lower than those of the corresponding items of the Issuer. The completion time of the asset restructuring and the comparison of relevant financial indicators complied with the relevant provisions of relevant laws and regulations.

”

(II) About Q2 of the Second-Round Letter of Inquiry: Business Restructuring

The relevant contents of “II. Q2 of the Second-Round Letter of Inquiry: Business Restructuring” of the Supplementary Legal Opinion (II) are revised as follows:

“

(III) Recalculation and comparison of indicators such as total assets, operating income and total profit of the parties to the restructuring in 2020 after inclusion of AXT-Tongmei into the scope of restructuring;

1. Calculated based on indicators of 2019

…

(2) Relevant indicators comply with relevant provisions of the Opinions No.3 on the Application of Securities and Futures Laws

It can be seen from the above that relevant indicators such as total assets at the end of 2019 and operating income for that year did not exceed 100%; that of total profit exceeded 100% in the calculation because both parties had negative profit, similar situations of which, however, were not included in the scope of indicators calculation. See the following discussion for details.

(3) Relevant cases in the market

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...

To sum up, in 2019, both the Issuer and the restructured party (after deducting the related transactions with Tongmei Limited) had a negative total profit, and the restructured party had a greater loss than Tongmei Limited. This restructuring led to no increase in the total profit of Tongmei Limited in 2019, and Tongmei Limited involved no fraudulent profits. Meanwhile, up to now, the Issuer has been operated for a full accounting year since completion of the restructuring.

…

(V) Verification procedures and opinions

Our lawyers performed the following verification procedures to respond to the above matters:

1. Checked the resolutions of the meeting of Board of Shareholders, the resolutions of the Board of Directors, the Articles of Association, the Equity Transfer Agreement, the Capital Increase Agreement, the Industrial and Commercial Registration Materials, the New Business License after change and other documents involved in the asset restructuring, the latest Articles of Association of Baoding Tongmei after the asset restructuring, the description and confirmation of the Company, and checked the relevant provisions of the application guide of the Accounting Standards for Business Enterprises No. 20 - Business Combinations, and verified the transaction process of Tongmei Limited acquiring Baoding Tongmei;

2. We checked the latest business license obtained by Tongmei Limited after the asset restructuring and the Letter of Confirmation on Asset Restructuring issued by the Issuer, Baoding Tongmei and AXT, interviewed the handling personnel of industrial and commercial change registration of Baoding Tongmei and the staff of the competent industrial and commercial department, and interviewed MORRIS SHEN-SHIH YOUNG, Chairman of Baoding Tongmei, and Liu Wensen, General Manager, and verified the basis on which the

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Company believes that the control right of Baoding Tongmei was realized on December 29, 2020;

3. Checked the financial statements of the Restructuring Party (Tongmei Limited) and the Restructured Party (the Acquired Entity) provided by the Issuer during the Reporting Period, and calculated the proportion of the total assets of the Restructured Party at the end of the previous accounting year or the total operating income or profit of the previous accounting year in the corresponding items of the Issuer before the reorganization, and verified whether it complies with the relevant provisions of relevant laws and regulations such as the Application Opinion No.3.

Upon verification, we believe that:

1. Tongmei Limited has gained control over Baoding Tongmei as of December 29, 2020, and the relevant basis is sufficient;

2. The asset restructuring in December 2020 and the acquisition of AXT-Tongmei were two restructuring acts implemented by the Company. The relevant indicators of the acquisition of AXT-Tongmei will not affect the indicators with respect to the Restructured Party’s proportion in the Issuer’s total assets, operating income or total profits in the Issuer’s asset restructuring in December 2020, the acquisition of AXT-Tongmei is not included in the scope of reorganization, and there is no situation to circumvent the Opinions on the Application of Securities and Futures Laws No.3；

3. In December 2020, the Issuer completed the acquisition of Beijing Boyu, Baoding Tongmei, Chaoyang Tongmei, Nanjing Jinmei and Chaoyang Jinmei, and has operated for more than a complete accounting year after the completion of the reorganization;

4. The Issuer completed the acquisition of AXT-Tongmei in 2021, and the total assets of the Restructured Party at the end of 2019 and 2020, as well as the total operating income and profits of 2019 and 2020 were lower than those of the corresponding items of the Issuer,

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which does not fall into the circumstance under which no application for issuance may be made until a complete accounting year has elapsed as stipulated in the Opinions on the Application of Securities and Futures Laws No.3.

”

This Supplementary Legal Opinion is in quadruplicate.

(End of the body text and followed by the signature and stamp page.)

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(No text in this page; it is the signature and stamp page for Supplementary Legal Opinion (III) of King & Wood Mallesons on the Initial Public Offering and STAR Market Listing of Shares of Beijing Tongmei Xtal Technology Co., Ltd.)

King & Wood Mallesons (seal)

Handling lawyers: XU Hui

YANG Zhenhua

WANG Anrong

Head: WANG Ling

July 4, 2022

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